      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 18, 1998

                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------
                                    Form S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------
                                      3590
            (Primary Standard Industrial Classification Code Number)

   (Exact name of registrant as     (State or other jurisdiction of    (I.R.S. Employer
    specified in its charter)       incorporation or organization)    Identification No.)
Coltec Industries Inc                   Pennsylvania                      13-1846375
AMI Industries, Inc.                    Colorado                          84-1045236
CII Holdings Inc                        Delaware                          13-3314412
Coltec Canada Inc                       Delaware                          13-3887111
Coltec Holdings Inc                     Delaware                          52-1571894
Coltec Industrial Products Inc          Delaware                          23-2825769
Coltec International Services Co        Delaware                          13-3895074
Coltec North Carolina Inc               North Carolina                    58-2043890
Coltec Technical Services Inc           Delaware                          13-3314406

   (Exact name of registrant as     (State or other jurisdiction of    (I.R.S. Employer
    specified in its charter)       incorporation or organization)    Identification No.)
Delavan Inc                             Delaware                          42-1467902
Garlock Inc                             Ohio                              13-2838953
Garlock International Inc               Delaware                          13-3035538
Garlock Overseas Corporation            Delaware                          16-1010822
Haber Tool Inc                          Michigan                          38-3147840
Jamco Products LLC                      Texas                             76-0559044
Menasco Aerosystems Inc                 Delaware                          13-3799120
Stemco Inc                              Texas                             06-0943080
Walbar Inc                              Delaware                          04-2895576

                             ROBERT J. TUBBS, ESQ.
                               3 COLISEUM CENTRE
                             2550 WEST TYVOLA ROAD
                             CHARLOTTE, N.C. 28217
                                 (704) 423-7000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                          GEORGE W. BILICIC, JR., ESQ.
                            CRAVATH, SWAINE & MOORE
                                WORLDWIDE PLAZA
                               825 EIGHTH AVENUE
                               NEW YORK, NY 10019
                                 (212) 474-1000
                      ------------------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]..........................

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]..........................
                      ------------------------------------
                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                      PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
             TITLE OF EACH CLASS                  AMOUNT TO BE         OFFERING PRICE           AGGREGATE          REGISTRATION
      OF SECURITIES TO BE REGISTERED(1)            REGISTERED           PER UNIT(1)           OFFERING PRICE          FEE(2)
---------------------------------------------------------------------------------------------------------------------------------
7 1/2% Senior Exchange Notes Due 2008........     $300,000,000              100%               $300,000,000          $88,500
---------------------------------------------------------------------------------------------------------------------------------
Guarantees of 7 1/2% Series B Senior Notes
  Due 2008(3)................................     $300,000,000              N/A                    N/A                 N/A
---------------------------------------------------------------------------------------------------------------------------------
  -------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee.
(2) Calculated pursuant to Rule 457(f) under the Securities Act of 1933, as amended (the "Securities Act").
(3) The subsidiaries of Coltec Industries Inc listed above will guarantee the
    7 1/2% Series B Senior Notes Due 2008 being registered hereby.
(4) Pursuant to Rule 457(n), no separate fee is required to be paid in respect of the guarantees of the 7 1/2% Series B Senior Notes Due 2008 being registered hereby.
                      ------------------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

PROSPECTUS         SUBJECT TO COMPLETION, DATED MAY 18, 1998
                                  $300,000,000
             Offer for all Outstanding 7 1/2% Senior Notes Due 2008
                                       of
                             COLTEC INDUSTRIES INC
              THE EXCHANGE OFFER WILL EXPIRE AT MIDNIGHT, NEW YORK
               CITY TIME ON             , 1998, UNLESS EXTENDED.
                               ------------------

    Coltec Industries Inc ("Coltec" or the "Company") hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange up to $300.0 million aggregate principal amount of its 7 1/2% Series B Senior Notes Due 2008 (the "Exchange Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus, constitutes a part, for a like principal amount of its 7 1/2% Senior Notes Due 2008 (the "Outstanding Notes" and, together with the Exchange Notes, the "Senior Notes") with the holders thereof. The terms of the Exchange Notes are identical in all material respects to the Outstanding Notes except for certain transfer restrictions and registration rights relating to the Outstanding Notes and except that, if the Exchange Offer is not consummated by October 13, 1998, the interest rate borne by the Outstanding Notes will increase by amounts specified herein until the Exchange Offer is consummated. The Exchange Notes will evidence the same indebtedness as the Outstanding Notes and will be issued under and entitled to the same benefits under the Indenture (as defined herein) as the Outstanding Notes. In addition, the Exchange Notes and the Outstanding Notes will be treated as one series of securities under the Indenture. The Outstanding Notes were issued on April 16, 1998 (the "Issue Date"), pursuant to an offering (the "Original Senior Notes Offering") exempt from registration under the Securities Act.

    Interest on the Exchange Notes will be payable on April 15 and October 15 of each year, commencing October 15, 1998. The Exchange Notes will be redeemable at any time, in whole or in part, at the option of the Company at the redemption price set forth herein and will not be entitled to the benefit of any sinking fund. The Exchange Notes will be senior obligations of the Company and will rank pari passu in right of payment with all existing and future senior obligations of the Company (including indebtedness under the Amended Credit Agreement (as defined herein)) and will rank senior in right of payment to all subordinated obligations of the Company. As of December 31, 1997, on a pro forma basis after giving effect to the Original Senior Notes Offering and the concurrent TIDES Offering (as defined herein) (collectively the "Offerings") and the application of the estimated net proceeds therefrom to reduce indebtedness under the Amended Credit Agreement, the Company would have had approximately $323.9 million of other senior indebtedness ($262.0 million of which would have been indebtedness outstanding under the Amended Credit Agreement). The Exchange Notes will be unconditionally guaranteed, jointly and severally, on a senior basis, by the Subsidiary Guarantors (as defined herein). The Subsidiary Guarantees (as defined herein) will be senior obligations of the Subsidiary Guarantors and will rank pari passu in right of payment with all existing and future senior obligations of the Subsidiary Guarantors (including guarantees of indebtedness under the Amended Credit Agreement) and will rank senior to all subordinated obligations of such Subsidiary Guarantors. The Subsidiary Guarantees may be released without action on the part of the holders of Senior Notes in certain circumstances. See "Description of the Senior Notes -- Guarantees". As of December 31, 1997, after giving effect to the Offerings and the application of the estimated net proceeds therefrom to reduce indebtedness under the Amended Credit Agreement, the Subsidiary Guarantors would have had approximately $262.0 million of other senior indebtedness (all of which would have been guarantees of indebtedness under the Amended Credit Agreement). The Indenture does not contain any limitation on the incurrence of additional indebtedness by the Company or its subsidiaries.

    The Exchange Notes and the Subsidiary Guarantees will be secured, subject to the provisions of the Amended Collateral Documents (as defined herein), equally and ratably with the indebtedness of the Company and the Subsidiary Guarantors under the Amended Credit Agreement and related documents and liability in connection with interest rate protection and other hedging agreements contemplated by the Amended Credit Agreement, by a security interest in the Collateral (as defined herein). The Collateral may be released without action on the part of the holders of Senior Notes in certain circumstances. See "Description of the Senior Notes -- Collateral". As of December 31, 1997, on a pro forma basis after giving effect to the Offerings and the application of the estimated net proceeds therefrom to reduce indebtedness under the Amended Credit Agreement, the Company and its subsidiaries would have had approximately $262.0 million of other secured indebtedness outstanding (all of which would have been indebtedness outstanding under the Amended Credit Agreement). See "Description of the Senior Notes".

    The Company will accept for exchange any and all Outstanding Notes that are validly tendered and not withdrawn on or prior to midnight, New York City time, on the date the Exchange Offer expires (the "Expiration Date"), which will be
      , 1998 (20 business days following the commencement of the Exchange Offer), unless the Exchange Offer is extended. Tenders of Outstanding Notes may be withdrawn at any time prior to midnight, New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Outstanding Notes being tendered for exchange. Outstanding Notes may be tendered only in integral multiples of $1,000. See "The Exchange Offer".

    For each Outstanding Note accepted for exchange, the holder of such Outstanding Notes will receive an Exchange Note having a principal amount equal to that of the surrendered Outstanding Note. Interest on the Exchange Notes will accrue from the last interest payment date on which interest was paid on the Outstanding Notes surrendered in exchange therefor, or if no interest has been paid on the Outstanding Notes surrendered in exchange therefor, or if no interest has been paid on the Outstanding Notes, from the Issue Date. Holders of Outstanding Notes whose Outstanding Notes are accepted for exchange will not receive any interest payment in respect of interest on such Outstanding Notes otherwise payable on any interest payment date the record date for which occurs on or after the consummation of the Exchange Offer. Consequently, holders who exchange their Outstanding Notes for Exchange Notes will receive the same interest payment on October 15, 1998 (the first interest payment date with respect to the Outstanding Notes and the Exchange Notes) that they would have received had they not accepted the Exchange Offer. See "the Exchange Offer -- Interest on the Exchange Notes".

                                                  (Cover continued on next page)
                               ------------------

  FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER THEIR OUTSTANDING NOTES FOR EXCHANGE NOTES IN THE EXCHANGE OFFER, SEE
                      "RISK FACTORS" BEGINNING ON PAGE 11.
                               ------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                The date of this Prospectus is           , 1997

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

(Cover continued from previous page)

    The Exchange Notes are being offered hereunder in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement (as defined herein). See "The Exchange Offer -- Consequences of Exchanging Outstanding Senior Notes" for a discussion of the Company's belief, based on interpretations by the staff of the Securities and Exchange Commission (the "SEC" or the "Commission") as set forth in no-action letters issued to third parties, as to the transferability of the Exchange Notes upon satisfaction of certain conditions. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any resale of Exchange Notes. See "Plan of Distribution".

    There is no established trading market for the Exchange Notes, and there can be no assurance regarding the future development of a market for the Exchange Notes, or the ability of the holders of the Exchange Notes to sell their Exchange Notes or the price at which such holders may be able to sell their Exchange Notes. The Company does not currently intend to list the Exchange Notes on any securities exchange or to seek approval for quotation of the Exchange Notes on any securities exchange or to seek approval for quotation of the Exchange Notes through any automated quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes.

    The Company will not receive any proceeds for the Exchange Offer. The Company will pay all of the expenses incident to the Exchange Offer. In the event the Company terminates the Exchange Offer and does not accept for exchange any Outstanding Notes, the Company will promptly return the Outstanding Notes to the holders thereof. See "The Exchange Offer".

                             AVAILABLE INFORMATION

     Coltec is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC" or the "Commission"). Such reports, proxy statements and other information filed by Coltec with the Commission may be inspected and copied at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, 13th floor, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Such reports and other information may also be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005 and the Pacific Exchange Incorporated (the "PSE"), 301 Pine Street, Suite 1104, San Francisco, California 94104.

     This Prospectus constitutes a part of a registration statement on form S-4 (the "Registration Statement") filed by the Company with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information contained in the Registration Statement and the exhibits and schedules thereto and reference is hereby made to the Registration Statement and exhibits and schedules thereto for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of any documents filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Coltec pursuant to the Exchange Act are incorporated in this Prospectus by reference:

          (i)   Annual Report on Form 10-K for the year ended December 31, 1997;

          (ii)   Quarterly Report on Form 10-Q for the period ended March 29,
     1998;

          (iii)  Current Report on Form 8-K, dated March 30, 1998;

          (iv)  Current Report on Form 8-K, dated April 8, 1998;

          (v)  Current Report on Form 8-K, dated April 14, 1998; and

          (vi)  Current Report on Form 8-K, dated May 15, 1998.

     All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Exchange Offer shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing of such documents.

     Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the above documents incorporated or deemed to be incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates) and any other information requested thereby as described above under "Available Information". Written or oral requests should be directed to the Company's principal executive office at: Coltec Industries Inc, 3 Coliseum Centre, 2550 West Tyvola Road, Charlotte, North Carolina 28217,
Attention: Corporate Secretary (telephone (704) 423-7000).

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Certain capitalized terms used but not defined are used as defined elsewhere in this Prospectus.

                                  THE COMPANY

     Coltec and its consolidated subsidiaries manufacture and sell a diversified range of highly engineered aerospace and industrial products primarily in the United States, Canada and Europe. Coltec's operations are conducted through its two principal segments -- Aerospace and Industrial. Through its Aerospace segment, which in 1997 accounted for approximately 42% of total Company sales and approximately 37% of total Company operating profit, Coltec is a leading manufacturer of landing gear systems, engine fuel controls, flight attendant and cockpit seats, turbine blades, fuel injectors, nozzles and related components for commercial and military aircraft. Through its Industrial segment, which in 1997 accounted for approximately 58% of total Company sales and approximately 63% of total Company operating profit, Coltec is a leading manufacturer of industrial seals, gaskets, packing products, self-lubricating bearings and oil seals and hubodometers for trucks and trailers and is a producer of technologically advanced spray nozzles for agricultural, home heating and industrial applications. Coltec also produces high-horsepower diesel engines for naval ships and diesel, gas and dual-fuel engines for electric power plants and produces air compressors and tooling for industrial applications.

     The Company derived approximately 50% of sales in 1997 from its aftermarket, or parts and services, business. Aftermarket sales tend to generate significantly higher margins and tend to be less affected by general economic cycles than the Company's sales of products to original equipment manufacturers ("OEMs"). In addition, management believes the Company is benefiting from several other industry trends which will help the Company achieve its growth and operating goals. These trends include strong growth in world airline fleets, preference by OEMs to source complex integrated systems rather than component parts, an increased preference to consolidate purchasing of consumable products from a single full line supplier and customer demand for integrated sales and service providers.

     In 1997, Coltec had sales and EBITDA (as defined herein) of $1,314.9 million and $236.2 million, an increase of 13.4% and 22.0%, respectively, from 1996. Year end 1997 backlog increased 29.1% to $875.6 million from $678.3 million at year end 1996. Coltec's common stock is listed on the NYSE, and based on the closing price of $23 1/2 per share on May 15, 1998, the Company had a total equity market capitalization of approximately $1,553.4 million.

                               BUSINESS STRATEGY

     The Company's strategy is to develop and maintain market leading positions and attractive margins for its products through technological innovation, cost efficiencies, product differentiation and superior quality and service. The Company emphasizes targeted development of highly engineered, value-added products designed to meet specific customer requirements. This emphasis enables the Company to maintain close, interactive relationships with major aircraft manufacturers as well as the Company's principal industrial customers and to develop new products in response to customer needs. Coltec views its superior customer responsiveness as one of its key competitive strengths. Successful introduction of new products, cost reductions, productivity improvements and selected divestitures have helped the Company maintain operating margins averaging more than 12.5% over the last five years.

     Through "Coltec 2000", the Company's three-year growth and operating plan, the Company has set specific growth and operating targets focused on achieving annual revenues of $2 billion by the year 2000 while maintaining the quality of earnings. The plan calls for substantial growth internally, complemented by strategic acquisitions which extend product offerings of the Company's existing businesses and leverage the Company's existing distribution network. The key elements of the plan are as follows:

     - Focus on Aftermarket -- For the year ended December 31, 1997, approximately 50% of the Company's sales were derived from the aftermarket. The Company's products sold in the aftermarket include industrial seals, hub systems and a variety of aftermarket parts used in the maintenance of engines, compressors, pumps and gas turbines. A broad and fragmented buyer base coupled with the critical nature of replacement parts generates sales with generally higher margins than sales to original equipment manufacturers. In addition, because the products are consumable in nature and are replaced over time, the aftermarket provides a stable source of income.

     - Develop New Products -- The Company believes that responsiveness to customer demands is a critical success factor in both its Aerospace and Industrial markets. As a result, the Company has undertaken a number of initiatives to reduce the time and cost of bringing new products to market and has established a long term objective of generating 50% of sales from products introduced within the prior five years. Recent new product and application introductions have included (i) landing gear systems for the Boeing 777, (ii) Power$ync II computerized controls for compressors, (iii) QuickSet(TM) 9001 packing systems and Tandem Seal(TM) industrial sealing products, (iv) the Raindrop Ultra agricultural spray nozzle, (v) new versions of FADEC electronic fuel controls for aircraft,
       (vi) fuel injectors for the Rolls-Royce RB211 which allowed the Company to enter the large jet engine market and (vii) the Company's Chandler Evans Control Systems Division's agreement to develop and utilize its advanced Variable Displacement Vane Pump technology in aircraft engine applications.

     - Focus on Globalization -- For the year ended December 31, 1997, approximately 10% of the Company's revenues were generated from outside of the United States and Canada. As part of its Coltec 2000 strategy, the Company seeks to grow its international operations, through a mix of internal growth and acquisitions. Given the global nature of many of the markets in which the Company competes, management believes that an increased global presence will lead to substantial operating efficiencies, as fixed development and operating costs can be amortized over a greater sales base. In terms of internal growth, the Company will emphasize the development and expansion of its international customer base, through the sale of products such as the fuel injectors to Rolls-Royce for the RB211 and the BMW aircraft engines. The Company has established sales and distribution capabilities in Asian and South American countries and will pursue international growth through complementary acquisitions such as its recent acquisition of Groupe Carbone Lorraine's sealing products business.

     - Total Systems Sourcing -- Management believes that many of the Company's largest customers, including The Boeing Company ("Boeing"), are placing increased emphasis on suppliers which are capable of providing integrated systems rather than component parts. The Company believes that its design and engineering competencies and cellular manufacturing processes provide a competitive advantage in the design and manufacture of integrated systems and are areas in which the Company will continue to invest. For example, in 1995 the Company supplied Boeing with non-integrated landing gear systems. However, in 1996 with the Boeing 737 and 757, Coltec began providing fully integrated landing gear which includes the installation of wheels, tires, brakes, hydraulics, electrical harnesses, lights and sensing systems on the base landing gear. In 1997, the Company began providing fully integrated landing gear for the Boeing 777 aircraft thereby increasing revenue by more than 20% per unit. The Company will begin providing fully integrated landing gear for the Boeing 767 in 1998.

     - Productivity Initiatives -- A number of productivity initiatives have been implemented which have been designed to reduce lead times, curtail scrap and enhance throughput, which are expected among other things, to improve inventory turns. Such initiatives have included the consolidation of multiple product lines into common production facilities and the relocation of the Company's Delavan Spray Technologies Division to new state-of-the-art facilities near major transportation hubs. Cycle time reductions have reduced required inventory levels while improving customer responsiveness. For example, during 1997, Walbar Arizona reduced cycle times on damper seal production by approximately 70%, while the Company's Menasco Division reduced production time for Boeing 737 landing gear main cylinders from 20 weeks to 12. The Company intends to continue to enhance its production processes through optimization of workflow, investment in upgraded manufacturing technologies and robotics, and related initiatives. In addition, all of the Company's major divisions are in the late stages of implementing new enterprise reporting systems. The new systems are enhancing shop floor reporting, materials management, order entry and cost evaluation and control. Management believes that these programs are leading to productivity and efficiency improvements and are having a positive impact on operating performance. The new enterprise systems have the added benefit of addressing year 2000 systems issues. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

     Coltec is a Pennsylvania corporation with its principal executive offices located at 3 Coliseum Centre, 2550 West Tyvola Road, Charlotte, North Carolina 28217. The telephone number of Coltec is (704) 423-7000.

                                 TIDES OFFERING

     Concurrently with the Original Senior Notes Offering, Coltec Capital Trust (the "Trust") offered and sold, by means of a separate offering circular (the "TIDES Offering"), 3,000,000 5 1/4% Convertible Preferred Securities (the "Convertible Preferred Securities"), liquidation preference $50 per Convertible Preferred Security, which are guaranteed to the extent set forth therein by, and convertible into common stock of, the Company. The Company issued to the Trust
5 1/4% Convertible Subordinated Deferrable Interest Debentures Due 2028 (the "TIDES Debentures"), which have an aggregate principal amount, interest, conversion and other terms substantially similar or analogous to those of the Convertible Preferred Securities. Indebtedness under the TIDES Debentures is unsecured and subordinated to the Senior Notes and all other Senior Debt (as defined in the Indenture relating to the TIDES Debentures) of the Company.

                               RECENT DEVELOPMENT

     On May 15, 1998, the Company completed the previously-announced sale of the capital stock of its Holley Performance Products subsidiary ("Holley") to Kohlberg & Co., L.L.C., a private merchant banking firm located in Mount Kisco, New York, for $100 million in cash. The proceeds from this acquisition were applied toward reducing debt. For 1997, Holley had gross revenues and operating income of approximately $99.0 million and $8.0 million, respectively.

                               THE EXCHANGE OFFER

     The Exchange Offer relates to the exchange of up to $300.0 million aggregate principal amount of Outstanding Notes for an equal aggregate principal amount of Exchange Notes. The Exchange Notes will evidence the same indebtedness as the Outstanding Notes and will be issued under and entitled to the same benefits as the Outstanding Notes under the Indenture (the "Indenture"), dated as of April 16, 1998 among the Company, the Subsidiary Guarantors and Bankers Trust Company, as Trustee (the "Trustee"). In addition, the Exchange Notes and the Outstanding Notes will be treated as one series of securities under the Indenture.

Securities Offered.........  Up to $300.0 million aggregate principal amount of
                             7 1/2% Senior Exchange Notes Due 2008, which have been registered under the Securities Act. The terms of the Exchange Notes are identical in all material respects to the Outstanding Notes except for certain transfer restrictions and registration rights relating to the Outstanding Notes and except that, if the Exchange Offer is not consummated on or prior to October 13, 1998, the interest rate borne by the Outstanding Notes will increase by amounts specified herein until the Exchange Offer is consummated. See "Description of the Senior Notes -- Registered Exchange Offer; Registration Rights".

The Exchange Offer.........  The Exchange Notes are being offered in exchange for a like principal amount of Outstanding Notes validly tendered pursuant to the Exchange Offer. As of the date hereof, $300.0 million in aggregate principal amount of Outstanding Notes are outstanding. The Company will issue the Exchange Notes to tendering holders of Outstanding Notes on or promptly after the Expiration Date. The issuance of the Exchange Notes is intended to satisfy the obligations of the Company contained in the Registration Rights Agreement. For procedures on tendering, see "The Exchange Offer" and "Description of the Senior Notes -- Registered Exchange Offer; Registration Rights".

Expiration of the
  Exchange Offer...........  Midnight, New York City time, on             ,
                             1998, unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended. See "The Exchange Offer -- Terms of the
                             Exchange Offer; Period of Tendering Outstanding
                             Notes".

Tenders; Withdrawal........  The tender of Outstanding Notes pursuant to the
                             Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Outstanding Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Conditions to the
  Exchange Offer...........  The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the Commission. There can be no assurance that any such condition will not occur. Holders of Outstanding Notes will have certain rights under the Registration Rights Agreement should the Company fail to consummate the Exchange Offer. See "The Exchange Offer -- Certain Conditions to the Exchange Offer".

United States Taxation
  Considerations...........  The exchange pursuant to the Exchange Offer should not be a taxable event for Federal income tax purposes. See "United States Taxation".

Exchange Agent.............  Bankers Trust Company, the Trustee under the
                             Indenture, is serving as the exchange agent (the "Exchange Agent") in connection with the Exchange Offer.

Use of Proceeds............  There will be no cash proceeds payable to the
                             Company from the issuance of the Exchange Notes pursuant to the Exchange Offer. See "Use of Proceeds" for a description of the use of proceeds from the issuance of the Outstanding Notes.

                  CONSEQUENCES OF EXCHANGING OUTSTANDING NOTES

     Holders of Outstanding Notes who do not exchange their Outstanding Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the provisions of the Indenture regarding transfer and exchange of the Outstanding Notes and the restrictions on transfer of such Outstanding Notes as set forth in the legend thereon as a consequence of the issuance of the Outstanding Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Outstanding Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register Outstanding Notes under the Securities Act. Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Exchange Notes. However, the Company does not intend to request the Commission to consider, and the Commission has not considered, the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder, other than a broker-dealer, must acknowledge that (i) the Exchange Notes received by such holder will be acquired in the ordinary course of its business, (ii) at the time of the consummation of the Exchange Offer such holder will have not engaged in, and does not intend to engage in, a distribution of Exchange Notes and has no arrangement or understanding to participate in a distribution of Exchange Notes and (iii) such holder is not an affiliate of the Company within the meaning of Rule 405 of the Securities Act or if it is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable. If any holder is an affiliate of the Company, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution". However, to comply with state securities laws, the Exchange Notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. The offer and sale of the Exchange Notes to "qualified institutional buyers" (as such term is defined under Rule 144A of the Securities
Act) is generally exempt from registration or qualification under state securities laws. The Company currently does not intend to register or qualify the sale of the Exchange Notes in any state where an exemption from registration or qualification is required and not available. See "The Exchange
Offer -- Consequences of Failure to Exchange and Requirements for Transfer of Exchange Notes".

                     SUMMARY DESCRIPTION OF EXCHANGE NOTES

Securities Offered.........  $300.0 million aggregate principal amount of 7 1/2%
                             Series B Senior Notes Due April 15, 2008 of Coltec Industries Inc.

Maturity Date..............  April 15, 2008.

Interest Payment Dates.....  April 15 and October 15 of each year, commencing
                             October 15, 1998. Interest on the Exchange Notes will accrue from the last interest payment date on which interest was paid on the Outstanding Notes surrendered in exchange therefor, or if no interest has been paid on the Outstanding Notes, from the Issue Date. Holders of Outstanding Notes whose Outstanding Notes are accepted for exchange will not receive any payment in respect of interest on such Outstanding Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer. Consequently, holders who exchange their Outstanding Notes for Exchange Notes will receive the same interest payment on October 15, 1998 (the first interest payment date with respect to the Senior Notes) that they would have received had they not accepted the Exchange Offer. See "The Exchange Offer -- Interest on the Exchange Notes".

Optional Redemption........  The Senior Notes are redeemable, in whole or in part, at any time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of such Senior Notes and
                             (ii) the sum of the present value of the remaining scheduled payments of principal and interest thereon from the redemption date to the maturity date, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 37.5 basis points, plus accrued interest thereon to the date of redemption. The Senior Notes are not entitled to the benefit of any sinking fund.

Ranking....................  The Senior Notes are senior obligations of the
                             Company and will rank pari passu in right of payment with all existing and future senior obligations of the Company (including indebtedness under the Amended Credit Agreement) and will rank senior in right of payment to all subordinated obligations of the Company. As of December 31, 1997, on a pro forma basis after giving effect to the Offerings and the application of the estimated net proceeds therefrom to reduce indebtedness under the Amended Credit Agreement, the Company would have had approximately $323.9 million of other senior indebtedness ($262.0 million of which would have been indebtedness outstanding under the Amended Credit Agreement). The Indenture does not contain any limitation on the incurrence of additional indebtedness by the Company.

Guarantees.................  The Senior Notes are unconditionally guaranteed, jointly and severally, on a senior basis, by the Subsidiary Guarantors. The Subsidiary Guarantees will be senior obligations of the Subsidiary Guarantors and will rank pari passu in right of payment with all existing and future senior obligations of the Subsidiary Guarantors (including guarantees of indebtedness under the Amended Credit Agreement) and will rank senior to all subordinated obligations of such Subsidiary Guarantors. The Subsidiary Guarantees may be released without action on the part of the holders of Senior Notes in certain circumstances. As of December 31, 1997, on a pro forma basis after giving effect to the Offerings and the application of the estimated net proceeds therefrom to reduce indebtedness under the Amended Credit Agreement, the Subsidiary Guarantors would have had approximately

                             $262.0 million of other senior indebtedness (all of which would have been guarantees of indebtedness under the Amended Credit Agreement). The Indenture relating to the Senior Notes does not contain any limitation on the incurrence of additional indebtedness by the Company's subsidiaries.

Security...................  The Senior Notes and the Subsidiary Guarantees are
                             secured, subject to the provisions of the Amended Collateral Documents, equally and ratably with the indebtedness of the Company and the Subsidiary Guarantors under the Amended Credit Agreement and related documents and liabilities in connection with interest rate protection and other hedging agreements contemplated by the Amended Credit Agreement, by a security interest in the Collateral. The Collateral may be released without action on the part of the holders of Senior Notes in certain circumstances. As of December 31, 1997, after giving effect to the Offerings and the application of the estimated net proceeds therefrom to reduce indebtedness under the Amended Credit Agreement, the Company and its subsidiaries would have had approximately $262.0 million of other secured indebtedness outstanding (all of which would have been indebtedness outstanding under the Amended Credit Agreement). For a description of the Collateral and the Amended Collateral Documents, see "Description of Other Indebtedness" and "Description of the Senior Notes".

Restrictive Covenants......  The Indenture contains certain covenants that limit
                             (i) the granting of certain additional liens without securing the Senior Notes equally and ratably, (ii) the entering into of certain sale and leaseback transactions and (iii) certain consolidations, mergers and transfers of assets. However, these limitations are subject to a number of important qualifications. See "Description of the Senior Notes -- Certain Covenants" and
                             "-- Merger, Consolidation or Sale of Assets".

Use of Proceeds............  There will be no cash proceeds to the Company from the Exchange Offer.

                 SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

    The following table sets forth summary consolidated financial and other data of Coltec for the five years ended December 31, 1997 and for three months ended March 30, 1998 and March 29, 1998. The information should be read in conjunction with Coltec's consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus and incorporated by reference herein. The statement of earnings data and other financial data for 1993, 1994 and 1995 have been restated to reflect the sale of the Company's automotive original equipment components business in 1996, which was accounted for as a discontinued operation. The summary consolidated financial and other data, with the exception of order backlog, at and for the years ended December 31, 1993 through 1997, were derived from the consolidated financial statements of Coltec which have been audited by Arthur Andersen LLP, independent public accountants. The selected consolidated financial and other data, with the exception of order backlog, at and for the three months ended March 30, 1997 and March 29, 1998 were derived from the unaudited consolidated financial statements of Coltec which are incorporated by reference herein.

                                                                                                          THREE MONTHS ENDED
                                                                YEARS ENDED DECEMBER 31,                 ---------------------
                                                  ----------------------------------------------------   MARCH 30,   MARCH 29,
                                                    1993       1994       1995       1996       1997       1997        1998
                                                  --------   --------   --------   --------   --------   ---------   ---------
                                                                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
STATEMENT OF EARNINGS DATA:
Net sales.......................................  $1,061.4   $1,000.2   $1,099.6   $1,159.7   $1,314.9   $  309.2    $  374.4
Cost of goods sold..............................     703.9      648.3      744.2      811.1      898.3      211.7       260.1
                                                  --------   --------   --------   --------   --------   --------    --------
Gross profit....................................     357.5      351.9      355.4      348.6      416.6       97.5       114.3
Selling and administrative......................     183.8      186.7      186.4      191.0      218.8       52.6        61.0
Special charge(a)...............................      25.2         --       27.0         --         --         --          --
                                                  --------   --------   --------   --------   --------   --------    --------
Operating income(b).............................     148.5      165.2      142.0      157.6      197.8       44.9        53.3
Interest expense and other, net.................     110.2       89.5       89.9       74.9       54.0       12.4        15.1
Income taxes....................................      13.7       27.2       17.6       28.1       48.9       11.0        13.0
                                                  --------   --------   --------   --------   --------   --------    --------
Earnings from continuing operations before
  extraordinary item(b).........................      24.6       48.5       34.5       54.6       94.9       21.5        25.2
Discontinued operations(c)......................      40.6       45.5       36.7       57.1         --         --          --
Extraordinary item(d)...........................     (17.8)      (1.5)       (.3)     (30.6)        --         --          --
                                                  --------   --------   --------   --------   --------   --------    --------
Net earnings....................................  $   47.4   $   92.5   $   70.9   $   81.1   $   94.9   $   21.5    $   25.2
                                                  ========   ========   ========   ========   ========   ========    ========
Earnings (loss) per common share:(e)
  Before extraordinary item.....................  $    .35   $    .70   $    .49   $    .79   $   1.42   $    .32    $    .38
  Discontinued operations.......................       .59        .65        .53        .82         --         --          --
  Extraordinary item............................      (.26)      (.02)        --       (.44)        --         --          --
                                                  --------   --------   --------   --------   --------   --------    --------
Net earnings per share..........................  $    .68   $   1.33   $   1.02   $   1.17   $   1.42   $    .32    $    .38
                                                  ========   ========   ========   ========   ========   ========    ========
BALANCE SHEET DATA (AT END OF PERIOD):
Working capital.................................  $  163.1   $  189.6   $  208.9   $  215.6   $  187.9   $  217.2    $  228.4
Total assets....................................     796.5      847.5      894.5      849.5      933.0      851.9     1,076.1
Total debt......................................   1,033.6      970.1      945.8      720.3      759.4      731.3       860.0
Shareholders' equity............................    (625.5)    (525.6)    (453.8)    (417.0)    (359.2)    (413.7)     (335.2)
OTHER FINANCIAL DATA:
EBITDA(f).......................................  $  197.5   $  207.3   $  184.1   $  193.6   $  236.2   $   53.4    $   65.7
Capital expenditures............................      38.6       38.2       42.5       44.6       81.2       13.6        15.0
Order backlog (at end of period)(g).............     598.6      594.2      657.1      678.3      875.6      805.9       968.2
Ratio of earnings to fixed charges(h)...........      1.3x       1.8x       1.6x       2.1x       3.5x       3.5x        3.4x
Ratio of EBITDA to interest expense(i)..........      1.8x       2.3x       2.0x       2.6x       4.4x       4.3x        4.4x
Ratio of total debt to EBITDA(j)................      5.2x       4.7x       5.1x       3.7x       3.2x      13.7x       13.1x

---------------

(a) In 1997, Coltec incurred a special charge of $10.0 million for the restructuring of its Industrial segment. In 1997, the remaining $10.0 million accrual for the 1995 special charge was reversed. In 1995, Coltec incurred a special charge of $27.0 million primarily to cover the costs of closing the Walbar compressor blade facility in Canada. The charge also covered selected workforce reductions throughout the Company. In 1993, Coltec incurred a special charge of $25.2 million to cover the cost of consolidation and rearrangement of certain manufacturing facilities and related workforce reductions primarily in the Aerospace segment.

(b) Operating income for 1996 included a charge of $14.2 million related to the bankruptcy of Fokker Aircraft B.V. ("Fokker"), a major aerospace customer of Coltec.

(c) See note 2 to the consolidated financial statements of Coltec included elsewhere in this Prospectus.

(d) See note 3 to the consolidated financial statements of Coltec included elsewhere in this Prospectus. Extraordinary charges relate to either early retirement of debt or debt refinancings.

(e) Represents diluted earnings per common share. See note 5 to the consolidated financial statements of Coltec included elsewhere in this Prospectus. The Company's reported earnings per common share for 1996, 1995, 1994 and 1993 equaled diluted earnings per share as set forth in Statement of Financial Accounting Standards No. 128.

(f) "EBITDA" as used herein means earnings from continuing operations before extraordinary item plus interest expense, taxes, depreciation and amortization. EBITDA is presented because the Company believes that it is a widely accepted indicator of cash flow and a company's ability to incur and service indebtedness. However, EBITDA should not be considered as a measure of operating performance or as an alternative to, or more meaningful than, operating income, net income or cash flows from operations (as measured by U.S. generally accepted accounting principles). EBITDA for 1993 would have been $222.7 million excluding the special charge of $25.2 million described in note (a) above. EBITDA for 1995 would have been $211.1 million excluding the $27.0 million special charge described in note (a) above.

(g) Of the $875.6 million backlog at December 31, 1997, $267.2 million was scheduled to be shipped after 1998.

(h) For purposes of calculating the ratio of earnings to fixed charges, earnings are determined by adding fixed charges (excluding capitalized interest) and income taxes to earnings from continuing operations before extraordinary item. Fixed charges consist of interest expense, capitalized interest and that portion of rental expense deemed to be representative of the interest factor.

(i) The ratio of EBITDA to interest expense for 1993 and 1995, based upon EBITDA of $222.7 million and $211.1 million, respectively, as described in note (f) above, would have been 2.0x and 2.3x, respectively.

(j) The ratio of total debt to EBITDA for 1993 and 1995, based upon EBITDA of $222.7 million and $211.1 million, respectively, as described in note (f) above, would have been 4.6x and 4.5x, respectively.

                                  RISK FACTORS

     Prospective holders of the Exchange Notes should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following factors.

     This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact included in this Prospectus, including, without limitation, the statements under "Prospectus Summary", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" and located elsewhere herein regarding industry prospects, the Company's prospects and the Company's financial position are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations (the "Cautionary Statements") are disclosed in this Prospectus, including, without limitation, those factors described below. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

SUBSTANTIAL LEVERAGE; SHAREHOLDERS' DEFICIT

     As of December 31, 1997, Coltec's total indebtedness was $759.4 million. At such date, Coltec had total assets of $933.0 million and a shareholders' deficit of $359.2 million. As of December 31, 1997 after giving effect to the Offerings and use the estimated net proceeds therefrom to reduce indebtedness under the Amended Credit Agreement, Coltec's indebtedness would have been $623.9 million.

     The degree to which Coltec is leveraged could have important consequences to the holders of Senior Notes. Coltec's substantial indebtedness could materially adversely limit its capacity to respond to changing business and economic conditions. Insofar as changing business and economic conditions may affect the financial condition and financing requirements of Coltec, they could impose significant risks to the holders of the securities offered hereby. Furthermore, the ability of Coltec to satisfy its obligations and to service, repay or refinance its debt will be dependent upon the future performance of Coltec, which will be subject to prevailing economic conditions and to financial, business and other factors, including factors beyond the control of Coltec, affecting the business and operations of Coltec.

RESTRICTIONS IMPOSED BY TERMS OF THE COMPANY'S INDEBTEDNESS

     The Amended Credit Agreement imposes significant operating and financial restrictions on Coltec. Such restrictions affect, and in many respects significantly limit or prohibit, among other things, the ability of Coltec to incur additional indebtedness, create liens, sell assets, engage in mergers and acquisitions, make certain capital expenditures or pay dividends. These restrictions, in combination with the highly leveraged nature of Coltec, could limit the ability of Coltec to effect future financings and otherwise limit future business activities, which, in each case, could have a material adverse effect on Coltec. See "Description of Other Indebtedness".

CYCLICAL BUSINESS; GOVERNMENT CONTRACTS

     The Aerospace, Industrial and other business sectors to which Coltec sells its products are, to varying degrees, cyclical and have historically experienced periodic downturns, which often have had a negative effect on demand for Coltec's products. Prior downturns have resulted in negative effects on Coltec's net sales, gross margin and net income. Although Coltec believes that, by concentrating on products with strong aftermarket demand, it has reduced its exposure to such business downturns, any future material weakness in demand in any of these industries could have a material adverse effect on the business, financial condition and results of operations of Coltec. See "Management's Discussion and Analysis of Financial Condition and Results of Operations". Additionally, many of Coltec's competitors have substantially greater financial resources than Coltec and may be better able to withstand the effects of such periodic downturns.

     Certain of the contracts under which Coltec is a supplier, including those with commercial aviation manufacturers and the United States government, contain provisions allowing for early termination, including termination due to lack of congressional appropriation or for convenience. In addition, substantially all of Coltec's government contracts are fixed-price contracts under which Coltec agrees to perform the work for a fixed price and, accordingly, realizes all the benefit or detriment occasioned by decreased or increased costs of performing the contracts. From time to time, Coltec accepts fixed-price contracts for products that have not been previously developed. In such cases, Coltec is subject to the risk of delays and cost overruns. See "Business -- Contract Risks".

ASBESTOS LITIGATION

     The historical business operations of Coltec have resulted in a substantial volume of asbestos litigation, in which plaintiffs have alleged personal injury or death as a result of exposure to asbestos fibers in a number of products which were manufactured or distributed by two of the Company's subsidiaries. While the Company believes that several factors, including agreed upon funding agreements with its insurance carriers, will provide resources sufficient to meet the vast majority of the currently anticipated costs and expenses associated with this litigation, the large volume of current and potential future asbestos claims, the depletion of insurance coverage of a small non-operating subsidiary, the payment of some non-insured litigation costs and the unavailability of insurance for claims alleging first exposure to asbestos after July 1, 1984 may result in liabilities to the Company in the future that could have a material adverse effect on the Company's business, financial condition and results of operations. See "-- Potential Exposure to Environmental Liabilities" below and "Business -- Legal Proceedings -- Asbestos Litigation".

POTENTIAL EXPOSURE TO ENVIRONMENTAL LIABILITIES

     Coltec is subject to various federal, state and local environmental laws, ordinances and regulations, including those governing discharges of pollutants into the air and water, the storage, handling and disposal of solid wastes, hazardous wastes and hazardous substances and the health and safety of employees ("Environmental Laws"). Violations of Environmental Laws could result in liability for government penalties, claims by third parties for personal injury and property damage, costs of investigation and remediation of contamination and the cost of natural resource damage. Agencies responsible for enforcing Environmental Laws have authority to impose significant civil or criminal penalties for non-compliance. Coltec believes it is currently in material compliance with all applicable requirements of Environmental Laws, but there can be no assurance that some future non-compliance will not result in the imposition of significant liabilities.

     Future events, such as new information concerning past releases of hazardous substances, changes in existing Environmental Laws or their interpretation, and more rigorous enforcement by regulatory authorities, may give rise to additional expenditures, compliance requirements or liabilities that could have a material adverse effect on the business, financial condition and results of the operations of Coltec. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations -- Environmental Matters" and "Business -- Environmental Matters".

COLLATERAL

     The Senior Notes are secured, equally and ratably, with indebtedness under the Amended Credit Agreement and related documents and liabilities in connection with interest rate protection and other hedging agreements contemplated by the Amended Credit Agreement, by a security interest in the Collateral pursuant to the Amended Collateral Documents. The Amended Collateral Documents may be amended to, among other things, secure additional extensions of credit or add additional secured creditors without the consent of the Senior Noteholders or the Trustee under the Indenture. See "Description of Other Indebtedness -- The Amended Credit Agreement -- Collateral" for a description of the Collateral and the Amended Collateral Documents.

     In the event of foreclosure on the Collateral, the proceeds from the sale of the Collateral may not be sufficient to satisfy the Company's obligations under the Senior Notes and the Amended Credit Agreement in full. The amount to be received upon such a sale would be dependent upon numerous factors including the timing and the manner of the sale. In addition, the book value of the Collateral should not be relied upon as a measure of realizable value. By its nature, the Collateral will be illiquid and may have no readily ascertainable market value.

Accordingly, there can be no assurance that the Collateral can be sold in a short period of time. A significant portion of the Collateral includes assets which may only be usable as part of the existing operating businesses of the Company. Accordingly, any such sale of the Collateral, including the real property portion thereof, separate from the sale of certain of the Company's operating businesses, may not be feasible or of significant value. To the extent that third parties enjoy Permitted Liens (as defined herein) or liens otherwise permitted under the Indenture, such third parties may have rights and remedies with respect to the property subject to such permitted Liens that, if exercised, could adversely affect the value or availability of the Collateral. In addition, the ability of the holders of Senior Notes to realize upon any of the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy.

     Under the Amended Collateral Documents, the control of foreclosure proceedings, the enforcement and amendment of the Amended Collateral Documents and the right to take other actions with respect to the Collateral belong solely to the Collateral Agent and the lenders under the Amended Credit Agreement. The lenders under the Amended Credit Agreement may release Collateral, in whole or in part, from time to time, and in such event, the Collateral so released will be automatically released as security for the Senior Notes without any action on the part of the Trustee or the Senior Noteholders. In addition, all Collateral under the Amended Credit Agreement and the Amended Collateral Documents will be automatically released upon the Company's long-term indebtedness being rated BBB- by Standard & Poor's Ratings Group and Baa3 by Moody's Investors Service, Inc., and in such event, all Collateral securing the Senior Notes will also be automatically released without any action on the part of the Trustee or the Senior Noteholders. See "Description of Other Indebtedness -- The Amended Credit Agreement -- Collateral".

CERTAIN SUBSIDIARIES NOT INCLUDED AS SUBSIDIARY GUARANTORS

     The Subsidiary Guarantors include only the domestic subsidiaries of the Company that have guaranteed the Company's obligations under the Amended Credit Agreement. However, the consolidated financial information included in this Offering Circular is presented on a consolidated basis, including both domestic and foreign subsidiaries of the Company. See note 20 to the Company's consolidated financial statements included elsewhere in this Prospectus for Subsidiary Guarantor financial information.

LACK OF PUBLIC MARKET FOR THE EXCHANGE NOTES

     The Outstanding Notes are currently owned by a small number of beneficial owners. The Outstanding Notes have not been registered under the Securities Act and are subject to significant restrictions on resale. The Exchange Notes will be a new issue of securities for which there is currently no trading market. There can be no assurance regarding the future development of a market for the Exchange Notes, or the ability of holders of the Exchange Notes to sell their Exchange Notes or the price at which holders may be able to sell their Exchange Notes. If the Exchange Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions and the financial condition and performance of, and prospects for, the Company. To the extent that Outstanding Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Outstanding Notes could be adversely affected. The Company does not intend to apply for listing of the Exchange Notes on any securities exchange, or for quotation of the Exchange Notes on any automated quotation system.

     Historically, the market for non-investment grade debt securities has from time to time been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that the market for the Senior Notes will not be subject to similar disruptions. Any such disruptions may have an adverse effect on the holders of the Senior Notes and the Exchange Notes.

EXCHANGE OFFER PROCEDURES

     Issuance of the Exchange Notes in exchange for Outstanding Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company of Outstanding Notes, a properly completed and duly executed Letter of Transmittal or an Agent's Message (as defined herein) in lieu thereof and all other required documents.

Therefore, holders of the Outstanding Notes desiring to tender their Outstanding Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Outstanding Notes for exchange. Outstanding Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions on transfer thereof. See "The Exchange Offer".

CONSEQUENCES OF FAILURE TO EXCHANGE AND REQUIREMENTS FOR TRANSFER OF EXCHANGE NOTES

     Holders of Outstanding Notes who do not exchange their Outstanding Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Outstanding Notes and the restrictions on transfer of such Outstanding Notes as set forth in the legend thereon as a consequence of the issuance of the Outstanding Notes pursuant to exemptions from or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Outstanding Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register Outstanding Notes under the Securities Act. Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Exchange Notes. However, the Company does not intend to request the Commission to consider, and the Commission has not considered, the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder, other than a broker-dealer, must acknowledge that (i) the Exchange Notes received by such holder will be acquired in the ordinary course of its business, (ii) at the time of the consummation of the Exchange Offer such holder will have not engaged in, and does not intend to engage in, a distribution of Exchange Notes and has no arrangement or understanding to participate in a distribution of Exchange Notes and (iii) such holder is not an affiliate of the Company within the meaning of Rule 405 of the Securities Act or if it is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable. If any holder is an affiliate of the Company, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirement of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution". However, to comply with state securities laws, the Exchange Notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. The offer and sale of the Exchange Notes to "qualified institutional buyers" (as such term is defined under Rule 144A of the Securities
Act) is generally exempt from registration or qualification under state securities laws. The Company currently does not intend to register or qualify the sale of the Exchange Notes in any state where an exemption from registration or qualification is required and not available. See "The Exchange
Offer -- Consequences of Failure to Exchange and Requirements for Transfer for Exchange Notes".

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OUTSTANDING NOTES

     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, the Company will accept for exchange Outstanding Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term
"Expiration Date" means midnight, New York City time, on           , 1998;
provided, however, that if the Company, in its sole discretion, has extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

     As of the date of this Prospectus, $300.0 million aggregate principal amount of the Outstanding Notes is outstanding. This Prospectus, together with
the Letter of Transmittal, is first being sent on or about           , 1998, to
all holders of Outstanding Notes known to the Company. The Company's obligation to accept Outstanding Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth below under "-- Certain Conditions to the Exchange Offer".

     The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer remains open, and thereby delay acceptance for exchange of any Outstanding Notes, by giving oral or written notice of such extension in the manner described below. During any such extension, all Outstanding Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Outstanding Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

     Outstanding Notes tendered in the Exchange Offer must be in denominations of principal amounts of $1,000 and any integral multiples thereof.

     The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Outstanding Notes not theretofore accepted for exchange, upon the occurrence of any of the events specified below under "-- Certain Conditions to the Exchange Offer". The Company will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Outstanding Notes as promptly as practicable, such notice in the case of any extension to be issued by means of press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING OUTSTANDING NOTES

     The tender to the Company of Outstanding Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Outstanding Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal or (in the case of a book-entry transfer) an Agent's Message in lieu of such Letter of Transmittal, to the Exchange Agent at the address set forth below under "-- Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Outstanding Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Outstanding Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company ("DTC" or the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date with the Letter of Transmittal or Agent's Message in lieu of such Letter of Transmittal, or (iii) the holder must comply with the guaranteed delivery procedures described below. The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility to and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by, and makes the representations and warranties contained in, the Letter of Transmittal and that the Company may enforce such Letter of Transmittal against such participant. THE METHOD OF DELIVERY OF THE OUTSTANDING NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO THE COMPANY.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or a firm which is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (collectively, "Eligible Institutions"), unless the Outstanding Notes tendered pursuant thereto are tendered (i) by a registered holder of the Outstanding Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. If Outstanding Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Outstanding Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by, the registered holder with the signature thereon guaranteed by an Eligible Institution.

     If the Letter of Transmittal is signed by a person other than the registered holder or holders of any Outstanding Notes listed therein, such Outstanding Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name of the registered holder or holders appears on the Outstanding Notes.

     If the Letter of Transmittal or any Outstanding Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Outstanding Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Outstanding Notes not properly tendered or to not accept any particular Outstanding Notes the Company's acceptance of which would, in the opinion of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Outstanding Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Outstanding Notes in the Exchange Offer). The Company's interpretation of the terms and conditions of the Exchange Offer as to any particular Outstanding Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions therein) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Outstanding Notes nor shall any of them incur any liability for failure to give such notification. Tenders of Outstanding Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the Exchange Agent to the tendering holder of such Outstanding Notes unless otherwise provided in the Letter of Transmittal as soon as practicable following the Expiration Date.

     In addition, the Company reserves the right in its sole discretion to (a) purchase or make offers for any Outstanding Notes that remain outstanding subsequent to the Expiration Date, or, as set forth under "-- Certain

Conditions to the Exchange Offer", to terminate the Exchange Offer and (b) to the extent permitted by applicable law, purchase Outstanding Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

     By tendering, each holder of Outstanding Notes will represent to the Company that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, and that neither the holder nor any other person has any arrangement or understanding with any person to participate in the distribution of the Exchange Notes. In the case of a holder that is not a broker-dealer, each such holder, by tendering, will also represent to the Company that such holder is not engaged in, or intends to engage in, a distribution of the Exchange Notes. If any holder or any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of such Exchange Notes to be acquired pursuant to the Exchange Offer, such holder or any such other person (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution". The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF OUTSTANDING NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Outstanding Notes properly tendered and will issue the Exchange Notes promptly after acceptance of the Outstanding Notes. See "--Certain Conditions to the Exchange Offer".

     For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Outstanding Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent, with written confirmation of any oral notice to be given promptly thereafter.

     For each Outstanding Note accepted for exchange, the holder of such Outstanding Note will receive an Exchange Note having a principal amount equal to that of the surrendered Outstanding Note. Interest on the Exchange Notes will accrue from the last interest payment date on which interest was paid on the Outstanding Notes surrendered in exchange therefor, or if no interest has been paid on the Outstanding Notes, from the Issue Date. Holders of Outstanding Notes whose Outstanding Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on such Outstanding Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer. Consequently, holders who exchange their Outstanding Notes for Exchange Notes will receive the same interest payment on October 15, 1998 (the first interest payment date with respect to the Outstanding Notes and the Exchange Notes) that they would have received had they not accepted the Exchange Offer.

     In all cases, issuance of Exchange Notes for Outstanding Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for such Outstanding Notes or a timely Book-Entry Confirmation of such Outstanding Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, (ii) a properly completed and duly executed Letter of Transmittal or an Agent's Message in lieu thereof and (iii) all other required documents. If any tendered Outstanding Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Outstanding Notes are submitted for a greater principal amount that the holder desired to exchange, such unaccepted or non-exchanged Outstanding Notes will be returned without expense to the tendering holder thereof (or, in the case of Outstanding Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such non-exchanged Outstanding Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Outstanding Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Outstanding Notes by causing the Book-Entry Transfer Facility to transfer such Outstanding Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Outstanding Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal (or a facsimile thereof or an Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below, under "-- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

     Any registered holder who desires to tender its Outstanding Notes (i) whose Outstanding Notes are not immediately available, (ii) who cannot deliver their Outstanding Notes, the Letter of Transmittal, or any other required documents to the Exchange Agent prior to the Expiration Date, or (iii) who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

          (a) The tender is made through an Eligible Institution;

          (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the Outstanding Notes, the certificate number or numbers of such Outstanding Notes and the principal amount of Outstanding Notes tendered, stating that the tender is being made thereby, and guaranteeing that, within three business days after the Expiration Date, the certificates for all physically tendered Outstanding Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof or an Agent's Message in lieu thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) The certificates for all physically tendered outstanding Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof or an Agent's Message in lieu thereof) with any required signature guarantees, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three business days after the Expiration Date.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Outstanding Notes may be withdrawn at any time prior to midnight, New York City time, on the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to midnight, New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Outstanding Notes to be withdrawn (the "Depositor"), (ii) include a statement that the Depositor is withdrawing its election to have Outstanding Notes exchanged, and identify the Outstanding Notes to be withdrawn (including the certificate number or numbers and principal amount of such Outstanding Notes), and (iii) where certificates for Outstanding Notes have been transmitted, specify the name in which such Outstanding Notes are registered, if different from that of the Depositor. If certificates for Outstanding Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Outstanding Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Outstanding Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) for such withdrawal notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Outstanding Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Outstanding Notes so withdrawn are validly retendered. Any Outstanding Notes which have been tendered but which are not accepted for exchange for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Outstanding Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Outstanding Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Outstanding Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Outstanding Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering Outstanding Notes" at any time prior to midnight, New York City time, on the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     The Exchange Offer is not subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the Commission. There can be no assurance that any such condition will not occur. Holders of Outstanding Notes will have certain rights under the Registration Rights Agreement should the Company fail to consummate the Exchange Offer.

     If the Company determines that it may terminate the Exchange Offer, as set forth above, the Company may (i) refuse to accept any Outstanding Notes and return any Outstanding Notes that have been tendered to the holders thereof,
(ii) extend the Exchange Offer and retain all Outstanding Notes tendered prior to the Expiration Date, subject to the rights of such holders of tendered Outstanding Notes to withdraw their tendered Outstanding Notes, or (iii) waive such termination event with respect to the Exchange Offer and accept all properly tendered Outstanding Notes that have not been withdrawn. If such waiver constitutes a material change in the Exchange Offer, the Company will disclose such change by means of a supplement to this Prospectus that will be distributed to each registered holder of Outstanding Notes, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the Outstanding Notes, if the Exchange Offer would otherwise expire during such period.

EXCHANGE AGENT

     The Trustee under the Indenture, has been appointed as Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

     By Mail or Overnight Courier                                                     By Hand
         Bankers Trust Company                                                 Bankers Trust Company
      4 Albany Street, 4th Floor                                            4 Albany Street, 4th Floor
          New York, NY 10006                                                    New York, NY 10006
 Attention:  Corporate Trust Services                                  Attention:  Corporate Trust Services

                                            Confirm by Telephone
                                               (212) 250-2500

     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET

FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF
TRANSMITTAL.

FEES AND EXPENSES

     The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer.

     The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated to be $100,000.

TRANSFER TAXES

     Holders who tender their Outstanding Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register Exchange Notes in the name of, or request that Outstanding Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF EXCHANGING OUTSTANDING NOTES

     Holders of Outstanding Notes who do not exchange their Outstanding Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Outstanding Notes and the restrictions on transfer of such Outstanding Notes as set forth in the legend thereon as a consequence of the issuance of the Outstanding Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Outstanding Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register Outstanding Notes under the Securities Act. See "Description of the Senior Notes -- Registered Exchange Offer; Registration Rights". Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Exchange Notes. However, the Company does not intend to request the Commission to consider, and the Commission has not considered, the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder, other than a broker-dealer, must acknowledge that (i) the Exchange Notes received by such holder will be acquired in the ordinary course of its business,
(ii) at the time of the consummation of the Exchange Offer such holder will have not engaged in, and does not intend to engage in, a distribution of Exchange Notes and has no arrangement or understanding to participate in a distribution of Exchange Notes and (iii) such holder is not an affiliate of the Company within the meaning of Rule 405 of the Securities Act or if it is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable. If any holder is an affiliate of the Company, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirement of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes must acknowledge that such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of

Exchange Notes received in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." In addition, to comply with state securities laws, the Exchange Notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. The offer and sale of the Exchange Notes to "qualified institutional buyers" (as such term is defined under Rule 144A of the Securities Act) is generally exempt from registration or qualification under state securities laws. The Company currently does not intend to register or qualify the sale of the Exchange Notes in any state where an exemption from registration or qualification is required and not available.

                                USE OF PROCEEDS

     There will be no cash proceeds payable to the Company from the Exchange Offer.

     The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. The Company will not receive any proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes contemplated in this Prospectus, the Company will receive Outstanding Notes in like principal amount, the form and terms of which are the same as the form and terms of the Exchange Notes (which they replace), except as otherwise described herein. The Outstanding Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the Exchange Notes will not result in any increase or decrease in the indebtedness of the Company.

     The aggregate net proceeds to the Company from the Original Offering were approximately $262.0 million. The net proceeds from the Original Offering were used by the Company to reduce indebtedness under the Amended Credit Agreement.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of Coltec as of December 31, 1997 and as of March 29, 1998 on a historical basis, and as adjusted to give effect to the Offerings and the use of the estimated net proceeds therefrom to reduce indebtedness under the Amended Credit Agreement, as if such transactions had occurred on December 31, 1997 and on March 29, 1998, respectively. The table should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Prospectus and incorporated by reference. See "Selected Consolidated Financial and Other Data".

                                                       DECEMBER 31, 1997          MARCH 29, 1998
                                                    -----------------------   -----------------------
                                                     ACTUAL     AS ADJUSTED    ACTUAL     AS ADJUSTED
                                                    ---------   -----------   ---------   -----------
                                                                 (DOLLARS IN THOUSANDS)
Cash and cash equivalents.........................  $  14,693    $  14,693    $  21,075    $  21,075
                                                    =========    =========    =========    =========
Current maturities of long-term debt..............  $   1,811    $   1,811    $   4,184    $   4,184
Long-term debt (excluding current maturities):
  Amended Credit Agreement........................    697,500      262,000      808,000      372,500
  Senior Notes due 2008...........................         --      300,000           --      300,000
  Other debt due 1999-2010........................     60,078       60,078       47,854       47,854
                                                    ---------    ---------    ---------    ---------
          Total long-term debt....................    759,389      623,889      860,038      724,538
                                                    ---------    ---------    ---------    ---------
Company-obligated mandatorily redeemable
  convertible preferred securities of Coltec
  Capital Trust...................................         --      150,000           --      150,000
                                                    ---------    ---------    ---------    ---------
Shareholders' equity:
  Preferred Stock, $.01 par value, 2,500,000
     shares authorized; no shares outstanding.....         --           --           --           --
  Common Stock, $.01 par value, 100,000,000 shares
     authorized, 70,517,363 shares issued at March
     29, 1998 and 70,501,948 shares issued at
     December 31, 1997 (excluding 25,000,000
     shares held by a wholly owned subsidiary)....        705          705          705          705
Capital surplus...................................    642,828      642,828      641,815      641,815
Retained deficit..................................   (912,029)    (912,029)    (886,808)    (886,808)
Other equity......................................    (11,112)     (11,112)     (13,495)     (13,495)
Less cost of 4,542,000 shares at March 31, 1998
  and 4,666,406 shares at December 31, 1997 of
  Common Stock in treasury........................    (79,553)     (79,553)     (77,445)     (77,445)
                                                    ---------    ---------    ---------    ---------
          Total shareholders' equity..............   (359,161)    (359,161)    (335,228)    (335,228)
                                                    ---------    ---------    ---------    ---------
          Total capitalization....................  $ 400,228    $ 414,728    $ 524,810    $ 539,310
                                                    =========    =========    =========    =========

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

    The following table sets forth selected consolidated financial and other data of Coltec for the five years ended December 31, 1997 and for the three months ended March 30, 1997 and March 29, 1998. The information should be read in conjunction with Coltec's consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus and incorporated by reference herein. The statement of earnings data and other financial data for 1993, 1994 and 1995 have been restated to reflect the sale of the Company's automotive original equipment components business in 1996, which was accounted for as a discontinued operation. The selected consolidated financial and other data, with the exception of order backlog, at and for the years ended December 31, 1993 through 1997, were derived from the consolidated financial statements of Coltec which have been audited by Arthur Andersen LLP, independent public accountants. The selected consolidated financial and other data, with the exception of order backlog, at and for the three months ended March 30, 1997 and March 29, 1998 were derived from the unaudited consolidated financial statements of Coltec which are incorporated by reference herein.

                                                                                                          THREE MONTHS ENDED
                                                                YEARS ENDED DECEMBER 31,                 ---------------------
                                                  ----------------------------------------------------   MARCH 30,   MARCH 29,
                                                    1993       1994       1995       1996       1997       1997        1998
                                                  --------   --------   --------   --------   --------   ---------   ---------
                                                                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
STATEMENT OF EARNINGS DATA:
Net sales.......................................  $1,061.4   $1,000.2   $1,099.6   $1,159.7   $1,314.9   $  309.2    $  374.4
Cost of goods sold..............................     703.9      648.3      744.2      811.1      898.3      211.7       260.1
                                                  --------   --------   --------   --------   --------   --------    --------
Gross profit....................................     357.5      351.9      355.4      348.6      416.6       97.5       114.3
Selling and administrative......................     183.8      186.7      186.4      191.0      218.8       52.6        61.0
Special charge(a)...............................      25.2         --       27.0         --         --         --          --
                                                  --------   --------   --------   --------   --------   --------    --------
Operating income(b).............................     148.5      165.2      142.0      157.6      197.8       44.9        53.3
Interest expense and other, net.................     110.2       89.5       89.9       74.9       54.0       12.4        15.1
Income taxes....................................      13.7       27.2       17.6       28.1       48.9       11.0        13.0
                                                  --------   --------   --------   --------   --------   --------    --------
Earnings from continuing operations before
  extraordinary item(b).........................      24.6       48.5       34.5       54.6       94.9       21.5        25.2
Discontinued operations(c)......................      40.6       45.5       36.7       57.1         --         --          --
Extraordinary item(d)...........................     (17.8)      (1.5)       (.3)     (30.6)        --         --          --
                                                  --------   --------   --------   --------   --------   --------    --------
Net earnings....................................  $   47.4   $   92.5   $   70.9   $   81.1   $   94.9   $   21.5    $   25.2
                                                  ========   ========   ========   ========   ========   ========    ========
Earnings (loss) per common share:(e)
  Before extraordinary item.....................  $    .35   $    .70   $    .49   $    .79   $   1.42   $    .32    $    .38
  Discontinued operations.......................       .59        .65        .53        .82         --         --          --
  Extraordinary item............................      (.26)      (.02)        --       (.44)        --         --          --
                                                  --------   --------   --------   --------   --------   --------    --------
Net earnings per share..........................  $    .68   $   1.33   $   1.02   $   1.17   $   1.42   $    .32    $    .38
                                                  ========   ========   ========   ========   ========   ========    ========
BALANCE SHEET DATA (AT END OF PERIOD):
Working capital.................................  $  163.1   $  189.6   $  208.9   $  215.6   $  187.9   $  217.2    $  228.4
Total assets....................................     796.5      847.5      894.5      849.5      933.0      851.9     1,076.1
Total debt......................................   1,033.6      970.1      945.8      720.3      759.4      731.3       860.0
Shareholders' equity............................    (625.5)    (525.6)    (453.8)    (417.0)    (359.2)    (413.7)     (335.2)
OTHER FINANCIAL DATA:
EBITDA(f).......................................  $  197.5   $  207.3   $  184.1   $  193.6   $  236.2   $   53.4    $   65.7
Capital expenditures............................      38.6       38.2       42.5       44.6       81.2       13.6        15.0
Order backlog (at end of period)(g).............     598.6      594.2      657.1      678.3      875.6      805.9       968.2
Ratio of earnings to fixed charges(h)...........      1.3x       1.8x       1.6x       2.1x       3.5x       3.5x        3.4x
Ratio of EBITDA to interest expense(i)..........      1.8x       2.3x       2.0x       2.6x       4.4x       4.3x        4.4x
Ratio of total debt to EBITDA(j)................      5.2x       4.7x       5.1x       3.7x       3.2x      13.7x       13.1x

---------------

(a) In 1997, Coltec incurred a special charge of $10.0 million for the restructuring of its Industrial segment. In 1997, the remaining $10.0 million accrual for the 1995 special charge was reversed. In 1995, Coltec incurred a special charge of $27.0 million primarily to cover the costs of closing the Walbar compressor blade facility in Canada. The charge also covered selected workforce reductions throughout the Company. In 1993, Coltec incurred a special charge of $25.2 million to cover the cost of consolidation and rearrangement of certain manufacturing facilities and related workforce reductions primarily in the Aerospace segment.

(b) Operating income for 1996 included a charge of $14.2 million related to the bankruptcy of Fokker, a major aerospace customer of Coltec.

(c) See note 2 to the consolidated financial statements of Coltec included elsewhere in this Prospectus.

(d) See note 3 to the consolidated financial statements of Coltec included elsewhere in this Prospectus. Extraordinary charges relate to either early retirement of debt or debt refinancings.

(e) Represents diluted earnings per common share. See note 5 to the consolidated financial statements of Coltec included elsewhere in this Prospectus. The Company's reported earnings per common share for 1996, 1995, 1994 and 1993 equaled diluted earnings per share as set forth in Statement of Financial Accounting Standards No. 128.

(f) "EBITDA" as used herein means earnings from continuing operations before extraordinary item plus interest expense, taxes, depreciation and amortization. EBITDA is presented because the Company believes that it is a widely accepted indicator of cash flow and a company's ability to incur and service indebtedness. However, EBITDA should not be considered as a measure of operating performance or as an alternative to, or more meaningful than, operating income, net income or cash flows from operations (as measured by U.S. generally accepted accounting principles). EBITDA for 1993 would have been $222.7 million excluding the special charge of $25.2 million described in note (a) above. EBITDA for 1995 would have been $211.1 million excluding the $27.0 million special charge described in note (a) above.

(g) Of the $875.6 million backlog at December 31, 1997, $267.2 million was scheduled to be shipped after 1998.

(h) For purposes of calculating the ratio of earnings to fixed charges, earnings are determined by adding fixed charges (excluding capitalized interest) and income taxes to earnings from continuing operations before extraordinary item. Fixed charges consist of interest expense, capitalized interest and that portion of rental expense deemed to be representative of the interest factor.

(i) The ratio of EBITDA to interest expense for 1993 and 1995, based upon EBITDA of $222.7 million and $211.1 million, respectively, as described in note (f) above, would have been 2.0x and 2.3x, respectively.

(j) The ratio of total debt to EBITDA for 1993 and 1995, based upon EBITDA of $222.7 million and $211.1 million, respectively, as described in note (f) above, would have been 4.6x and 4.5x, respectively.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

OVERVIEW

     In conjunction with the divestitures of the Company's automotive OEM components operations during 1996 (see note 2 to the Company's consolidated financial statements included elsewhere in this Prospectus), the Company was realigned into two operating segments. The following are the major products in each industry segment:

          Aerospace: Menasco landing gear and flight control actuation systems; Walbar blades, vanes and discs for jet and other gas turbine engines; Chandler Evans fuel pumps and control systems; Delavan gas turbine products; Lewis Engineering cockpit instrumentation and sensors; AMI flight attendant seats.

          Industrial: Garlock seals, gaskets, packings, bearings, valves and tape; Quincy air compressors; Delavan spray nozzles; France compressor products; FM Engine large diesel and dual-fuel engines; Haber and Sterling dies; Ortman Fluid Power cylinders.

     In January 1998, Coltec acquired Marine & Petroleum Mfg., Inc.,'s ("M&P") manufacturing facilities based in Texas for approximately $17.0 million and Tex-o-Lon and Repro-Lon for approximately $25.0 million. The M&P facilities produce flexible graphite and PTFE fluid sealing products used in the petrochemical business. Tex-o-Lon manufactures, machines and distributes PTFE products, primarily for the semiconductor industry. Repro-Lon reprocesses PTFE compounds for the chemical and semiconductor industries. These acquisitions were combined into one division, Coltec Specialty Products. See note 19 to the Company's consolidated financial statements included elsewhere in this Prospectus.

     In February 1998, Coltec purchased the Sealing Division of Groupe Carbone Lorraine which will be segregated into two divisions. Cefilac, based in Saint Etienne and Montbrison, France, produces seals, gaskets and packings, metal o-rings and spiral-wound gaskets used in the chemical, power and refining industries. Helicoflex, based in Columbia, South Carolina, produces metal o-rings and spring-loaded seals and metal c-rings. Helicoflex sealing products are specifically designed for equipment and processes exposed to high temperatures, cryogenic temperatures, high pressures, vacuum conditions, radioactive environments or corrosive applications. See note 19 to the Company's consolidated financial statements included elsewhere in this Prospectus.

     On May 15, 1998, the Company completed the previously-announced sale of the capital stock of its Holley Performance Products subsidiary to Kohlberg & Co., L.L.C., a private merchant banking firm located in Mount Kisco, New York, for $100 million in cash. The proceeds from this acquisition were applied toward reducing debt. For 1997, Holley had gross revenues and operating income of approximately $99.0 million and $8.0 million, respectively.

     The financial review that follows is based on continuing operations, excluding the impact of the 1996 discontinued operations discussed in note 2 to the consolidated financial statements of Coltec included elsewhere in this Prospectus, and Coltec's two operating segments, Aerospace and Industrial. The 1995 information has been restated to reflect the discontinued operations and Coltec's two realigned operating segments. Earnings per share information represents diluted earnings per common share (see note 5 to the Company's consolidated financial statements included elsewhere in this Prospectus). The following discussion of operating results has been structured to provide an analysis from the perspective of Coltec as a whole, followed by a more detailed analysis for each operating segment.

INDUSTRY SEGMENT INFORMATION

     The following table shows financial information by industry segment for the five years ended December 31, 1997 and the three months ended March 30, 1997 and March 29, 1998.

                                                                                         THREE MONTHS ENDED
                                          YEARS ENDED DECEMBER 31,                     ----------------------
                          ---------------------------------------------------------    MARCH 30,    MARCH 29,
                            1993        1994        1995        1996        1997         1997         1998
                          --------    --------    --------    --------    ---------    ---------    ---------
                                                         (DOLLARS IN MILLIONS)
Net sales:
  Aerospace.............  $  356.9    $  339.2    $  378.3    $  433.5    $   558.3    $   119.1    $  166.2
  Industrial............     705.4       662.7       722.6       726.9        757.6        190.1       209.2
  Intersegment
    elimination(a)......       (.9)       (1.7)       (1.3)        (.7)        (1.0)          --        (1.0)
                          --------    --------    --------    --------    ---------    ---------    --------
    Total...............  $1,061.4    $1,000.2    $1,099.6    $1,159.7    $ 1,314.9    $   309.2    $  374.4
                          ========    ========    ========    ========    =========    =========    ========
Operating income:
  Aerospace.............  $   44.5(c) $   51.0    $   32.4(d) $   51.6(e) $    87.7(f) $    18.3        26.1
  Industrial............     135.6(c)    145.4       146.6       147.1        149.8(f)      36.3        37.3
                          --------    --------    --------    --------    ---------    ---------    --------
  Total segments........     180.1       196.4       179.0       198.7        237.5         54.6        63.4
  Corporate
    unallocated(b)......     (31.6)      (31.2)      (37.0)(d)    (41.1)      (39.7)        (9.7)      (10.1)
                          --------    --------    --------    --------    ---------    ---------    --------
    Total...............  $  148.5(c) $  165.2    $  142.0(d) $  157.6(e) $   197.8(f) $    44.9    $   53.3
                          ========    ========    ========    ========    =========    =========    ========
Operating margin:
  Aerospace.............     12.5%       15.0%        8.6%       11.9%        15.7%        15.4%       15.7%
  Industrial............      19.2        21.9        20.3        20.2         19.8         19.1        17.9
    Total...............     14.0%       16.5%       12.9%       13.6%        15.0%        14.5%       14.2%
Return on total
  assets:(g)
  Aerospace.............     12.7%       14.3%        8.3%       12.4%        20.1%        17.2%       19.0%
  Industrial............      49.8        53.3        49.1        51.2         48.2         46.7        32.6
    Total...............     18.6%       19.5%       15.9%       18.5%        21.2%        21.1%       19.8%
Backlog:(h)
  Aerospace.............  $  475.1    $  445.7    $  538.0    $  560.7    $   734.3    $   674.2    $  804.9
  Industrial............     124.0       148.5       119.5       117.8        142.0        132.6       163.3
  Intersegment
    elimination.........       (.5)         --         (.4)        (.2)         (.7)         (.9)         --
                          --------    --------    --------    --------    ---------    ---------    --------
    Total...............  $  598.6    $  594.2    $  657.1    $  678.3    $   875.6    $   805.9    $  968.2
                          ========    ========    ========    ========    =========    =========    ========

---------------

(a) Reflects elimination of intercompany sales between divisions in different segments.

(b) Represents corporate selling and administrative expense, including other income and expense, that is not allocable to individual industry segments.

(c) Operating income for 1993 included a special charge of $25.2 million as follows: $17.2 million in the Aerospace Segment and $8.0 million in the Industrial Segment. Excluding the special charge, operating income, operating margin and return on total assets for 1993 would have been $61.7 million, 17.3% and 17.6%, respectively, for Aerospace, and $143.6 million, 20.4% and 52.7%, respectively, for Industrial.

(d) Operating income for 1995 included a special charge of $27.0 million as follows: $23.4 million in the Aerospace Segment and $3.6 million in Corporate Unallocated. Excluding the special charge, operating income, operating margin and return on total assets for 1995 would have been $55.8 million, 14.7% and 13.4%, respectively, for Aerospace.

(e) Operating income for 1996 included a charge of $14.2 million related to the bankruptcy of a major aerospace customer (Fokker). Excluding this charge, operating income, operating margin and return on total assets for 1996 would have been $65.8 million, 15.2% and 18.1%, respectively, for Aerospace and $171.8 million, 15.9% and 22.0%, respectively, for the Company.

(f) Operating income for 1997 included a special charge of $10.0 million for the restructuring of its Industrial Segment. In 1997 the remaining $10.0 million accrual for the 1995 special charge was reversed.

(g) Return on total assets is calculated for each segment by dividing annualized segment operating income by segment total assets at end of applicable period, and for total Company by dividing total Company annualized operating income by total assets at end of applicable period.

(h) Of the $875.6 million backlog at December 31, 1997, $267.2 million was scheduled to be shipped after 1998.

RESULTS OF OPERATIONS -- FIRST QUARTER 1998 COMPARED TO FIRST QUARTER 1997

  COMPANY REVIEW

     Net sales for first quarter 1998 increased 21.1% to $374.4 million from $309.2 million for first quarter 1997 primarily driven by increases in the Aerospace Segment. Gross profit increased to $114.3 million for first quarter 1998 from $97.5 million in first quarter 1997. The gross profit margin decreased slightly to 30.5% in first quarter 1998 from 31.5% in first quarter 1997 as a result of slightly lower gross profit margins in the Industrial Segment. Selling and administrative expenses totaled $61.0 million, or 16.3% of sales, in first quarter 1998 compared to $52.6 million, or 17.0% of sales in first quarter 1997.

     Operating income increased to $53.3 million in first quarter 1998 from $44.9 million in first quarter 1997. Operating margin for first quarter 1998 was 14.2% compared to 14.5% for first quarter 1997. The margin decrease related to a slight decrease in operating margin in the Industrial Segment.

     Interest expense increased to $15.1 million in first quarter 1998 from $12.4 million for first quarter 1997. This increase was a result of increased outstanding amounts under the credit facility due to acquisitions discussed below under Liquidity and Capital Resources.

     The effective tax rate was 34% in the first quarter of 1998 and 1997.

     As a result of the foregoing, net earnings were $25.2 million in first quarter 1998, or $0.38 per share, compared to net earnings of $21.5 million, or $0.32 per share, in first quarter 1997.

  SEGMENT REVIEW -- AEROSPACE

     Sales in first quarter 1998 for the Aerospace Segment totaled $166.2 million increasing 39.5% from $119.1 million in first quarter 1997. At Menasco, sales increased significantly due to rising commercial aircraft production as well as improved military sales. Menasco deliveries of main landing gear systems for the Boeing 737 increased from 33 shipsets in first quarter 1997 to 69 shipsets in first quarter 1998, while military sales benefited primarily from higher shipset deliveries for the F-15 and F-16 programs. At Walbar, significantly higher sales were primarily due to increased customer demand and expanding product lines. Aerospace Segment sales were also favorably impacted by the acquisition of AMI Seating Systems in July 1997.

     Operating income for the Aerospace Segment increased to $26.1 million in first quarter 1998 from $18.3 million in first quarter 1997. Operating margin for first quarter 1998 was 15.7% compared to 15.4% for first quarter 1997. At Menasco's Aerospace Division, operating margin was impacted by a favorable mix of landing gear systems for certain commercial airline programs as well as improved manufacturing efficiencies due to higher production. Walbar also yielded improved manufacturing efficiencies as a result of its higher production levels. The increased margin was also driven by higher sales volumes and improved margins for the Segment's other businesses.

  SEGMENT REVIEW -- INDUSTRIAL

     Industrial sales increased to $209.1 million in first quarter 1998 from $190.1 million in first quarter 1997. The Stemco and Quincy Compressor Divisions experienced solid sales volume increases. Sales for Garlock Sealing Technologies increased primarily due to the acquisition of the sheet rubber and conveyor belt business of Dana Corporation's Boston Weatherhead division. Holley sales decreased due to curtailed orders by two major customers. Industrial sales increased as a result of first quarter 1998 Industrial Segment acquisitions, Tex-o-Lon, and Repro-Lon and the Sealing Division of Group Carbone Lorraine.

     Operating income for the Industrial Segment increased slightly at $37.3 million in first quarter 1998 compared to $36.3 million in first quarter 1997. Operating income increased for Garlock Sealing Technologies and Quincy Compressor Divisions due to higher sales volumes. Operating results at Holley were lower due to decreased sales volumes. Excluding Holley, operating income in the Industrial Segment increased 6% on a 14% sales increase. On May 15, 1998 the Company completed its previously-announced sale of Holley for $100 million. See "-- Overview".

  LIQUIDITY AND CAPITAL RESOURCES

     The Company generated $10.1 million of operating cash flows in first quarter 1998 compared with $12.7 million for first quarter 1997. The lower operating cash flows in 1998 were primarily due to negative cash flow generated by working capital requirements primarily from the increase in accounts receivable. The change in assets and liabilities generated negative cash flow of $28.8 million in first quarter 1998 compared to negative cash flow of $1.7 million in first quarter 1997. This negative cash flow impact was offset by increased net earnings and decreased payments related to liabilities of discontinued operations and asbestos claims.

     The current ratio of current assets to current liabilities at March 29, 1998 was 1.91, increasing from 1.78 at December 31, 1997. Cash and cash equivalents increased to $21.1 million at March 29, 1998 from $14.7 million at December 31, 1997.

     In the first quarter of 1998 the Company invested $15.0 million in capital expenditures compared to $13.6 million during the same prior year period. Debt increased by $100.6 million at March 29, 1998 compared to December 31, 1997 through additional borrowings under the Company's revolving credit facility primarily for first quarter 1998 acquisitions.

     In January 1998, the Company acquired certain M&P manufacturing facilities based in Texas for approximately $17.0 million. Combined annual sales for these facilities are expected to approximate $18.0 million. The Company also acquired Tex-o-Lon and Repro-Lon for approximately $25.0 million. These two Texas businesses have combined annual sales of $15.0 million. The acquisitions were accounted for as purchases; accordingly, the purchase prices, which were financed through available cash resources, were allocated to the acquired assets based upon their fair markets values. See "-- Overview".

     In February 1998, the Company purchased the Sealing Division of Groupe Carbone Lorraine for $45.6 million. Sales for this division in 1998 are expected to approximate $38.0 million. This acquisition was accounted for as a purchase and the purchase price, also financed through available cash resources, was allocated to the acquired assets based upon their fair market values. See
"-- Overview".

RESULTS OF OPERATIONS -- 1997 COMPARED TO 1996

COMPANY REVIEW

     Net sales for 1997 increased 12.9% to $1.31 billion from $1.16 billion in 1996 primarily driven by increases in the Aerospace Segment. Gross profit increased to $416.6 million in 1997 from $348.6 million in 1996. The gross profit margin increase in 1997 to 31.7% from 30.1% in 1996 primarily resulted from the 1996 bankruptcy of a major aerospace customer (Fokker). Selling and administrative expenses totaled $218.8 million, or 16.6%, of sales in 1997 compared to $191.0 million, or 16.5%, of sales (15.9% excluding the Fokker impact) in 1996. The increase resulted from costs associated with expanding Coltec's businesses, both domestically and internationally.

     Operating income amounted to $197.8 million in 1997 compared to $157.6 million for 1996. The 1996 amount includes the effect of the $14.2 million charge related to the bankruptcy of Fokker. Operating margin for 1997 was 15.0% and was 13.6% (14.8% excluding the effect of the charge related to Fokker) for 1996.

     Interest expense decreased 27.8% from $74.9 million in 1996 to $54.0 million in 1997, a result of lower interest rates primarily from refinancing high-cost, fixed-rate debt with lower-cost, variable-rate bank debt, and a full year impact of applying a substantial portion of the proceeds from the 1996 second quarter sale of Coltec's automotive original equipment ("OE") components operations to debt reduction.

     The effective tax rate was 34.0% in 1997 and 1996.

     The 1996 results of discontinued operations reflect the aforementioned 1996 second quarter sale of the automotive OE components operations as well as the 1996 fourth quarter sale of Farnam Sealing Systems. Note 2 to the Company's consolidated financial statements describes these transactions.

     The 1996 extraordinary charge of $30.6 million relates to the refinancing of high-cost, fixed-rate debt with lower-cost, variable-rate bank debt. In January and December 1996, Coltec redeemed $605.8 million of such high-cost debt.

     Net earnings and earnings from continuing operations were $94.9 million, or $1.42 per share, in 1997 while 1996 net earnings amounted to $81.1 million, or $1.17 per share, with earnings from continuing operations for 1996 of $54.6 million, or $0.79 per share. The 1996 charge related to Fokker impacted earnings by $0.13 per share. The reduction in interest expense increased earnings by $0.20 per share in 1997.

SEGMENT REVIEW -- AEROSPACE

     Sales in 1997 for the Aerospace Segment aggregated $558.3 million, a 28.8% increase over 1996 sales of $433.5 million. At Menasco, sales increased significantly due to rising commercial aircraft production as well as improved military sales. Menasco deliveries of main landing gear systems for the Boeing 737 increased to 196 shipsets in 1997 from 72 shipsets in 1996, while military sales benefited primarily from higher shipset deliveries for the F-15 and F-16 programs (151 shipsets in 1997 versus 83 shipsets in 1996). At Chandler Evans, higher sales were primarily due to increased sales of spare parts while original equipment sales also improved. Aerospace Segment sales were favorably impacted by the acquisition of AMI Industries Inc. ("AMI") in July 1997 (see note 2 to the Company's consolidated financial statements included elsewhere in this Prospectus). Sales in 1997 for the other aerospace businesses increased due to increased sales volumes resulting from the continued strengthening of the commercial aircraft market and regional airlines.

     Operating income for the Aerospace Segment increased 33.3% to $87.7 million in 1997 from $65.8 million in 1996, excluding the 1996 charge for the Fokker bankruptcy. The Segment's operating margin for 1997 was 15.7% versus 15.2% in 1996 excluding the Fokker bankruptcy charge. At the Menasco Aerospace division, operating margin was impacted by improved manufacturing efficiencies due to higher production. Chandler Evans realized higher margins due to higher after-market sales and selling price increases for certain products. The increase was also driven by higher sales volumes and improved margins for the other engine components businesses.

SEGMENT REVIEW -- INDUSTRIAL

     Industrial Segment sales increased to $757.6 million in 1997 from $726.9 million in 1996. During 1997, Quincy Compressor and Fairbanks Morse Engine (FM Engine) divisions had significant sales volume increases. The FM Engine increase was due to increased orders and the recovery from a ten-week strike in 1996. Garlock Sealing Technologies (Garlock) also experienced sales increases in part as a result of Coltec's acquisition of the sheet rubber and conveyor belt business from Dana Corporation's Boston Weatherhead division (see note 2 to the Company's consolidated financial statements included elsewhere in this Prospectus). The above increases were partially offset by lower sales volumes at Holley Performance Products (Holley).

     Operating income for the Industrial Segment was $149.8 million in 1997 compared to $147.1 million in 1996. The Segment's operating margin for 1997 was 19.8% compared to 20.2% in 1996. Operating income increased for Quincy Compressor and FM Engine due to the higher sales volumes as mentioned above while Garlock was impacted by increased costs related to international initiatives. Holley's operating income was lower as a result of decreased sales volumes.

  RESULTS OF OPERATIONS -- 1996 COMPARED TO 1995

COMPANY REVIEW

     Net sales for 1996 increased 5.5% to $1.16 billion from $1.10 billion in 1995 primarily due to increases in the Aerospace Segment. Gross profit decreased to $348.6 million in 1996 from $355.4 million in 1995. The gross profit decline in 1996 to 30.1% from 32.3% in 1995 stemmed from the impact of the bankruptcy of a major aerospace customer (Fokker), increased spending related to asbestos (see note 16 to the Company's consolidated financial statements included elsewhere in this Prospectus) and higher other manufacturing costs. Selling and administrative expenses totaled $191.0 million, or 16.5% of sales (15.9% excluding the Fokker impact), in 1996 compared to $186.4 million, or 17.0% of sales, in 1995.

     Operating income amounted to $157.6 million in 1996 compared to $142.0 million for 1995. These amounts include the effect of the $14.2 million charge in 1996 related to the bankruptcy of Fokker and the 1995 special charge of $27.0 million. Operating margin for 1996 was 13.6% (14.8% excluding the effect of the charge related to Fokker) and 1995 was 12.9% (15.4% excluding the special charge). The operating margin decrease to 14.8% from 15.4% related to the same reasons as those explaining the decrease in overall gross profit margin (excluding Fokker).

     Interest expense decreased 16.7% from $89.9 million in 1995 to $74.9 million in 1996, a direct result of applying a substantial portion of the proceeds from the second quarter sale of the Company's automotive OE components operations to debt reduction. The Company also benefited from the January 1996 redemption of $46.4 million of 11 1/4% debentures which was funded with lower-cost, variable-rate bank debt.

     The effective tax rate was 34.0% in 1996 and 33.8% in 1995.

     The results of discontinued operations reflect the aforementioned second quarter sale of the automotive OE components operations as well as the fourth quarter sale of Farnam Sealing Systems. Note 2 to the Company's consolidated financial statements included elsewhere in this Prospectus describes these transactions.

     The 1996 extraordinary charge of $30.6 million relates to the refinancing of high-cost, fixed-rate debt with lower-cost, variable-rate bank debt. In January and December 1996, the Company redeemed $605.8 million of such high-cost debt.

     As a result of the foregoing, net earnings were $81.1 million, or $1.17 per share, in 1996 while 1995 net earnings amounted to $70.9 million, or $1.02 per share. Earnings from continuing operations in 1996 were $54.6 million, or $0.79 per share, compared to 1995 earnings from continuing operations of $34.5 million, or $0.49 per share. The 1996 charge related to Fokker impacted earnings by $0.13 per share while the 1995 special charge affected earnings by $0.25 per share. The aforementioned reduction in interest expense increased earnings by $0.14 per share in 1996.

SEGMENT REVIEW -- AEROSPACE

     Sales in 1996 for the Aerospace Segment aggregated $433.5 million, a 14.6% increase over 1995 sales of $378.3 million. At Menasco, deliveries doubled in 1996 (41 versus 20) for shipsets of landing gear systems for the Boeing 777 while shipset deliveries for the McDonnell Douglas MD-80 increased more than 50%. These increases more than offset the lost business for the F-70 and F-100 programs due to the bankruptcy of Fokker. Sales for Walbar increased significantly due to a change in the billing practices for consigned inventory at its Arizona facility although profitability levels were not affected. Sales in 1996 for the other aerospace businesses increased due to higher sales volumes resulting from the continued strength of the commercial and regional airline markets, as well as higher selling prices for certain products and new product sales.

     Operating income for the Aerospace Segment increased 18.0% to $65.8 million in 1996 from $55.8 million in 1995, excluding the 1996 charge for the Fokker bankruptcy and the 1995 special charge. Excluding such charges, the Segment's operating margin for 1996 was 15.2% versus 14.7% in 1995. Contributing to this increase were the significant improvement in 1996 operating results of Walbar's Canadian operations due to the closing of the compressor blade facility, as well as higher margins which were achieved at its turbine blade business. The increase was also driven by higher sales volumes and improved margins for the other engine components businesses. At Menasco, operating results were flat compared to 1995 with the improvement from the Boeing 777 and MD-80 programs offsetting the loss of the Fokker business. Menasco was also impacted by a less favorable mix of landing gear systems for certain commercial airline programs.

SEGMENT REVIEW -- INDUSTRIAL

     Industrial Segment sales increased slightly to $726.9 million in 1996 from $722.6 million in 1995. During 1996, Garlock realized the full year benefit of its December 1995 acquisition of certain assets of Furon Company's metallic gasket business. Garlock's sales were also favorably impacted by continued volume increases for KLOZURE oil seals, cut gaskets and GYLON gasketing products. Moderate sales increases were registered by the Holley and France Compressor Products (France Compressor) divisions. FM Engine sales were unfavorably affected by lower shipments of commercial, government and Alco engines due to the effects of a ten week strike. The Stemco division also experienced a downturn in sales due to lower trailer production levels.

     Operating income for the Industrial Segment was essentially unchanged at $147.1 million in 1996 compared to $146.6 million in 1995. The Segment's operating margin for 1996 was 20.2% compared to 20.3% in 1995. Operating income increased for Garlock, Holley and France Compressor primarily due to higher sales volumes. The negative impact of the strike at FM Engine was offset by the gain on the sale of Stemco's truck exhaust business (see note 2 to the Company's consolidated financial statements included elsewhere in this Prospectus).

LIQUIDITY AND CAPITAL RESOURCES

  CASH FLOWS

     The Company generated cash from operations of $61.4 million in 1997 compared to $49.5 million in 1996. The increase in operating cash flows stemmed from the increase in net earnings. The increase in inventory in response to the ramp-up for certain aircraft was offset by the increase in accounts payable. Working capital at December 31, 1997 of $187.9 million was $27.7 million lower than year-end 1996 as a result of the sale of $82.5 million of trade accounts receivable (see note 6 to the Company's consolidated financial statements included elsewhere in this Prospectus) partially offset by a $12.5 million increase of accounts receivable prior to sale and a $52.5 million increase of inventories. The 1997 ratio of current assets to current liabilities was 1.78 compared to 1.95 in 1996. Cash and cash equivalents decreased to $14.7 million in 1997 from $15.0 million in 1996.

     Net cash used in investing activities in 1997 included $81.2 million of capital expenditures and $60.7 million for business acquisitions (see note 2 to the Company's consolidated financial statements included elsewhere in this Prospectus). Net cash provided by investing activities of $284.6 million in 1996 consisted of proceeds from divestitures amounting to $329.1 million (see note 2 to the Company's consolidated financial statements included elsewhere in this Prospectus) with capital expenditures totaling $44.6 million in 1996.

     Financing activities in 1997 generated $80.2 million primarily from the $82.5 million proceeds from sale of accounts receivable (see note 6 to the Company's consolidated financial statements included elsewhere in this Prospectus). The purchase of $42.7 million of treasury stock was offset by a $39.5 million net increase in the Company's revolving facility. Financing activities in 1996 used cash of $323.0 million. A substantial portion of the proceeds from the 1996 second quarter sale of the Company's automotive OE components operations was applied to debt reduction. During 1996, Coltec refinanced $617.0 million of high-cost, fixed-rate debt with lower-cost, variable-rate bank debt. Coltec also purchased treasury stock with a cost of $46.4 million in 1996.

  CAPITAL EXPENDITURES

     Capital expenditures increased to $81.2 million in 1997 from $44.6 million in 1996 and $42.5 million in 1995, as Coltec continued to invest in capital improvements to increase efficiency, reduce costs, pursue new opportunities, expand production capacity and improve facilities. The level of capital expenditures has and will vary from year to year, affected by the timing of capital spending for production equipment for new products, periodic plant and facility expansion, and cost reduction and labor efficiency programs. Capital expenditures during 1997 included amounts for the construction of and equipment purchases for significant production expansions at Menasco's original equipment facilities. Coltec estimates capital expenditures for 1998 to approximate $60.0 million, including amounts for equipment purchases related to capacity expansions and upgrades.

  ENVIRONMENTAL MATTERS

     Coltec's policy is to accrue environmental remediation costs when it is both probable that a liability was incurred and the amount can be reasonably estimated. Coltec currently estimates its future non-capital expenditures related to environmental matters to range between $27.0 million and $50.0 million. In connection with these environmental expenditures, Coltec had accrued $31.7 million at December 31, 1997 representing management's best estimate of probable non-capital expenditures. These non-capital expenditures are estimated to be incurred over the next 10 to 20 years. In addition, capital expenditures aggregating $5.0 million may be required during the next two years related to environmental matters. Although Coltec is pursuing insurance recovery in connection with certain of these matters, no receivable has been recorded with respect to any potential recovery of costs in connection with any environmental matter. During 1997, costs associated with environmental remediation and ongoing assessment were not significant. See "Risk
Factors -- Potential Exposure to Environmental Liabilities" and
"Business -- Environmental Matters".

  ASBESTOS LITIGATION

     The Company and certain of its subsidiaries are defendants in various lawsuits involving asbestos-containing products. See "Risk Factors -- Potential Exposure to Environmental Liabilities", "Business -- Legal
Proceedings -- Asbestos Litigation" and note 16 to the Company's consolidated financial statements included elsewhere in this Prospectus.

  OTHER COMMITMENTS

     Liabilities of discontinued operations at December 31, 1997 of $159.9 million relate to contingent contractual obligations, reserves for postretirement benefits and other future estimated costs for various discontinued operations. The Company expects future cash payments will extend at least over the next five to ten years.

     As is the case with most other companies, the Company recognizes the need to ensure its operations will not be adversely impacted by the Year 2000 date transition and is faced with the task of addressing related issues. The Company is evaluating whether the effect of the Year 2000 transition issues resulting from relationships with customers, suppliers and other constituents will have an impact on the Company's results of operations or financial condition. At December 31, 1997, the Company estimates that expenditures over the next two years for the cost of modifying its existing software for the Year 2000 date transition will have an immaterial impact on consolidated operating results.

  FINANCIAL RESOURCES

     At December 31, 1997, total debt was $759.4 million compared with $720.3 million at year-end 1996. In December 1996, the Company amended the Amended Credit Agreement increasing the total commitment to $850.0 million from $465.0 million and extending the maturity date to December 15, 2001. The additional commitment was used to redeem substantially all of the Company's outstanding high-cost, fixed-rate debt. The Amended Credit Agreement also provides for a maximum issuance of $125.0 million for letters of credit and reductions in the total commitment of $75.0 million and $100 million at December 15, 1999 and 2000, respectively. In December 1997, the Company amended the Amended Credit Agreement to establish an $80.0 million sublimit for Canadian borrowings under the existing facility. At December 31, 1997, $697.5 million of borrowings and $40.1 million of letters of credit were outstanding under the credit facility, leaving availability of $112.4 million. In February 1998, the Company amended the Amended Credit Agreement to increase the commitment thereunder from $850 million to $900 million. In connection with the Offerings, the Amended Credit Agreement was further amended, among other things, to permit the TIDES Offering and the Original Offering, to provide that the Senior Notes would be secured equally and ratably with the lenders under the Amended Credit Agreement and to provide that the total commitment thereunder would be reduced by two-thirds of the gross proceeds to the Company from the Offerings in lieu of the $75.0 million and $100.0 million reductions described above. On a pro forma basis after giving effect to such amendment and the completion of the Offerings (assuming gross proceeds therefrom of $450 million), as of December 31, 1997, the Company would have had $262.0 million of borrowings and $40.1 million of letters of credit outstanding and $297.9 million available for borrowing under the Amended Credit Agreement. The Company believes that internally generated funds and borrowings available under the Amended Credit Agreement will be sufficient to meet its foreseeable working capital, capital expenditure and debt service requirements.

     During 1997, Coltec entered into interest rate swaps to reduce (hedge) the impact of interest rate changes for variable rate borrowings under its credit facility. The agreements include an aggregate notional amount of $405.0 million, fixed interest rates ranging from 5.78% to 6.40% and maturity dates ranging from April 1998 to October 2002.

                                    BUSINESS

     Coltec and its consolidated subsidiaries manufacture and sell a diversified range of highly engineered aerospace and industrial products primarily in the United States, Canada and Europe. Coltec's operations are conducted through its two principal segments -- Aerospace and Industrial. Through its Aerospace segment, which in 1997 accounted for approximately 42% of total Company sales and approximately 37% of total Company operating profit, Coltec is a leading manufacturer of landing gear systems, engine fuel controls, flight attendant and cockpit seats, turbine blades, fuel injectors, nozzles and related components for commercial and military aircraft. Through its Industrial segment, which in 1997 accounted for approximately 58% of total Company sales and approximately 63% of total Company operating profit, Coltec is a leading manufacturer of industrial seals, gaskets, packing products, self-lubricating bearings and oil seals and hubodometers for trucks and trailers and is a producer of technologically advanced spray nozzles for agricultural, home heating and industrial applications. Coltec also produces high-horsepower diesel engines for naval ships and diesel, gas and dual-fuel engines for electric power plants and produces air compressors and tooling for industrial applications.

     The Company derived approximately 50% of sales in 1997 from its aftermarket, or parts and services, business. Aftermarket sales tend to generate significantly higher margins and tend to be less affected by general economic cycles than the Company's sales of products to OEMs. In addition, management believes the Company is benefiting from several other industry trends which will help the Company achieve its growth and operating goals. These trends include strong growth in world airline fleets, preference by OEMs to source complex integrated systems rather than component parts, an increased preference to consolidate purchasing of consumable products from a single full line supplier and customer demand for integrated sales and service providers.

     In 1997, Coltec had sales and EBITDA of $1,314.9 million and $236.2 million, an increase of 13.4% and 22.0%, respectively, from 1996. Year end 1997 backlog increased 29.1% to $875.6 million from $678.3 million at year end 1996. Coltec's common stock is listed on the NYSE, and based on the closing price of $23 1/2 per share on May 15, 1998, the Company had a total equity market capitalization of approximately $1,553.4 million.

BUSINESS STRATEGY

     The Company's strategy is to develop and maintain market leading positions and attractive margins for its products through technological innovation, cost efficiencies, product differentiation and superior quality and service. The Company emphasizes targeted development of highly engineered, value-added products designed to meet specific customer requirements. This emphasis enables the Company to maintain close, interactive relationships with major aircraft manufacturers as well as the Company's principal industrial customers and to develop new products in response to customer needs. Coltec views its superior customer responsiveness as one of its key competitive strengths. Successful introduction of new products, cost reductions, productivity improvements and selected divestitures have helped the Company maintain operating margins averaging more than 12.5% over the last five years.

     Through "Coltec 2000", the Company's three-year growth and operating plan, the Company has set specific growth and operating targets focused on achieving annual revenues of $2 billion by the year 2000 while maintaining the quality of earnings. The plan calls for substantial growth internally, complemented by strategic acquisitions which extend product offerings of the Company's existing businesses and leverage the Company's existing distribution network. The key elements of the plan are as follows:

     - Focus on Aftermarket -- For the year ended December 31, 1997, approximately 50% of the Company's sales were derived from the aftermarket. The Company's products sold in the aftermarket include industrial seals, hub systems and a variety of aftermarket parts used in the maintenance of engines, compressors, pumps and gas turbines. A broad and fragmented buyer base coupled with the critical nature of replacement parts generates sales with generally higher margins than sales to original equipment manufacturers. In addition, because the products are consumable in nature and are replaced over time, the aftermarket provides a stable source of income.

     - Develop New Products -- The Company believes that responsiveness to customer demands is a critical success factor in both its Aerospace and Industrial markets. As a result, the Company has undertaken a number of initiatives to reduce the time and cost of bringing new products to market and has established a long term objective of generating 50% of sales from products introduced within the prior five years. Recent new product and application introductions have included (i) landing gear systems for the Boeing 777,
       (ii)Power$ync II computerized controls for compressors, (iii) QuickSet(TM) 9001 packing systems and Tandem Seal(TM) industrial sealing products, (iv) the Raindrop Ultra agricultural spray nozzle, (v) new versions of FADEC electronic fuel controls for aircraft, (vi) fuel injectors for the Rolls-Royce RB211 which allowed the Company to enter the large jet engine market and (vii) the Company's Chandler Evans Control Systems Division's agreement to develop and utilize its advanced Variable Displacement Vane Pump technology in aircraft engine applications.

     - Focus on Globalization -- For the year ended December 31, 1997, approximately 10% of the Company's revenues were generated from outside of the United States and Canada. As part of its Coltec 2000 strategy, the Company seeks to grow its international operations, through a mix of internal growth and acquisitions. Given the global nature of many of the markets in which the Company competes, management believes that an increased global presence will lead to substantial operating efficiencies, as fixed development and operating costs can be amortized over a greater sales base. In terms of internal growth, the Company will emphasize the development and expansion of its international customer base, through the sale of products such as the fuel injectors to Rolls-Royce for the RB211 and the BMW aircraft engines. The Company has established sales and distribution capabilities in Asian and South American countries and will pursue international growth through complementary acquisitions such as its recent acquisition of Groupe Carbone Lorraine's sealing products business.

     - Total Systems Sourcing -- Management believes that many of the Company's largest customers, including Boeing, are placing increased emphasis on suppliers which are capable of providing integrated systems rather than component parts. The Company believes that its design and engineering competencies and cellular manufacturing processes provide a competitive advantage in the design and manufacture of integrated systems and are areas in which the Company will continue to invest. For example, in 1995 the Company supplied Boeing with non-integrated landing gear systems. However, in 1996 with the Boeing 737 and 757, Coltec began providing fully integrated landing gear which includes the installation of wheels, tires, brakes, hydraulics, electrical harnesses, lights and sensing systems on the base landing gear. In 1997, the Company began providing fully integrated landing gear for the Boeing 777 aircraft thereby increasing revenue by more than 20% per unit. The Company will begin providing fully integrated landing gear for the Boeing 767 in 1998.

     - Productivity Initiatives -- A number of productivity initiatives have been implemented which have been designed to reduce lead times, curtail scrap and enhance throughput, which are expected among other things, to improve inventory turns. Such initiatives have included the consolidation of multiple product lines into common production facilities and the relocation of the Company's Delavan Spray Technologies Division to new state-of-the-art facilities near major transportation hubs. Cycle time reductions have reduced required inventory levels while improving customer responsiveness. For example, during 1997, Walbar Arizona reduced cycle times on damper seal production by approximately 70%, while the Company's Menasco Division reduced production time for Boeing 737 landing gear main cylinders from 20 weeks to 12. The Company intends to continue to enhance its production processes through optimization of workflow, investment in upgraded manufacturing technologies and robotics, and related initiatives. In addition, all of the Company's major divisions are in the late stages of implementing new enterprise reporting systems. The new systems are enhancing shop floor reporting, materials management, order entry and cost evaluation and control. Management believes that these programs are leading to productivity and efficiency improvements and are having a positive impact on operating performance. The new enterprise systems have the added benefit of addressing year 2000 systems issues. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

AEROSPACE

     Through its Aerospace segment, Coltec is a leading manufacturer of landing gear systems, engine fuel controls, flight attendant and cockpit seats, turbine blades, fuel injectors, nozzles and related components for commercial and military aircraft. The operating units and principal products, markets and competitors of the Aerospace segment are as follows:

   OPERATING UNITS        PRINCIPAL PRODUCTS      PRINCIPAL MARKETS     PRINCIPAL COMPETITORS
   ---------------        ------------------      -----------------     ---------------------
Menasco...............  Aircraft landing gear   Commercial and          B.F. Goodrich,
                        and flight control      military aircraft       Messier- Dowty
                        actuators, landing      manufacturers,
                        gear parts, repairs     airlines, U.S. Gov-
                        and overhaul            ernment
Walbar................  Aircraft and            Aircraft and            Chromalloy, Howmet
                        industrial gas turbine  stationary gas turbine
                        engine and services,    engine manufacturers,
                        turbocharger rotating   diesel engine
                        assemblies              manufacturers
Chandler Evans          Aircraft fuel pump and  Aircraft engine         Argotech, Hamilton
  Control.............  control systems         manufacturers, U.S.     Standard, Sundstrand,
                                                Government and          AlliedSignal Controls
                                                aftermarket             and Accessories
Delavan Gas Turbine
  Products............  Aircraft engine fuel    Aircraft engine         Parker-Hannifin,
                        nozzles, valves and     manufacturers, U.S.     Textron
                        afterburner spray bars  Government and
                                                aftermarket
Lewis Engineering.....  Aircraft                Commercial and          Ametek, Rogerson,
                        instrumentation,        military aircraft,      Rosemont, Norwich
                        temperature sensors,    engine manufacturers    Aerospace
                        and level control       and process industries
                        products and
                        electrical harnesses
AMI Industries,         Aircraft flight         Commercial aircraft     IPECO, Sicma
  Inc.................  attendant and cockpit   manufacturers, and
                        seats                   airlines

     Menasco. Menasco is one of the leading suppliers of landing gear systems for medium-to-heavy commercial and military aircraft. The design, manufacture and test of aircraft landing gear and components, and related overhaul and repair, comprise 90% of Menasco's sales volume. Landing gear and precision components are highly engineered and manufactured to customer specifications and sold to aircraft manufacturers, aircraft operators and to the United States Government ("U.S. Government"), both as original equipment and as spare parts for existing aircraft. Menasco's historical concentration of landing gear sales among a limited number of companies reflects the relatively small number of medium and heavy aircraft manufacturers. Landing gear systems generally account for up to 2% of the total cost of an aircraft. Menasco also provides spare parts for landing gear and landing gear overhaul services. Aftermarket business represented 22% of Menasco's total sales in 1997. The remaining 10% of Menasco's sales are primarily flight control actuators. Menasco produces large hydraulic and mechanical actuators and has the capability to produce shock mitigation equipment for both military and commercial applications.

     Walbar. Walbar is an original equipment manufacturer and coating and repair service center for aircraft and industrial gas turbine engine components. Its product base ranges from complex precision machined turbine parts to high-technology protective coatings. Its primary machined products are turbine blades, vanes and other related turbine airfoil components. Walbar also manufactures disks, integrally bladed rotors and complex impellers, as well as complete rotating assemblies for flight and auxiliary power engines and locomotive turbochargers. Following the reduction in U.S. Government appropriation for military aircraft engines, Walbar has successfully increased its focus on non-aerospace applications, and now enjoys significant market share in the locomotive turbocharger market and the gas turbine power generation market.

     Chandler Evans. Chandler Evans Control Systems Division ("CECO") produces gas turbine engine fuel controls and pumps, and pneumatic and hydraulic components for use in aircraft and helicopter engines and aircraft systems. CECO has carved a niche market in the area of small engine fuel pumps and controls for both commercial and military applications. CECO also supplies small turbine engines with Full Authority Digital Electronic Control ("FADEC") systems. Computerized electronics in a FADEC system make aircraft safer and less expensive to operate. In 1997, a CECO FADEC was successfully operated in the first flight test of the U.S. Army's Boeing/Sikorsky Rah-66 Comanche helicopter.

     CECO continues to supply the military market with fuel pump technology. Its combination main and afterburner centrifugal fuel pump for the Boeing F/A-18 E/F fighter was successfully flight tested in 1997. Additionally in 1997, CECO's latest metering fuel pump, the Variable Displacement Vane Pump, was selected as a fueldraulic pump to be used for multinational advanced vectoring exhaust nozzle applications.

     During 1997, CECO's aftermarket sector contributed 49% of its revenues compared to 42% during 1996. This was due, in part, to increased Company focus on this market coupled with the recovery in the worldwide airline and general aviation market, and also an increase in U.S. Government contracts.

     Delavan Gas Turbine Products. Delavan Gas Turbine Products Division ("Delavan") is a custom designer and manufacturer of fuel injectors, flow control valves, fuel manifolds, afterburner spray bars and other accessories for commercial and military gas turbine engines. Product applications in the aerospace industry include products for engines powering large commercial and regional airliners, business aircraft, military and commercial helicopters, military fighters and transports and auxiliary power units. In the industrial sector, Delavan fuel injectors and valves are utilized in large land-based gas turbines found in electrical power generation plants and natural gas pipeline installations.

     Lewis Engineering. Lewis Engineering designs, develops and produces electromechanical and electronic instrumentation for aircraft cockpits, landing gear electrical harnesses and temperature sensors for aircraft and engine systems. These products are used in commercial transport, general aviation and military markets.

     AMI Industries, Inc. AMI, a Colorado-based company, was acquired in the third quarter of 1997. AMI is a leading designer and manufacturer of flight attendant and cockpit seats and is recognized for supplying high comfort cabin attendant seats.

     One customer (Boeing) in the Aerospace segment represented approximately 14% of Coltec's 1997 total sales.

INDUSTRIAL

     Through its Industrial segment, Coltec is a leading manufacturer of industrial seals, gaskets, packing products, self-lubricating bearings and oil seals and hubodometers for trucks and trailers. The Industrial segment also produces spray nozzles for agricultural, home heating and industrial applications, as well as high-horsepower diesel engines for naval ships and diesel, gas and dual-fuel engines for electric power plants. Coltec also produces air compressors and automotive products. The operating units and principal products, markets and competitors of the Industrial segment are as follows:

   OPERATING UNITS        PRINCIPAL PRODUCTS      PRINCIPAL MARKETS     PRINCIPAL COMPETITORS
   ---------------        ------------------      -----------------     ---------------------
Garlock Sealing         Seals, gaskets,         Chemical, pulp and      Applied Industrial
  Technologies........  packings and expansion  paper, refining,        Technologies, CR
                        joints, butterfly       utilities, industrial   Industries, A.W.
                        valves, PTFE sheet and  and electronics         Chesterton, Richard
                        film, OEM parts and                             Klinger, AMRI, Durco,
                        gaskets                                         Neotecha, Dewal, W.
                                                                        Gore, Durametallic,
                                                                        John Crane
Fairbanks Morse         Diesel, gas and         U.S. Navy, marine,      Caterpiller, Cooper
  Engine..............  dual-fuel engines       locomotive and          Industries, General
                                                stationary power        Motors
                                                markets

   OPERATING UNITS        PRINCIPAL PRODUCTS      PRINCIPAL MARKETS     PRINCIPAL COMPETITORS
   ---------------        ------------------      -----------------     ---------------------
Quincy Compressor.....  Air compressors and     Manufacturing, climate  Gardner-Denver,
                        vacuum pumps            control, oil and gas    Sullair,
                                                industries              Ingersoll-Rand, Cham-
                                                                        pion
Garlock Bearings......  Self-lubricated         Automotive and equip-   Kolbenschmidt, Rexnord
                        bearings                ment manufacturers
Stemco................  Heavy duty wheel-end    Fleet truck operators,  CR Industries, Federal
                        systems, oil seals,     truck parts             Mogul, Nelson, Donald-
                        hubcaps and             distributors and        son
                        hubodometers, hubnuts   vehicle assemblers
Delavan Spray           Spray nozzles,          Home heating,           Spraying Systems,
  Technologies........  accessories, pumps and  industrial and          Danfoss
                        systems                 agriculture
France Compressor       Compressor valves and   Compressor manufactur-  Hoerbiger, C. Lee Cook
  Products............  seals                   ers and end users
Haber Tool............  Cold-forming dies       Fastener and            Form Flow
                                                automotive
                                                manufacturers
Plastomer Products....  PTFE tape               Industrial              Fluoroglas, W. Gore
                                                manufacturers
Sterling Die..........  Thread-rolling dies     Fastener manufacturers  Reed Rico
Ortman Fluid Power....  Hydraulic and           Fluid power market      Parker-Hannifin,
                        pneumatic cylinders                             Miller Fluid Power
Garlock Rubber          Sheet rubber products   Steel mills, chemical   B.F. Goodrich
  Technologies........                          processors, refineries
                                                and paper mills
Danti Tool............  Details, jigs,          Machinery builders,     Uclid, Burdette
                        fixtures, precision     automotive parts
                        machining               manufacturers, other
                                                production facilities
Coltec Specialty Prod-  Engineered polytetra-   Semiconductor, pe-      Furon, EGC
  ucts(1).............  fluoroethylene (PTFE)   trochemical refining
                        products                plants
Cefilac(1)............  Seals, gaskets and      Chemical, power, pe-    John Crane, Laddy
                        packing, metal o-rings  trochemical refining
                        and spiral wound        plants
                        gaskets
Helicoflex(1).........  Metal o-rings; spring   Power generation, pe-   Advanced Products
                        loaded seals            trochemical refining
                                                plants

---------------

(1) Purchased in early 1998.

     The more significant operating units in the Industrial segment are discussed below.

     Garlock Sealing Technologies. Garlock Sealing Technologies ("Garlock") produces and markets fluid sealing devices that prevent leakage and exclude contaminants from rotating and reciprocating machinery. Garlock also produces seal joints for high temperature and corrosive environment applications.

     The newest Garlock products are positioned to meet current emission standards for valves, pumps and flanges. To assist customers in complying with more stringent global regulations for fugitive volatile organic compound emissions, Garlock has developed a variety of products using traditional and newly developed materials. Garlock products include compression packings, gaskets and gasketing materials, hydraulic, oil and mechanical seals, elastomeric expansion joints, industrial textiles, metallic gaskets and other specialized industrial products.

     Sophisticated Garlock products protect equipment in industry applications where performance is vital to safety and environmental concerns. These applications include natural resource recovery, petroleum refining, chemicals, primary metals, food and pharmaceuticals, power generation, mining, pulp and paper, water and waste treatment, construction and transportation.

     In October 1997, Coltec acquired the assets of the sheet rubber and conveyor belt business of Dana Corporation's Boston Weatherhead Division. This division, now known as Garlock Rubber Technologies manufactures high-quality rubber sheet products used for gasketing and other applications in steel mills, chemical processing, refineries and paper production including conveyor belts.

     All of Garlock Rubber Technologies' products are consumable. Although the products are also purchased for use in original equipment, in 1997 the maintenance and replacement aftermarket accounted for approximately 80% of Garlock's total sales.

     Quincy Compressor. The Quincy Compressor Division ("Quincy") is a manufacturer of a wide range of helical screw and reciprocating air compressors and vacuum pumps. Quincy products vary in size from one-third to 350 horsepower and are used in a variety of industrial applications, including industrial base load, pneumatic temperature and instrument control, diesel and gas engine starting, paint spraying and emergency standby service. Much of Quincy's business is in the highly competitive industrial and climate control compressor markets.

     Garlock Bearings. Garlock Bearings is a leading producer of specialized self-lubricating bearings, which consist of either steel or reinforced epoxy composite backings with non-metallic bearing surfaces of polytetrafluoroethylene ("PTFE") fibers or a mixture that includes PTFE. PTFE provides maintenance-free performance and reduced friction. Garlock Bearings' products typically perform as sleeve bearings or thrust washers under conditions of no lubrication, minimal lubrication or pre-lubrication. Garlock Bearings has a major share of the self-lubricating bearing market in North America. In 1997, approximately 80% of sales were to original equipment manufacturers, with major competition coming from companies in Japan and Germany.

     Fairbanks Morse. The Fairbanks Morse Engine Division ("Fairbanks Morse") offers a broad range of heavy-duty diesel engines. Fairbanks Morse has the capacity to provide diesel engines from 640 to 29,320 horsepower. In addition, Fairbanks Morse manufactures dual-fuel, gas and diesel engines ranging in size from four to 18 cylinders. Engines are offered in both conventional "V" and in-line, four-cycle versions as well as in-line, two-cycle opposed-piston configurations. They are used for marine propulsion and marine power generation and in pump, compressor and electrical power generation applications. In September 1997, Fairbanks Morse acquired the assets related to the Alco locomotive business of General Electric Company ("GE"). The assets pertain to the manufacture and sale of Alco locomotive engines and turbochargers and Alco locomotive chassis components. Fairbanks Morse can now sell FM/ALCO locomotive products throughout the world except India, where GE has retained rights to manufacture and sell such products.

     Stemco. The Stemco Division is a developer and producer of unitized hub systems, hub oil seals, hubcaps, axle nuts and distance-measuring devices for medium and heavy-duty trucks.

     Delavan Spray Technologies. The Delavan Spray Technologies Division (formerly Delavan Commercial Products Division) is a designer and producer of atomizers for combustion and industrial applications and atomizers, pumps and accessories for agricultural, industrial and oil burner metering applications.

     Danti Tool. In September 1997, Coltec acquired DM&T, Inc., doing business as Danti Tool, which makes many of the tooling products utilized by Haber Tool's existing customer base.

SUBSEQUENT ACQUISITIONS

     In January 1998, Coltec purchased Tex-o-Lon and Repro-Lon and certain assets of Marine & Petroleum Mfg., Inc., Texas-based businesses. The acquisitions were combined into one division, Coltec Specialty Products. Coltec Specialty Products manufactures PTFE fluid sealing products for the semiconductor industry and reprocesses PTFE compounds for the chemical and semiconductor industry.

     In February 1998, Coltec purchased the Sealing Division of Groupe Carbone Lorraine which will be segregated into two divisions. Cefilac, based in Saint Etienne and Montbrison, France, produces seals, gaskets and packings, metal-o-rings and spiral-wound gaskets used in the chemical, power and refining industries.

Helicoflex, based in Columbia, South Carolina, produces metal-o-rings and spring-loaded seals and metal c-rings. Helicoflex sealing products are specifically designed for equipment and processes exposed to high temperatures, cryogenic temperatures, high pressures, vacuum conditions, radioactive environments or corrosive applications. See note 19 to the Company's consolidated financial statements included elsewhere in this Prospectus.

INTERNATIONAL OPERATIONS

     Coltec's international operations, mainly in Canada and France, are conducted through foreign-based manufacturing or sales subsidiaries, or both, and include export sales of domestic divisions to unrelated foreign customers. Export sales of diesel engines are made either directly or through foreign representatives. Compressors are sold through foreign distributors. Certain products of Coltec's Industrial segment are sold in foreign countries through salesmen and sales representatives or sales agents.

     Coltec's Canadian operations include the manufacture of landing gear systems and aircraft flight controls, the provision of overhaul services for these systems and controls for Canadian and other customers and the manufacture of turbine components and turbine and compressor rotating parts primarily for aircraft gas turbine engines. The Canadian operations also manufacture and market seals, gasketing material, packings and truck products, and market parts for Fairbanks Morse diesel engines and accessories and other products for use in Canada and other countries.

     Coltec operates 18 plants in Canada, Mexico, France, the United Kingdom, Australia, Germany and Poland. In addition, Coltec occupies leased office and warehouse space in various foreign countries.

     Devaluations or fluctuations relative to the United States dollar in the exchange rates of the currency of any country where Coltec has foreign operations could adversely affect the profitability of such operations in the future.

     For financial information on operations by geographic segments, see note 17 to the Company's consolidated financial statements included elsewhere in this Prospectus.

     Coltec's contracts with foreign nations for delivery of military equipment, including components, are subject to deferral or cancelation by U.S. Government regulation or orders regulating sales of military equipment abroad. Any such action on the part of the U.S. Government could have an adverse effect on Coltec.

SALES BY CLASS OF PRODUCTS

     During the last three fiscal years, landing gear systems was the only class of similar products that accounted for at least 10% of total Coltec sales. In 1997, 1996 and 1995, sales of landing gear systems constituted 18%, 15% and 14%, respectively, of Coltec's total sales.

BACKLOG

     At December 31, 1997, Coltec's backlog of firm unfilled orders was $875.6 million compared with $678.3 million at December 31, 1996. Approximately $267.2 million of the 1997 year-end backlog is scheduled to be shipped after 1998.

CONTRACT RISKS

     Coltec, through its various operating units, primarily Menasco, Chandler Evans, Walbar and Delavan, Gas Turbine Products produces products for manufacturers of commercial aircraft pursuant to contracts that generally call for deliveries at predetermined prices over varying periods of time and that provide for termination payments intended to compensate for certain costs incurred in the event of cancelation. In addition, certain commercial aviation contracts contain provisions for termination for convenience similar to those contained in U.S. Government contracts described below. Longer-term agreements normally provide for price adjustments intended to compensate for deferral of delivery depending upon market conditions.

     A portion of the business of Coltec's Menasco, Chandler Evans, Walbar and Delavan Gas Turbine Products divisions has been as a subcontractor and as a prime contractor in supplying products in connection with military programs. Substantially all of Coltec's U.S. Government contracts are firm fixed-price contracts. Under firm fixed-price contracts, Coltec agrees to perform certain work for a fixed price and, accordingly, realizes all the benefit or detriment occasioned by decreased or increased costs of performing the contracts. From time to time, Coltec accepts fixed-price contracts for products that have not been previously developed. In such cases, Coltec is subject to the risk of delays and cost overruns. Under U.S. Government regulations, certain costs, including certain financing costs, portions of research and development costs, and certain marketing expenses related to the preparation of competitive bids and proposals, are not allowable. The U.S. Government also regulates the methods under which costs are allocated to U.S. Government contracts. With respect to U.S. Government contracts that are obtained pursuant to an open bid process and therefore result in a firm fixed price, the U.S. Government has no right to renegotiate any profits earned thereunder. In U.S. Government contracts where the price is negotiated at a fixed price rather than on a cost-plus basis, as long as the financial and pricing information supplied to the U.S. Government is current, accurate and complete, the U.S. Government similarly has no right to renegotiate any profits earned thereunder. If the U.S. Government later conducts an audit of the contractor and determines that such data was inaccurate or incomplete and that the contractor thereby made an excessive profit, the U.S. Government may take action to recoup the amount of such excessive profit, plus treble damages, and take other enforcement actions.

     U.S. Government contracts are, by their terms, subject to termination by the U.S. Government either for its convenience or for default of the contractor. Fixed-price type contracts provide for payment upon termination for items delivered to and accepted by the U.S. Government, and, if the termination is for convenience, for payment of the contractor's costs incurred plus the costs of settling and paying claims by terminated subcontractors, other settlement expenses, and a reasonable profit on its costs incurred. However, if a contract termination is for default by the contractor (a) the contractor is paid such amount as may be agreed upon for completed and partially-completed products and services accepted by the U.S. Government, (b) the U.S. Government is not liable for the contractor's costs with respect to unaccepted items, and is entitled to repayment of advance payments and progress payments, if any, related to the terminated portions of the contracts, and (c) the contractor may be liable for excess costs incurred by the U.S. Government in procuring undelivered items from another source.

     In addition to the right of the U.S. Government to terminate, U.S. Government contracts are conditioned upon the continuing availability of Congressional appropriations. Congress usually appropriates funds on a fiscal-year basis even though contract performance may take many years. Consequently, at the outset of a major program, the contract is usually partially funded, and additional monies are normally committed to the contract by the procuring agency only as appropriations are made by Congress for future fiscal years.

     See "Risk Factors -- Cyclical Business; Government Contracts".

RESEARCH AND PATENTS

     Most divisions of Coltec maintain staffs of manufacturing and product engineers whose activities are directed at improving the products and processes of Coltec's operations. Manufactured and development products are subject to extensive tests at various divisional plants. Total research and development cost, including product development, was $46.5 million for 1997, $44.1 million for 1996 and $45.1 million for 1995.

     Coltec owns a number of United States and other patents and trademarks and has granted licenses under some of such trademarks. Management does not consider the business of Coltec as a whole to be materially dependent upon any patent, patent right or trademark.

EMPLOYEE RELATIONS

     As of December 31, 1997, Coltec had approximately 9,100 employees, of whom approximately 3,700 were salaried. Approximately 41% of the hourly employees are represented by unions for collective bargaining purposes. Union agreements relate, among other things, to wages, hours and conditions of employment, and the wages and benefits finished are generally comparable to industry and area practices.

     In 1997, three collective bargaining agreements covering approximately 350 hourly employees were renegotiated. Coltec considers the labor relations of Coltec to be satisfactory, although it has experienced work stoppages from time to time in the past. One collective bargaining agreement covering approximately 200 employees was due to expire in 1998 and has been renegotiated for a five-year term.

     Coltec is subject to extensive U.S. Government regulations with respect to many aspects of its employee relations, including increasingly important occupational health and safety and equal employment opportunity matters. Failure to comply with certain of these requirements could result in ineligibility to receive U.S. Government contracts. These conditions are common to the various industries in which Coltec participates and entail risks of financial and other exposure.

PROPERTIES

     Coltec operates 62 manufacturing plants in 22 states in the U.S. and in Canada, Mexico, France, the United Kingdom, Australia, Germany and Poland. In addition, Coltec has other facilities throughout the United States and in various foreign countries, which include sales offices, repair and service shops, light manufacturing and assembly facilities, administrative offices and warehouses.

     Certain information with respect to Coltec's significant manufacturing plants that are owned in fee, all of which (other than the Palmyra, New York and Ontario Facilities) are encumbered pursuant to a certain credit agreement between Coltec and certain banks and related security documents, is set forth below:

                                                             APPROXIMATE NUMBER   APPROXIMATE
SEGMENT                               LOCATION                 OF SQUARE FEET       ACREAGE
-------                    ------------------------------    ------------------   -----------
Aerospace................  West Hartford, Connecticut(a)          538,000              71
                           Euless, Texas                          442,000              42
                           Oakville, Ontario                      280,000              14
                           Mississauga, Ontario                   141,000               7
Industrial...............  Palmyra, New York                      677,000             137
                           Beloit, Wisconsin                      856,000              73
                           Longview, Texas                        265,000              52

---------------

(a) Approximately 239,000 square feet are utilized by the Aerospace Segment with the balance leased to third parties.

     In addition to the owned facilities, certain manufacturing activities of some industry segments are conducted within leased premises, the largest of which is in the Industrial segment, located in Quincy, Illinois, and covers approximately 173,000 square feet. Some of these leases provide for options to purchase or to renew the lease with respect to the leased premises.

     Coltec's total manufacturing facilities presently being utilized aggregate approximately 4,902,000 square feet of floor area of which approximately 4,230,000 square feet of area are owned in fee and the balance is leased from third parties.

     Coltec leases approximately 35,000 square feet at 3 Coliseum Centre, 2550 West Tyvola Road, Charlotte, North Carolina, for its executive offices, and has renewal options under such lease through 2011.

     In the opinion of management, Coltec's principal properties, whether owned or leased, are suitable and adequate for the purposes for which they are used and are suitably maintained for such purposes.

ENVIRONMENTAL MATTERS

     The Company's operations are subject to extensive Environmental Laws. The Company takes a proactive approach in addressing the applicability of all Environmental Laws as they relate to its manufacturing operations and in proposing and implementing any remedial plans that may be necessary. The Company believes it is either in material compliance with all currently applicable regulations or is operating in accordance with the appropriate variances and compliance schedules or similar arrangements. The Company has identified certain situations that will require future capital and non-capital expenditures to maintain or improve compliance with current

Environmental Laws. The majority of the identified situations relate to remediation projects at former operating sites which have been sold or closed and primarily deal with soil and groundwater remediation.

     The Company has been notified that it is among the potentially responsible parties under Environmental Laws, for the costs of investigating and, in some cases, remediating contamination by hazardous materials at approximately 28 sites. Such laws can impose joint and several liability for the costs of investigating and remediating properties contaminated by hazardous materials. Liability for these costs can be imposed on present and former owners or operators of the properties or on parties who generated the wastes that contributed to the contamination. The Company's policy is to accrue environmental remediation costs when both it is probable that a liability has been incurred and the amount can be reasonably estimated. The measurement of liability is based on an evaluation of currently available facts with respect to each individual situation and takes into consideration factors such as existing technology, presently enacted laws and regulations and prior experience in remediation of contaminated sites. As assessments and remediation progress at individual sites, these liabilities are reviewed periodically and adjusted to reflect additional technical and legal information.

     The Company currently estimates that its future non-capital expenditures related to environmental matters will range between $27.0 million and $50.0 million, representing management's best estimate of probable non-capital expenditures. At December 31, 1997, Coltec had accrued $31.7 million for expenditures which will be incurred over the next 10 to 20 years. In addition, capital expenditures aggregating $5.0 million related to environmental matters, may be required during the next two years. Although the Company is pursuing insurance recovery in connection with certain of the underlying matters, no receivable has been recorded with respect to any potential recovery of costs in connection with any environmental matter. During 1997, costs associated with environmental remediation and ongoing assessment were not significant.

     Actual costs to be incurred for identified situations in future periods may vary from estimates, given inherent uncertainties in evaluating environmental exposures due to unknown conditions, changing government regulations and legal standards regarding liability and evolving related technologies. Subject to the imprecision in estimating future environmental costs, the Company believes that compliance with current Environmental Laws will not require significant capital expenditures or have a material adverse effect on its consolidated results of operations or financial position.

     See "Risk Factors -- Potential Exposure to Environmental Liabilities".

LEGAL PROCEEDINGS

  ASBESTOS LITIGATION

     As of December 31, 1997 and 1996, two subsidiaries of Coltec were among a number of defendants (typically 15 to 40) in approximately 110,000 and 94,700 actions, respectively (including approximately 2,400 and 5,100 actions, respectively, in advanced stages of processing), filed in various states by plaintiffs alleging injury or death as a result of exposure to asbestos fibers. During 1997, 1996 and 1995, these two subsidiaries of Coltec were named defendants in approximately 38,200, 39,900 and 44,000 new actions, respectively. Through December 31, 1997, approximately 199,000 of the approximately 309,000 total actions brought have been settled or otherwise disposed of.

     The damages claimed for personal injury or death vary from case to case and in many cases plaintiffs seek $1 million or more in compensatory damages and $2 million or more in punitive damages. Although the law in each state differs to some extent, it appears, based on advice of counsel, that liability for compensatory damages would be shared among all responsible defendants, thus limiting the potential monetary impact of such judgments on any individual defendant.

     Following a decision of the Pennsylvania Supreme Court, in a case in which neither Coltec nor any of its subsidiaries were parties, that held insurance carriers are obligated to cover asbestos-related bodily injury actions if any injury or disease process, from first exposure through manifestation, occurred during a covered policy period (the "continuous trigger theory of coverage"), Coltec settled litigation with its primary and most of its first-level excess insurance carriers, substantially on the basis of the Pennsylvania Supreme Court's ruling. Coltec has negotiated a final agreement with most of its excess carriers that are in the layers of coverage immediately above its first layer. Coltec is currently receiving payments pursuant to this agreement. Coltec believes that, with respect to the remaining carriers, a final agreement can be achieved without litigation and on substantially the same basis that it has resolved the issues with its other carriers. Settlements are generally made on a group basis with payments made to individual claimants over periods of one to four years. Payments were made by the Company with respect to asbestos liability and related costs aggregating $59.2 million in 1997, $71.3 million in 1996 and $56.7 million in 1995, substantially all of which were covered by insurance. Related to payments not covered by insurance, Coltec recorded charges to operations amounting to $8.0 million in 1997, $8.0 million in 1996 and $5.0 million in 1995.

     In accordance with Coltec's internal procedures for the processing of asbestos product liability actions and due to the proximity to trial or settlement, certain outstanding actions have progressed to a stage where Coltec can reasonably estimate the cost to dispose of these actions. As of December 31, 1997, Coltec estimates that the aggregate remaining cost of the disposition of the settled actions for which payments remain to be made and actions in advanced stages of processing, including associated legal costs, is approximately $47.3 million and Coltec expects that this cost will be substantially covered by insurance.

     With respect to the 107,600 outstanding actions as of December 31, 1997 which are in preliminary procedural stages, Coltec lacks sufficient information upon which judgments can be made as to the validity or ultimate disposition of such actions, thereby making it difficult to estimate with reasonable certainty the potential liability or costs to Coltec. When asbestos actions are received they are typically forwarded to local counsel to ensure that the appropriate preliminary procedural response is taken. The complaints typically do not contain sufficient information to permit a reasonable evaluation as to their merits at the time of receipt, and in jurisdictions encompassing a majority of the outstanding actions, the practice has been that little or no discovery or other action is taken until several months prior to the date set for trial. Accordingly, Coltec generally does not have the information necessary to analyze the actions in sufficient detail to estimate the ultimate liability or costs to Coltec, if any, until the actions appear on a trial calendar. A determination to seek dismissal, to attempt to settle or to proceed to trial is typically not made prior to the receipt of such information.

     It is also difficult to predict the number of asbestos lawsuits that Coltec's subsidiaries will receive in the future. Coltec has noted that, with respect to recently settled actions or actions in advanced stages of processing, the mix of the injuries alleged and the mix of the occupations of the plaintiffs have been changing from those traditionally associated with Coltec's asbestos-related actions. Coltec is not able to determine with reasonable certainty whether this trend will continue. Based upon the foregoing, and due to the unique factors inherent in each of the actions, including the nature of the disease, the occupation of the plaintiff, the presence or absence of other possible causes of a plaintiff's illness, the availability of legal defenses, such as the statute of limitations or state of the art, and whether the lawsuit is an individual one or part of a group, management is unable to estimate with reasonable certainty the cost of disposing of outstanding actions in preliminary procedural stages or of actions that may be filed in the future. However, Coltec believes that its subsidiaries are in a favorable position compared to many other defendants because, among other things, the asbestos fibers in its asbestos-containing products were encapsulated.

     Insurance coverage of a small nonoperating subsidiary formerly distributing asbestos-bearing products is nearly depleted. Considering the foregoing, as well as the experience of Coltec's subsidiaries and other defendants, and given the substantial amount of other insurance coverage that Coltec expects to be available from its solvent carriers to cover the majority of its exposure, Coltec believes that pending and reasonably anticipated future actions are not likely to have a materially adverse effect on Coltec's results of operations and financial condition. Although the insurance coverage which Coltec has is substantial, it should be noted that insurance coverage for asbestos claims is not available to cover exposures initially occurring on and after July 1, 1984. Coltec's subsidiaries continue to be named as defendants in new cases, some of which allege initial exposure after July 1, 1984.

     In addition to claims for personal injury, Coltec's subsidiaries have been involved in an insignificant number of property damage claims based upon asbestos-containing materials found in schools, public facilities and private commercial buildings. Based upon the proceedings to date, the overwhelming majority of these claims have been resolved without a material adverse impact on Coltec. Likewise, the insignificant number of claims to be resolved are not expected to have a materially adverse effect on Coltec's results of operations and financial condition.

     Coltec has recorded an accrual for its liabilities for asbestos-related matters that are deemed probable and can be reasonably estimated (settled actions and actions in advanced states of processing), and has separately recorded an asset equal to the amount of such liabilities that is expected to be recovered by insurance. In addition, Coltec has recorded a receivable for that portion of payments previously made for asbestos product liability actions and related litigation costs that is recoverable from its insurance carriers. Liabilities for asbestos-related matters and the receivable from insurance carriers included in the consolidated balance sheets of Coltec were as follows at December 31, 1997 and 1996 (in thousands):

                                                               1997      1996
                                                              -------   -------
Accounts and notes receivable...............................  $56,039   $67,012
Other assets................................................   16,249    18,728
Accrued expenses............................................   50,688    60,659
Other liabilities...........................................    2,682    10,879

     See "Risk Factors -- Asbestos Litigation".

  OTHER LITIGATION

     In September 1983, the local employees' union at Menasco Canada Ltee. (now Coltec Aerospace Canada Ltd.) ("Menasco Canada"), a federation of trade unions and several member-employees filed a complaint in the Province of Quebec Superior Court against Menasco Canada, alleging, among other things, an illegal lock-out, failure to negotiate in good faith, interference with the affairs of the union and various violations of local law. The plaintiffs are collectively seeking approximately Cdn. $14.0 million in damages, and Menasco Canada has filed a cross-claim for Cdn. $21.0 million and has closed its operations in Quebec Province. Coltec does not believe that this action will have a material effect on Coltec's consolidated results of operations and financial condition.

     On September 24, 1986, approximately 150 former salaried employees of Crucible Inc (a former subsidiary of Coltec) commenced an action claiming benefits under a corporate employment policy that had been established in 1962 and was terminated in 1972 by the corporation's Board of Directors. (George W. Henglein, et al. v. Colt Industries Operating Corporation Informal Plan for Plant Shutdown Benefits for Salaried Employees, et al., U.S. District Court for the Western District of Pennsylvania, 86-cv-2021). Plaintiffs alleged that the policy continued after the Board of Directors' action by reason of the Company's failure to notify them of elimination of the employment policy. As a result of that failure to notify, the policy was converted into a welfare or pension benefit plan upon the passage of the Employee Retirement Income Security Act in 1974. Based upon the occurrence of this conversion, the plaintiffs were entitled to benefits in 1982 when Crucible Inc's Midland operations closed. Following a non-jury trial in the U.S. District Court for the Western District of Pennsylvania, defendant's motion to dismiss was granted and the plaintiffs appealed. The Court of Appeals for the Third Circuit remanded the case to the District Court directing it to make specific findings of fact and conclusions of law and also found for the defendant on the jurisdiction of the District Court. The defendant again moved for dismissal and again defendant's motion to dismiss was granted by the District Court. This second decision of the District Court was appealed to the Court of Appeals for the Third Circuit and the case was again remanded to the District Court for additional findings as to the application of the law. On February 10, 1994, the District Court for the third time dismissed the plaintiffs' complaint and the plaintiffs appealed to the Third Circuit Court of Appeals. On September 26, 1994, the Third Circuit Court of Appeals for the third time remanded the case to the District Court. The Circuit Court held the record established by plaintiffs in the District Court was insufficient to allow the Court the ability to apply the appropriate legal standard. On November 4, 1994 the Court of Appeals for the Third Circuit denied the defendant's request for a rehearing. The defendant petitioned the U.S. Supreme Court for a writ of Certiorari; its petition was denied in 1995. The defendant again moved for dismissal before the District Court based upon the holding of the Circuit Court that plaintiffs had failed to establish their case at trial. The District Court denied the motion and sua sponte ordered a new trial de novo. A trial was held during July 1996 with both parties introducing evidence. A decision was rendered in 1997 finding the existence of an informal plan. The District Court remanded to the administrator of Coltec's employee benefit plans the duties of calculating the benefits due to those plaintiffs entitled.

     The District Court held that all but six of the named plaintiffs' claims were time barred. Both the defendants and plaintiffs filed timely notices of appeal. Notwithstanding its filing of a notice of appeal, defendant has claimed and so notified the Circuit Court that it was of the opinion that the District Court's order was not final and thus not now appealable. As of December 1997, plaintiffs have concurred in defendant's position. Coltec does not believe that this action will have a material effect on Coltec's consolidated results of operations and financial condition.

     In addition to the litigation described above, there are various pending legal proceedings involving Coltec which are routine in nature and incidental to the business of Coltec. Coltec does not believe that these proceedings will have a material effect on Coltec's consolidated results of operations and financial condition.

     The U.S. Government conducts investigations into procurement of defense contracts as a part of a continuing process. Under current federal law, if such investigations establish the existence of improper activities, among other matters, debarment or suspension of a company from participating in the procurement of defense contracts could result. These conditions are common to the aerospace and government industries in which Coltec participates and entail the risk of financial and other exposure. See "-- Contract Risks" above. Coltec is not aware of any such investigation, nor is Coltec aware of any facts which, if known to investigators, might prompt any investigation.

PRODUCT LIABILITY INSURANCE

     Coltec has product liability insurance coverage for liabilities arising from aircraft products which management believes to be adequate. In addition, with respect to other products (exclusive of liability for exposure to asbestos products), Coltec has product liability insurance in amounts exceeding $2.5 million per occurrence, which management believes to be adequate.

     Coltec is self-insured (for claims arising after July 1984) with respect to liability for exposure to asbestos products since third party insurance became unavailable in July 1984.

EFFECTS OF INFLATION AND FOREIGN CURRENCY FLUCTUATIONS

     Inflation and foreign currency fluctuations have not had a material impact on the operating results and financial position of Coltec during the past three years. Coltec generally has been able to offset the effects of inflation with price increases, cost-reduction programs and operating efficiencies. Coltec's foreign operations, which are primarily located in Canada and France, do not operate in hyper-inflationary economies, except for Mexico, which Coltec does not believe will have a material effect on Coltec's consolidated results of operations and financial condition.

                                   MANAGEMENT

     The directors and executive officers of Coltec are set forth below.

NAME                                                 AGE                     POSITION
----                                                 ---                     --------
John W. Guffey, Jr.................................  60    Chairman, Chief Executive Officer and
                                                           Director.
Nishan Teshoian....................................  56    President, Chief Operating Officer and
                                                           Director.
David D. Harrison..................................  51    Executive Vice President, Chief Financial
                                                           Officer and Director.
Laurence H. Polsky.................................  54    Executive Vice President, Administration.
Robert J. Tubbs....................................  51    Executive Vice President, General Counsel
                                                           and Secretary.
Michael J. Burdulis................................  52    Senior Vice President, Group Operations.
Richard L. Dashnaw.................................  61    Senior Vice President, Group Operations and
                                                             President of the Fairbanks Morse Engine
                                                             Division.
Paul R. Kuhn.......................................  56    Senior Vice President, Group Operations.
Joseph F. Andolino.................................  45    Group President and Vice President, Taxes.
John N. Maier......................................  46    Vice President and Controller.
Joseph R. Coppola..................................  67    Director.
William H. Grigg...................................  65    Director.
David I. Margolis..................................  68    Director.
Joel Moses.........................................  56    Director.
Richard A. Stuckey.................................  66    Director.

     Mr. Guffey has been Chairman of the Board and Chief Executive Officer of Coltec since January 1998. Chairman of the Board, Chief Executive Officer and President of Coltec from February 1995 to December 1997. Member of the Executive Committee and member of the Nominating Committee of Coltec. President and Chief Operating Officer of Coltec from prior to 1993 to January 1995. Director of Gleason Corp., a manufacturer of machine tools.

     Mr. Teshoian, President and Chief Operating Officer since January 1998. Chairman of the Board and Chief Executive Officer of Keystone from August 1995 to December 1997. Executive Vice President of Operations of the Tools and Hardware Division of Cooper Industries from June 1993 to July 1995. President of the Belden Division of Cooper Industries from prior to 1993 to August 1993.

     Mr. Harrison, Executive Vice President and Chief Financial Officer of Coltec since January 1997. Executive Vice President, Chief Financial Officer and Treasurer of Coltec from October 1996 to January 1997. Executive Vice President and Chief Financial Officer of Pentair Inc., a diversified manufacturing company, from February 1994 to August 1996. From prior to 1993 to February 1994 Vice President, Finance of General Electric Appliances Canada, a manufacturing company from February 1994 to August 1996. From prior to 1992 to February 1994 Vice President, Finance of General Electric Appliances Canada (CAMCO).

     Mr. Polsky, Executive Vice President, Administration since January 1994. Senior Vice President, Administration from April 1992 to December 1993.

     Mr. Tubbs, Executive Vice President, General Counsel and Secretary since January 1997. Senior Vice President, General Counsel and Secretary from November 1995 to January 1997. Senior Vice President and General Counsel from March 1995 to November 1995. General Counsel-Operations of Olin Corporation ("Olin"), a chemical and metals manufacturing company, from May 1993 to February 1995. Deputy General Counsel of Olin from prior to 1993 to May 1993.

     Mr. Burdulis, Senior Vice President, Group Operations since June 1996. Group President from January 1995 to May 1996. President of the Garlock Sealing Technologies Division from February 1994 to December 1994. President of the Central Moloney Transformer Division from prior to 1993 to January 1994.

     Mr. Dashnaw, Senior Vice President, Group Operations and President of the Fairbanks Morse Engine Division since January 1994. Group President and President of the Fairbanks Morse Engine Division from prior to 1993 to December 1993.

     Mr. Kuhn, Senior Vice President, Group Operations since January 1998, Group President and President of Chandler Evans Control Systems Division from January 1993 to December 1997.

     Mr. Andolino, Group President and Vice President, Taxes since July 1997. Vice President, Taxes from March 1997 to June 1997. Staff Vice President, Taxes from June 1995 to March 1997. Senior Tax Counsel of AlliedSignal Inc., a diversified manufacturing company, from prior to 1993 to May 1995.

     Mr. Maier, Vice President and Controller since March 1997. Staff Vice President and Controller from March 1995 to March 1997. Vice President and Controller of Lukens, Inc., a speciality steel and industrial products company, from prior to 1993 to February 1995.

     Mr. Coppola, Member of the Audit Committee, member of the Stock Option and Compensation Committee (the "Compensation Committee") and Chairman of the Nominating and Corporate Governance Committee (the "Nominating Committee") of Coltec. Chairman, Chief Executive Officer and President of Giddings & Lewis, Inc. ("Giddings & Lewis"), a machine tool manufacturing company from July 1993 to retirement from Giddings & Lewis in July 1997. From prior to 1993 to July 1993 he was Senior Vice President, Manufacturing Services of Cooper Industries, Inc. ("Cooper Industries"), a diversified manufacturing company. Director of Belden Inc., a manufacturer of electrical wire and cable.

     Mr. Grigg, Chairman of the Audit Committee and member of the Nominating Committee of Coltec. Chairman and Chief Executive Officer of Duke Power Company, now Duke Energy Corporation, ("Duke"), a public utility company, from April 1994 to June 1997. Mr. Grigg retired from Duke in December 1997. Vice Chairman of Duke from prior to 1993 to April 1994. Director of Duke and the following mutual funds: Hatteras Income Securities Inc., Nations Fund Inc., Nations Fund Trust, Nations Fund Portfolios Inc., Nations LifeGoal Portfolios Inc., Nations Institutional Reserves Inc., Nations Government Income Term Trust 2003, Inc., Nations Government Income Term Trust 2004, Inc. and Nations Balanced Target Maturity Inc. Director of Shaw Group, Inc. a designer, manufacturer and service provider of complex piping systems.

     Mr. Margolis, Chairman of the Executive Committee of Coltec since October 1994. Chairman of the Board and Chief Executive Officer of Coltec from prior to 1993 to retirement from Coltec in January 1995. Director of Burlington Industries, Inc., a manufacturer of textiles.

     Mr. Moses, Chairman of the Compensation Committee and member of the Executive Committee of Coltec. Provost, Massachusetts Institute of Technology ("MIT"), since June 1995. D.C. Jackson Professor of Computer Science and Engineering, MIT since June 1995. Dean, School of Engineering, MIT, from prior to 1993 to June 1995. Director of Analog Devices, Inc., a manufacturer of integrated circuits.

     Mr. Stuckey, member of the Audit Committee and member of the Compensation Committee of Coltec. Chief Economist, E.I. du Pont de Nemours and Company, Inc., a diversified chemical manufacturing company, from prior to 1993 to retirement from du Pont in December 1994. Economic consultant since January 1995.

     Certain of the Company's officers are participants in or parties to certain employee benefit and compensation plans and agreements which provide for accelerated or increased benefits upon a change of control of the Company. Such plans and agreements are described in more detail in the Company's Proxy Statement for its 1998 Annual Meeting of Shareholders, the relevant part of which is incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 1997. See "Available Information".

                        DESCRIPTION OF THE SENIOR NOTES

GENERAL

     The Senior Notes were, and the Exchange Notes will be, issued under the Indenture among the Company, the Subsidiary Guarantors and Bankers Trust Company, as Trustee.

     The following is a summary of certain provisions of the Indenture, the Amended Collateral Documents, and the Senior Notes, a copy of each of which, together with the form of Senior Notes, is available upon request to the Company at the address set forth under "Available Information". The following summary of certain provisions of the Indenture and such documents and instruments does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture and such documents and instruments, including the definitions of certain terms therein and those terms made a part thereof by the TIA. Capitalized terms used herein and not otherwise defined have the meanings set forth under "-- Certain Definitions". For purposes of this summary, the term "Company" refers only to Coltec Industries Inc and not to any Subsidiary of the Company.

     Principal of, premium, if any, and interest on the Senior Notes will be payable, and the Senior Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Trustee, in New York, New
York), except that, at the option of the Company, payment of interest may be made by check mailed to the registered holders of the Senior Notes at their registered addresses.

     The Senior Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of Senior Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

     For each Outstanding Note accepted for exchange, the Holder thereof will receive an Exchange Note having a principal amount equal to that of the surrendered Outstanding Note.

     The terms of the Exchange Notes are identical in all material respects to the terms of the Outstanding Notes, except for certain transfer restrictions and registration rights relating to the Outstanding Notes and except that, if the Exchange Offer is not consummated on or prior by October 13, 1998, the rate per annum at with the Outstanding Notes bear interest will be increased by amounts specified herein. See "-- Registered Exchange Offer; Registration Rights."

     The Exchange Notes will evidence the same indebtedness as the Outstanding Notes and will be issued under and entitled to the same benefits under the Indenture as the Outstanding Notes. In addition, the Exchange Notes and the Outstanding Notes will be treated as one series of securities under the Indenture.

TERMS OF THE SENIOR NOTES

     The Senior Notes are senior obligations of the Company, limited to $300 million aggregate principal amount, and will mature on April 15, 2008. The Senior Notes are secured to the extent set forth below under "-- Collateral" and are guaranteed by the Subsidiary Guarantors to the extent set forth below under "-- Guarantees".

     Each Senior Note will bear interest at a rate per annum shown on the front cover of this Prospectus from April 16, 1998 or from the most recent date to which interest has been paid or provided for, payable semiannually to Senior Noteholders of record at the close of business on the April 1 or October 1 immediately preceding the interest payment date on April 15 and October 15 of each year, commencing October 15, 1998. Interest on the Senior Notes will be computed on the basis of a 360-day year of twelve 30-day months.

OPTIONAL REDEMPTION

     The Senior Notes are redeemable, in whole or in part, at any time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of such Senior Notes and (ii) the sum of the present value of the remaining scheduled payments of principal and interest thereon from the redemption date to the maturity date, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 37.5 basis points, plus accrued interest thereon to the date of redemption.

     "Treasury Rate" means, with respect to any redemption date for the Senior Notes, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Maturity Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or
(ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Senior Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

     "Comparable Treasury Price" means with respect to any redemption date for the Senior Notes (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

     "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation, BT Alex. Brown Incorporated and two other primary U.S. Government securities dealers in New York City (each, a "Primary Treasury Dealer") appointed by the Trustee in consultation with the Company; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

     Notice of any redemption will be mailed at least 30 days but no more than 60 days before the redemption date to each holder of Senior Notes to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Senior Notes or portions thereof called for redemption.

     Except as set forth above, the Senior Notes are not redeemable by the Company prior to maturity and are not entitled to the benefit of any sinking fund.

RANKING

     The Senior Notes are senior obligations of the Company and will rank pari passu in right of payment with all existing and future senior obligations of the Company (including indebtedness under the Amended Credit Agreement) and will rank senior in right of payment to all subordinated obligations of the Company, including the TIDES Debentures issued by the Company. The Senior Notes are secured to the extent set forth below under "-- Collateral" and guaranteed by the Subsidiary Guarantors to the extent set forth below under "-- Guarantees".

     As of December 31, 1997, on a pro forma basis after giving effect to the Offerings and the application of the estimated net proceeds therefrom to reduce indebtedness under the Amended Credit Agreement, the Company would have had approximately $623.9 million of total consolidated long-term indebtedness, including (i) approximately $323.9 million of other senior indebtedness ($281.5 million of which would have been indebtedness outstanding under the Amended Credit Agreement) and (ii) $281.5 million of other secured indebtedness (all of which would have been indebtedness outstanding under the Amended Credit Agreement). The Indenture does not contain limitations on the amount of additional indebtedness which the Company may incur.

GUARANTEES

     Each Subsidiary Guarantor will fully and unconditionally guarantee, jointly and severally, to each Holder and the Trustee, on a senior basis, the full and prompt payment of principal of and interest on the Senior Notes, and of all other obligations of the Company under the Indenture. The Subsidiary Guarantees (including the payment of principal of, premium, if any, and interest on the Senior Notes) are senior obligations of such Subsidiary Guarantors and will rank pari passu in right of payment with all existing and future senior obligations of the Subsidiary Guarantors and will rank senior to all subordinated obligations of such Subsidiary Guarantors. The Subsidiary Guarantees are secured to the extent set forth below under "-- Collateral".

     As of December 31, 1997, on a pro forma basis after giving effect to the Offerings and the application of the estimated net proceeds therefrom to reduce indebtedness under the Amended Credit Agreement, such Subsidiary Guarantors would have had approximately $262.0 million of other senior indebtedness (all of which would have been guarantees of indebtedness under the Amended Credit Agreement) and $262.0 million of other secured indebtedness (all of which would have been guarantees of indebtedness outstanding under the Amended Credit Agreement). The Indenture does not contain any limitation on the amount of additional indebtedness that the Company's Subsidiaries, including the Subsidiary Guarantors, may incur. See note 20 to the Company's consolidated financial statements included elsewhere in this Prospectus.

     The obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including any guarantees of indebtedness under the Amended Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

     The Indenture provides that any Subsidiary Guarantor may, without the consent of the holders of any outstanding Senior Notes, consolidate with or sell or lease as, or substantially as, an entirety its assets to, or merge with or into, any other Person; provided that (i) immediately after giving effect to such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default shall have occurred and be continuing and (ii) an officers' certificate and legal opinion covering such condition shall be delivered to the Trustee. Notwithstanding the foregoing, each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor.

     Upon the sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of such Subsidiary Guarantor, then, in each case in accordance with the preceding paragraph, such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all the Capital Stock of such Subsidiary Guarantor) shall be automatically released from all its obligations under the Indenture and the Subsidiary Guarantee without any action on the part of the Trustee or the Holders.

     Until such time as all Guarantees by the Subsidiary Guarantors under the Indenture shall have been released in accordance with the next succeeding sentence, the Company shall cause each Subsidiary that Guarantees the Company's obligations under the Credit Agreement (other than Foreign Subsidiaries) to become a Subsidiary Guarantor under the Indenture and thereby Guarantee the Senior Notes on the terms and conditions set forth in the Indenture. Upon the release of a Guarantee by a Subsidiary of the Company's obligations under the Credit Agreement, the Subsidiary Guarantee of such Subsidiary under the Indenture will be released and discharged at such time and will not be reinstated or renewed in the event any such Subsidiary thereafter Guarantees obligations of the Company under the Credit Agreement, so long as the Guarantee by such Subsidiary under the Credit Agreement remains released (i) until the next succeeding refinancing, restatement, renewal, extension or replacement of the Credit Agreement or amendment to increase the available principal amount thereunder, or (ii) for a period of 90 consecutive days, whichever is later.

COLLATERAL

     The Senior Notes and the Subsidiary Guarantees are secured, subject to the terms of the Collateral Documents, equally and ratably with the indebtedness of the Company under the Amended Credit Agreement and related documents and liabilities in connection with interest rate protection and other hedging agreements contemplated by the Amended Credit Agreement, by a security interest in the collateral (the "Collateral") under the Amended Collateral Documents described under "Description of Other Indebtedness -- The Amended Credit Agreement -- Collateral".

     In the event of foreclosure on the Collateral, the proceeds from the sale of the Collateral may not be sufficient to satisfy the Company's obligations under the Senior Notes and the Amended Credit Agreement in full. The amount to be received upon such a sale would be dependent upon numerous factors including the timing and the manner of the sale. In addition, the book value of the Collateral should not be relied upon as a measure of realizable value. By its nature, the Collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time. A significant portion of the Collateral, including the real property portion thereof, includes tangible and intangible assets which may only be usable as part of the existing operating businesses of the Company. Accordingly, any such sale of the Collateral, including the real property portion thereof, separate from the sale of certain of the Company's operating businesses, may not be feasible or of significant value. To the extent that third parties enjoy Permitted Liens or Liens otherwise permitted by the covenant described under "-- Certain Covenants -- Limitations on Liens", such third parties may have rights and remedies with respect to the property subject to such Liens that, if exercised, could adversely affect the value of the Collateral. In addition, the ability of the Senior Noteholders to realize upon any of the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy. See "Risk Factors -- Collateral".

     Upon the termination of all obligations under the Amended Credit Agreement or the release by the lenders under the Amended Credit Agreement of all Collateral, the Amended Collateral Documents will terminate and the Collateral will be released. Under the Amended Collateral Documents, the control of foreclosure proceedings, the enforcement and amendment of the Amended Collateral Documents and the right to take other actions with respect to the Collateral belong solely to the Collateral Agent and the lenders under the Amended Credit Agreement. The lenders under the Amended Credit Agreement may release Collateral, in whole or in part, from time to time, and in such event, the Collateral so released will be automatically released as security for the Senior Notes without any action on the part of the Trustee or the Senior Noteholders. In addition, all Collateral under the Amended Credit Agreement and the Amended Collateral Documents will be automatically released upon the Company's long-term indebtedness being rated BBB- by Standard & Poor's and Baa3 by Moody's, and in such event, all Collateral securing the Senior Notes will also be automatically released without any action on the part of the Trustee or the Senior Noteholders. For a further description of the Amended Collateral Documents, see "Description of Other Indebtedness -- The Amended Credit
Agreement -- Collateral".

CERTAIN COVENANTS

     The Indenture contains covenants, including, among others, the following:

          LIMITATION ON LIENS. The Indenture provides that, with respect to the Senior Notes, neither the Company nor any Subsidiary Guarantor will, nor will they permit any of their Subsidiaries (excluding Foreign Subsidiaries) to, create, incur, or permit to exist, any Lien on any of their respective assets, whether now owned or hereafter acquired, in order to secure any Indebtedness of either of the Company or any Subsidiary Guarantor, without effectively providing that the Senior Notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except: (i) Liens securing Indebtedness arising under the Credit Agreement, so long as such Liens also secure the Senior Notes, equally and ratably; (ii) Liens on cash and cash equivalents securing obligations in respect of letters of credit in accordance with the terms of the Credit Agreement, (iii) Liens existing as of the closing date of the Senior Notes Offering (the "Closing Date");
     (iv) Liens existing as of the Closing Date or granted after the Closing Date on any assets of the Company or any Subsidiary Guarantor or any of their Subsidiaries securing Indebtedness of the Company or any Subsidiary Guarantor created in favor of the Holders of the Senior Notes; (v) Liens securing Indebtedness of the Company or any Subsidiary which is incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under the Indenture; provided that such Liens do not extend to or cover any assets of the Company or any Subsidiary other than the assets securing the Indebtedness being extended, renewed or refinanced and that the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being extended, renewed or refinanced at the time of such extension, renewal or replacement, or at the time the Lien was issued, created or assumed or otherwise permitted; (vi) Permitted Liens; and (vii) Liens created in substitution of or as replacements for any Liens permitted by the preceding clauses (i) through (vi) or this clause (vii), provided that, based on a good faith determination of an officer of the Company, the asset encumbered under any such substitute or replacement Lien is substantially similar in nature to the asset encumbered by the otherwise permitted Lien which is being replaced.

          Notwithstanding the foregoing and the covenant described under "-- Limitation on Sale and Lease-Back Transactions" below, the Company and any Subsidiary may, without securing any of the Senior Notes, create, incur or permit to exist Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto and at the time of determination, the aggregate amount of Exempted Debt does not exceed the greater of (x) $100 million and (y) 15% of Consolidated Net Assets.

          LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS. The Indenture provides that neither the Company nor any Subsidiary Guarantor will, nor will they permit any of their Subsidiaries (excluding Foreign Subsidiaries) to, enter into any sale and lease-back transaction for the sale and leasing back of any property or asset, whether now owned or hereafter acquired, of the Company or any Subsidiary (except such transactions (i) entered into prior to the Closing Date, (ii) for the sale and leasing back of any property or asset by a Subsidiary to the Company or to another Subsidiary Guarantor (or, if there are no Subsidiary Guarantors, another Subsidiary),
     (iii) involving leases for less than three years or (iv) in which the lease for the property or asset is entered into within 180 days after the later of the date of acquisition, completion of construction or commencement or full operations of such property or asset) unless (a) the Company or any such Subsidiary would be entitled under the first paragraph of the "Limitation on Liens" covenant described above to create, incur or permit to exist a Lien on the assets to be leased securing Indebtedness in an amount at least equal to the Attributable Debt in respect of such transaction without equally and ratably securing the Senior Notes, (b) the Company or any Subsidiary would be entitled under the second paragraph of the "Limitations on Liens" covenant described above to create, incur or permit to exist a Lien on the assets to be leased securing Indebtedness in an amount at least equal to the Attributable Debt in respect of such transaction without equally and ratably securing the Senior Notes or (c) the proceeds of the sale of the assets to be leased are at least equal to their fair market value and the proceeds are applied to the purchase or acquisition (or in the case of real property, the construction) of assets or to the repayment of Indebtedness of the Company or any Subsidiary Guarantor (or, if there are no Subsidiary Guarantors, another Subsidiary).

MERGER, CONSOLIDATION OR SALE OF ASSETS

     The Indenture provides that the Company may, without the consent of the holders of any outstanding Senior Notes, consolidate with or sell or lease its assets as, or substantially as, an entirety, to, or merge with or into, any other entity, provided that (i) the Company shall be the continuing entity, or the successor entity formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets is organized under the laws of any domestic jurisdiction and expressly assumes the Company's obligations to pay principal of (and premium, if any) and interest on all the Senior Notes and the due and punctual performance and observance of all the covenants and conditions contained in the Indenture; (ii) immediately after giving effect to such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default shall have occurred and be continuing; and (iii) an officers' certificate and legal opinion covering certain of such conditions shall be delivered to the Trustee.

     Upon any consolidation or merger, or any sale or lease of the assets of the Company as, or substantially as, an entirety in accordance with the provisions of the Indenture, the entity formed by such consolidation or into which the Company shall have been merged or to which such sale or lease shall have been made shall succeed to and be substituted for the Company with the same effect as if it had been named in the Indenture as a party thereto and thereafter from time to time such successor entity may exercise each and every right and power of the Company under the Indenture in the name of the Company or in its own name; and any act or proceeding by any provision of the Indenture required or permitted to be done by the Board of Directors or any officer of the Company may be done with like force and effect by the like board or officer of any entity that shall at the time be the successor of the Company hereunder. In the event of the sale by the Company of its assets as, or substantially as, an entirety upon the terms and conditions of the Indenture, the Company shall be released from all its liabilities and obligations under the Indenture and the Senior Notes.

DEFAULTS

     An Event of Default is defined in the Indenture as (i) a default in any payment of interest on any Senior Note when due, that continues for 30 days,
(ii) a default in the payment of principal of any Senior Note when due at its Stated Maturity, upon declaration or otherwise, (iii) the failure by the Company to comply with its obligations under the covenant described under "-- Merger, Consolidation or Sale of Assets", (iv) the failure by the Company or a Subsidiary Guarantor to comply for 60 days after notice with any of its obligations under the covenants described under "-- Certain Covenants", (v) the failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture (other than those referred to in (i), (ii), (iii) or (iv) above), (vi) the failure by the Company, any Subsidiary Guarantor or any Subsidiary of the Company to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $30 million or its foreign currency equivalent (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (the "bankruptcy provisions"), (viii) any judgment or decree for the payment of money in excess of $30 million is rendered against the Company or any Significant Subsidiary remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 30 days after notice (the "judgment default provision"), (ix) except as permitted by the Indenture, a Subsidiary Guarantee ceases to be in full force and effect for 30 days after notice or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee (the "subsidiary guarantee provision") or (x) except as permitted by the Amended Collateral Documents, the Credit Agreement and the Indenture or any amendments thereto, any of the Collateral Documents ceases to be in full force and effect or ceases to be effective, in all material respects, to create a Lien on the Collateral in favor of the Senior Noteholders for 30 days after notice (the "collateral provision").

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     However, a default under clauses (iv), (v), (viii), (ix) and (x) will not constitute an Event of Default until the Trustee or the Holders of 25% in aggregate principal amount of the outstanding Senior Notes notify the Company as provided in the Indenture of the default and the Company does not cure such default within the time specified after receipt of such notice.

     If an Event of Default occurs and is continuing, the Trustee or the Senior Noteholders of at least 25% in aggregate principal amount of the outstanding Senior Notes by notice to the Company may declare the principal of and accrued but unpaid interest on all the Senior Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and accrued interest on all the Senior Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Senior Noteholders. Under certain circumstances, the Senior Noteholders of a majority in aggregate principal amount of the outstanding Senior Notes may rescind any such acceleration with respect to the Senior Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Senior Notes unless (i) such Holder shall have previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in aggregate principal amount of the outstanding Senior Notes shall have requested the Trustee to pursue the remedy,
(iii) such Holders shall have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense, (iv) the Trustee shall not have complied with such request within 60 days after the receipt of the request and the offer of such reasonable security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Senior Notes shall not have given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Senior Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

     The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 30 days after it is known to a Trust officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Senior Note, the Trustee may withhold notice if and so long as a committee of its Trust officers in good faith determines that withholding notice is not opposed to the interests of the Senior Noteholders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, (i) a certificate indicating whether the signers thereof know of any Default that occurred during the previous year and (ii) an opinion of counsel either stating that action has been taken with respect to any filing, refiling, recording or re-recording with respect to the Collateral as is necessary to maintain the Lien on the Collateral in favor of the Senior Noteholders or that no such action is necessary to maintain such Lien. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Senior Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Senior Notes then outstanding. However, without the consent of each Holder of an outstanding Senior Note affected, no amendment may, among other things, (i) reduce the amount of Senior Notes whose Holders must consent to an amendment,
(ii) reduce the rate of or extend the time for payment of interest on any Senior Note, (iii) reduce the principal of or extend the Stated Maturity of any Senior Note, (iv) reduce the premium payable upon any redemption of any Senior Note or change the time at which any Senior Note may be redeemed, (v) make any Senior Note payable in money other than that stated in the Senior Note, (vi) impair the right of any Holder to receive payment of principal of and interest on such Holder's Senior Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Senior Notes, (vii) make any changes that would affect the ranking of the Senior Notes or, except (a) in accordance with the terms of the Collateral Documents or the Indenture, (b) as permitted by the following paragraph or (c) in order to give effect to amendments to any of the Amended Collateral Documents, the security for the Senior Notes in a manner material and adverse to the Senior Noteholders or (viii) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions.

     Without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency whether wholly within the Indenture or as compared to any of the Amended Collateral Documents, or to make such other provisions in regard to matters or questions arising under the Indenture as the Board of Directors of the Company may deem necessary or desirable and which shall not materially and adversely affect the rights of the Holders, to provide for the assumption by a successor corporation of the obligations the Company under the Indenture, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes (provided that the uncertificated Senior Notes are issued in registered form for purposes of
Section 163(f) of the Code, or in a manner such that the uncertificated Senior Notes are as described in Section 163(f)(2)(B) of the Code), to add additional Guarantees with respect to the Senior Notes, to add additional security for the Senior Notes, to add to the covenants of the Company for the benefit of the Senior Noteholders or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any Holder in any material respect, to comply with, or allow for compliance with, any requirement of the SEC in connection with qualifying the Indenture under the TIA or giving effect to the security arrangements contemplated by the Indenture, to give effect to the provisions of the Amended Collateral Documents and the Indenture, including with regard to the release of all or a portion of the Collateral in accordance with such provisions and to give effect to the release of any Subsidiary Guarantee in accordance with the terms of the Indenture.

     The consent of the Senior Noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, the Company is required to mail to Senior Noteholders a notice briefly describing such amendment. However, the failure to give such notice to all Senior Noteholders, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER AND EXCHANGE

     A Senior Noteholder may transfer or exchange Senior Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a Senior Noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Senior Noteholder to pay any taxes required by law or permitted by the Indenture, including any transfer tax or other similar governmental charge payable in connection therewith. The Company is not required to transfer or exchange any Senior Note selected for redemption or to transfer or exchange any Senior Note for a period of 15 days prior to a selection of Senior Notes to be redeemed. The Senior Notes will be issued in registered form and the registered holder of a Senior Note will be treated as the owner of such Senior Note for all purposes.

DEFEASANCE

  GENERAL

     The Company at any time may terminate all its obligations under the Senior Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Senior Notes, to replace mutilated, destroyed, lost or stolen Senior Notes and to maintain a registrar and paying agent in respect of the Senior Notes. The Company at any time may terminate its obligations under the covenants described under "Certain Covenants", (other than the covenant described under "-- Merger, Consolidation or Sale of Assets") and the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision, the subsidiary guarantee provision or the collateral provision described under "-- Defaults" ("covenant defeasance").

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Senior Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Senior Notes may not be accelerated because of an Event of Default specified in clause (iv), (v), (vi),
(vii) (with respect only to Significant Subsidiaries), (viii), (ix) or (x) under "-- Defaults" above.

     In order to exercise either defeasance option, the Company must irrevocably deposit or cause to be deposited in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Senior

Notes (except lost, stolen or destroyed Senior Notes which have been replaced or repaid) to maturity or redemption, as the case may be, and must comply with certain other conditions.

  TAX CONSEQUENCES

     Under current law such deposit and discharge would, in the case of legal defeasance, and could, in the case of covenant defeasance, constitute a taxable exchange of the related Senior Notes. If the defeasance of such Senior Notes is considered to be a taxable exchange, each Holder of such Senior Notes would be required to recognize gain or loss equal to the difference between the Holder's tax basis in such Senior Notes and the value of the Holder's interest in the defeasance trust. In addition, such Holders thereafter might be required to include in income a different amount than would be includable in the absence of the discharge. Prospective investors are urged to consult their own tax advisers as to the specific consequences of such a deposit and discharge, including the applicability and effect of tax laws other than the federal income tax law.

CONCERNING THE TRUSTEE

     Bankers Trust Company is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Senior Notes.

     The Indenture contains certain limitations on the rights of the Trustee, if it is a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign. Bankers Trust Company is also the Administrative Agent under the Amended Credit Agreement and will act as Collateral Agent on behalf of all the secured creditors under the Amended Collateral Documents (including, without limitations, the Holders of the Senior Notes and the lenders under the Amended Credit Agreement).

     The Holders of a majority in principal amount of the outstanding Senior Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured) the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Senior Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

GOVERNING LAW

     The Indenture provides that it and the Senior Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     "Attributable Debt" means in connection with a sale and lease-back transaction, the lesser of (i) the fair market value of the assets subject to such transaction and (ii) the present value (discounted at a rate per annum equal to the average interest borne by all outstanding securities issued under the Indenture (which may include securities in addition to the Senior Notes) determined on a weighted average basis and compounded semiannually) of the obligations of the lessee for rental payments during the term of the related lease.

     "Capital Lease" means any Indebtedness represented by a lease obligation of a person incurred with respect to real property or equipment acquired or leased by such person and used in its business that is required to be recorded as a capital lease in accordance with GAAP.

     "Capital Stock" of any Person means any and all shares, interests, participations, rights to purchase, warrants, options or other equivalents (however designated) of corporate stock or other equity of such Person.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consolidated Net Assets" means as of any particular time the aggregate amount of assets after deducting therefrom all current liabilities except for
(i) notes and loans payable, (ii) current maturities of long-term debt and (iii) current maturities of obligations under capital leases, all as set forth on the most recent consolidated balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with GAAP.

     "Credit Agreement" means the Amended and Restated Credit Agreement as amended and restated as of December 18, 1996, as amended by the Fifth Amendment thereto, dated March 16, 1998, among the Company, Coltec Aerospace Canada Limited, a Subsidiary of the Company, Bankers Trust Company, as Administrative Agent, Bank of America National Trust and Savings Association, as Documentation Agent, The Chase Manhattan Bank, as Syndication Agent, Bank of Montreal, as Canadian Paying Agent, and the various lenders party thereto, as such agreement may be amended (including any amendment, restatement and successors thereof), supplemented, refinanced, renewed, extended, replaced, in whole or in part, or otherwise modified from time to time, including any increase in the principal amount of the obligations thereunder.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Exempted Debt" means the sum of the following as of the date of determination: (i) Indebtedness of the Company and its Subsidiaries (other than Foreign Subsidiaries) incurred after the Closing Date and secured by Liens not otherwise permitted by the covenant described under "-- Limitation on Liens" above and (ii) Attributable Debt of the Company and its Subsidiaries in respect of sale and lease-back transactions entered into after the Closing Date, other than sale and lease-back transactions permitted by clauses (a) and (c) of the covenant described under the "-- Limitation on Sale and Lease-Back Transactions" above.

     "Foreign Subsidiary" means any Subsidiary which is incorporated or otherwise organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia and any Subsidiary thereof.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     "Guarantee" means a guarantee, direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Holder" or "Senior Noteholder" means the Person in whose name a Senior
Note is registered on the Registrar's books.

     "Indebtedness" means, with respect to any Person, without duplication, (i) principal of, and premium, if any, and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not such claim for post-petition interest is allowed in such proceeding) on any indebtedness of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets, of such person or only to a portion thereof), (b) evidenced by notes, debentures or similar instruments (including purchase money obligations) given in connection with the acquisition of any property or assets (other than trade accounts payable for inventory or similar property acquired in the ordinary course of business), including securities, for the payment of which such Person is liable, directly or indirectly, or the payment of which is secured by a lien, charge or encumbrance on property or assets of such Person, (c) for goods, materials or services purchased in the ordinary course of business (other than trade accounts payable arising in the ordinary course of business which are due less than three months after the acceptance of such goods, materials or services), (d) with respect to letters of credit or bankers acceptances issued for the account of such Person or performance, surety or similar bonds, (e) for the payment of money relating to a

Capital Lease obligation or (f) under interest rate swaps, caps or similar agreements and foreign exchange contracts, currency swaps or similar agreements;
(ii) any liability of any other Person of the kind described in the preceding clause (i), which such Person has Guaranteed or which is otherwise its legal liability; and (iii) any and all deferrals, renewals, extensions and refunding of, or amendments, modifications or supplements to, any indebtedness of the kind described in any of the preceding clauses (i) or (ii).

     "Lien" means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

     "Permitted Liens" means (i) Liens on any asset of the Company or any Subsidiary created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 180 days after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations, or to secure all or part of the cost of such refurbishment, improvement or construction; (ii) (a) Liens to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of any asset (including shares of stock), including Capital Lease transactions in connection with any such acquisition and (b) Liens existing on any asset at the time of acquisition thereof or at the time of acquisition by the Company or any Subsidiary of any Person then owning such asset, directly or indirectly, whether or not such existing Liens were given to secure the payment of the purchase price of the property to which they attach; provided that, with respect to clause (a), such Liens shall be given within one year after such acquisition and shall attach solely to the assets acquired or purchased and any improvements then or thereafter placed thereon; (iii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (iv) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (v) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (vi) Liens encumbering customary initial deposits and margin deposits and other Liens, in each case securing Indebtedness of the Company or any Subsidiary under interest rate and currency hedging instruments and forward contract, option, futures contracts, futures options or similar agreements or arrangements designed to protect the Company or any Subsidiary from fluctuations in interest rates, currencies or the price of commodities or any combination of the foregoing; (vii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Subsidiary in the ordinary course of business, (viii) Liens in favor of the Company or any Subsidiary; (ix) Liens for taxes, assessments or governmental charges or levies on the assets of the Company or any Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings or Liens for the excess of the amount of any past due taxes for which a final assessment has not been received over the amount of such taxes as estimated and paid; (x) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens on the assets of the Company or any Subsidiary arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or are being contested in good faith and by appropriate proceedings; (xi) Liens on the assets of the Company or any Subsidiary incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice; (xii) Liens on the assets of a Receivables Subsidiary in a Qualified Receivables Transaction; (xiii) Liens in respect of any judgment rendered which is being contested diligently and in good faith by appropriate proceedings by the Company or any of its Subsidiaries and which does not have a material adverse effect on the ability of the Company and its Subsidiaries to operate the business or operations of the Company or its Subsidiaries taken as a whole; and (xiv) Liens in favor of the United States or any state or territory or possession thereof, or any foreign country, or any department, agency, instrumentality or political subdivision of any of such domestic or foreign governmental entity, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any liability incurred for the purpose of financing all or part of the purchase price or the cost of constructing the asset subject to such Liens.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Receivables Subsidiary (in the case of a transfer by the Company or a Subsidiary) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which, in each case, are customarily and regularly transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.

     "Receivables Subsidiary" means a Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable and which is designated by or pursuant to the authority of the Board of Directors as a Receivables Subsidiary (a) no portion of the Indebtedness of which (i) is guaranteed by the Company or any Subsidiary, (ii) is recourse to or obligates the Company or any Subsidiary in any manner other than pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Qualified Receivables Transactions or (iii) subjects any assets of the Company or any Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to the representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction and other than in respect of the related pledge of the financed accounts receivable and (b) with which neither the Company nor any Subsidiary has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results.

     "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Subsidiary" means a Person (other than an individual), a majority of the outstanding voting stock, partnership interests, membership interests or other equity interest, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "Subsidiary Guarantee" means the Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Senior Notes.

     "Subsidiary Guarantor" means each Subsidiary of the Company existing on the Closing Date and each new Subsidiary created after the Closing Date (in each case other than Foreign Subsidiaries), in each case, that Guarantees the Company's obligations under the Credit Agreement; provided that, if such Subsidiary's Guarantee of the Company's obligations under the Credit Agreement is released or ceases to be in effect, such Subsidiary shall no longer be a Subsidiary Guarantor.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. sec.sec. 77aaa-77bbbb) as in effect on the Closing Date.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

BOOK-ENTRY; DELIVERY AND FORM

     The Exchange Notes will be issued in the form of a Global Exchange Note. The Global Exchange Note will be deposited with, or on behalf of, the Depository and registered in the name of the Depository or its nominee. Except as set forth below, the Global Exchange Note may be transferred, in whole and not in part, only to the Depository or another nominee of the Depository. Investors may hold their beneficial interests in the Global Exchange Note directly through the Depository if they have an account with the Depository or indirectly through organizations which have accounts with the Depository.

     Exchange Notes that are issued as described below under "-- Certificated Exchange Notes" will be issued in definitive form. Upon the transfer of an Exchange Note in definitive form, such Exchange Note will, unless the Global Exchange Note has previously been exchanged for Exchange Notes in definitive form, be exchanged for an interest in the Global Exchange Note representing the principal amount of Exchange Notes being transferred.

     The Depository has advised the Company as follows: The Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository was created to hold securities of institutions that have accounts with the Depository ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (which may include the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

     Upon the issuance of the Global Exchange Note, the Depository will credit, on its book-entry registration and transfer system, the principal amount of the Exchange Notes represented by such Global Exchange Note to the accounts of participants. Ownership of beneficial interests in the Global Exchange Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Exchange Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository (with respect to participants' interest) and such participants (with respect to the owners of beneficial interests in the Global Exchange Note other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Exchange Note.

     So long as the Depository, or its nominee, is the registered holder and owner of the Global Exchange Note, the Depository or such nominee, as the case may be, will be considered the sole legal owner and holder of the related Exchange Notes for all purposes of such Exchange Notes and the Indenture. Except as set forth below, owners of beneficial interests in the Global Exchange Note will not be entitled to have the Exchange Notes represented by the Global Exchange Note registered in their names, will not receive or be entitled to receive physical delivery of certificated Exchange Notes in definitive form and will not be considered to be the owners or holders of any Exchange Notes under the Global Exchange Note. The Company understands that under existing industry practice, in the event an owner of a beneficial interest in the Global Exchange Note desires to take any action that the Depository, as the holder of the Global Exchange Note, is entitled to take, the Depository would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Payment of principal of and interest on Exchange Notes represented by the Global Exchange Note registered in the name of and held by the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Exchange Note.

     The Company expects that the Depository or its nominee, upon receipt of any payment of principal of or interest on the Global Exchange Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Exchange Note as shown on the records of the Depository or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Exchange Note held through such participants will be governed by standing instructions and customary practices and will be the responsibility of such participants. The Company will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Exchange Note for any Exchange Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and its participants or the relationship between such participants and the owners of beneficial interests in the Global Exchange Note owning through such participants.

     Unless and until it is exchanged in whole or in part for certificated Exchange Notes in definitive form, the Global Exchange Note may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository.

     Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Exchange Note among participants of the Depository, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor the Company will have any responsibility for the performance by the Depository or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED EXCHANGE NOTES

     The Exchange Notes represented by the Global Exchange Note are exchangeable for certificated Exchange Notes in definitive form of like tenor as such Exchange Notes in denominations of U.S. $1,000 and integral multiples thereof if
(i) the Depository notifies the Company that it is unwilling or unable to continue as Depository of the Global Exchange Note or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act and a successor Depository is not appointed by the Company within 90 days, (ii) the Company in its discretion at any time determines not to have all of the Exchange Notes represented by the Global Exchange Note or (iii) an Event of Default has occurred and is continuing. Any Exchange Note that is exchangeable pursuant to the preceding sentence is exchangeable for certificated Exchange Notes issuable in authorized denominations and registered in such names as the Depository shall direct. Subject to the foregoing, the Global Exchange Note is not exchangeable, except for a Global Exchange Note of the same aggregate denomination to be registered in the name of the Depository or its nominee.

REGISTERED EXCHANGE OFFER; REGISTRATION RIGHTS

     Holders of Exchange Notes are not entitled to any registration rights with respect to the Exchange Notes. The Company and the Subsidiary Guarantors have agreed pursuant to a registration rights agreement (the "Registration Rights Agreement") with the Initial Purchasers, for the benefit of the holders of the Senior Notes, that the Company will, at its cost, (i) within 90 days after the Issue Date, file a Registration Statement with the SEC with respect to the Exchange Offer to exchange the Outstanding Notes for Exchange Notes having terms substantially identical in all material respects to the Outstanding Notes except that such notes will not contain terms with respect to transfer restrictions and
(ii) use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act within 150 days after the Issue Date. Upon the effectiveness of the Registration Statement, the Company will offer the Exchange Notes in exchange for surrender of the Outstanding Notes. The Company will keep the Exchange Offer open for not less than 20 days (or longer if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the holders of the Senior Notes. For each Outstanding Note surrendered to the Company pursuant to the Exchange Offer, the holder of such Outstanding Note will receive an Exchange Note having a principal amount at maturity equal to that of the surrendered Outstanding Note at maturity. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Outstanding Note surrendered in exchange thereof or, if no interest has been paid on such Outstanding Note, from the date interest begins to accrue on such Outstanding Note.

     In the event that applicable interpretations of the staff of the SEC do not permit the Company to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 180 days of the

Closing Date, or if the Initial Purchasers so request with respect to Outstanding Notes not eligible to be exchanged for Exchange Notes in the Exchange Offer, or if any holder of Outstanding Notes is not eligible to participate in the Exchange Offer or does not receive freely tradeable Exchange Notes in the Exchange Offer, the Company, will, at its cost, (a) as promptly as practicable, file a shelf registration statement (the "Shelf Registration Statement") with the SEC covering resales of the Outstanding Notes or the Exchange Notes, as the case may be, (b) use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) keep the Shelf Registration Statement effective until the earlier of
(i) the time when the Senior Notes covered by the Shelf Registration Statement can be sold pursuant to Rule 144 without any limitations under clauses (c), (e),
(f) and (h) of Rule 144 and (ii) two years from the Issue Date; provided that the Company will be permitted to suspend the use of the prospectus which forms a part of the Shelf Registration Statement for a period not to exceed 45 days in any three-month period or three periods not to exceed an aggregate of 90 days in any 12-month period under certain circumstances relating to pending corporate developments, public filings with the Commission and similar events. The Company will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Senior Notes. A holder selling such Senior Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

     If (i) within 90 days after the Issue Date, neither the Registration Statement nor the Shelf Registration Statement has been filed with the SEC; (ii) within 180 days after the Issue Date, neither the Exchange Offer is consummated nor the Shelf Registration Statement is declared effective; or (iii) after either the Registration Statement or the Shelf Registration Statement is declared effective, such registration statement thereafter ceases to be effective or usable (subject to certain exceptions, including the blackout provisions described above) in connection with resales of Outstanding Notes or Exchange Notes in accordance with and during the periods specified in the Registration Rights Agreement (each such event referred to in clause (i) through (iii) being herein called a "Registration Default"), additional cash interest will accrue on the Outstanding Notes and the Exchange Notes at the rate of 0.50% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, calculated on the principal amount of the Senior Notes as of the date on which such interest is payable. Such interest is payable in addition to any other interest payable from time to time with respect to the Senior Notes.

     If the Company effects the Exchange Offer, it will be entitled to close the Registered Exchange Offer 20 business days after the commencement thereof provided that it has accepted all Senior Notes theretofore validly tendered in accordance with the terms of the Exchange Offer.

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to the Company.

                       DESCRIPTION OF OTHER INDEBTEDNESS

     The following summaries of certain indebtedness of the Company do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements governing such indebtedness, copies of which are available upon request to the Company.

THE AMENDED CREDIT AGREEMENT

  GENERAL

     The Company and Coltec Aerospace Canada Limited, a Canadian subsidiary of the Company (the "Canadian Borrower"), are parties to the Amended Credit Agreement with various lenders (collectively, the "Lenders"), Bankers Trust Company, as Administrative Agent, Bank of America National Trust and Savings Association, as Documentation Agent, The Chase Manhattan Bank, as Syndication Agent, and Bank of Montreal, as Canadian Paying Agent. Capitalized terms used but not defined in this summary have the meanings assigned thereto in the Amended Credit Agreement.

     The Amended Credit Agreement provides for revolving borrowings by the Company and the Canadian Borrower of up to $900 million, which will be reduced by 66 2/3% of the gross proceeds to the Company from the TIDES Offering and the Senior Notes Offering (the "Total Commitment") and which expires on December 15, 2001. The Canadian Borrower may borrow up to $80 million under the Amended Credit Agreement with the remainder of the Total Commitment available only to the Company.

     The Amended Credit Agreement also provides for the issuance of certain standby letters of credit and trade letters of credit (collectively, the "Letters of Credit") for the account of the Company; provided that the outstanding amount of all Letters of Credit does not exceed, (x) when added to the outstanding amount of letters of credit not issued under the Amended Credit Agreement, $125 million or (y) when added to all loans outstanding under the Amended Credit Agreement, the Total Commitment.

  GUARANTEES

     The obligations of the Company under the Amended Credit Agreement are guaranteed by each existing domestic subsidiary of the Company and will be guaranteed by each subsequently acquired domestic subsidiary (excluding the trust that will issue the Convertible Preferred Securities in the TIDES Offering and certain other subsidiaries) of the Company (the "Credit Agreement Subsidiary Guarantees"). The obligations of the Canadian Borrower under the Amended Credit Agreement are guaranteed by the Company and by each existing Canadian subsidiary of the Canadian Borrower and will be guaranteed by each subsequently acquired subsidiary of the Canadian Borrower.

  COLLATERAL

     Pledged Securities. Pursuant to a pledge agreement, dated as of March 24, 1992 and as amended and restated as of December 18, 1996 and as further amended as of April 16, 1998, made by the Company to Bankers Trust Company, as Collateral Agent (the "Company Pledge Agreement"), the obligations of the Company under the Amended Credit Agreement and the Senior Notes are secured by pledges of all the capital stock of the Company's direct domestic subsidiaries and 66% of the capital stock of the Company's direct foreign subsidiaries and any promissory notes held by the Company.

     Pursuant to a pledge agreement, dated as of March 24, 1992 and as amended and restated as of December 18, 1996 and as further amended as of April 16, 1998, made by the Company's subsidiaries to Bankers Trust Company, as Collateral Agent (the "Subsidiaries Pledge Agreement"), the obligations of each domestic subsidiary of the Company under the Subsidiaries Guarantee and the Subsidiary Guarantees of the Senior Notes are secured by pledges of all the capital stock of such subsidiary's direct domestic subsidiaries and 66% of all the capital stock of such subsidiary's direct foreign subsidiaries and any promissory notes held by such subsidiary. The securities pledged pursuant to the Company Pledge Agreement and the Subsidiaries Pledge Agreement are referred to herein as the "Pledged Securities".

     Other Security. Pursuant to a security agreement, dated as of March 24, 1992 and as amended and restated as of December 18, 1996 and as further amended as of April 16, 1998, made by the Company to Bankers Trust Company, as Collateral Agent (the "Company Security Agreement"), the obligations of the Company and loans to the Canadian Borrower under the Amended Credit Agreement and the Senior Notes are secured by a security interest in substantially all inventory, accounts receivable, a cash collateral account, intellectual property rights, computer programs, contracts, goods, general intangibles, chattel paper, documents and instruments of the Company and all proceeds of the foregoing.

     Pursuant to a security agreement, dated as of March 24, 1992 and as amended and restated as of December 18, 1996 and as further amended as of April 16, 1998, made by the Company's subsidiaries to Bankers Trust Company, as Collateral Agent (the "Subsidiaries Security Agreement"), the obligations of each domestic subsidiary of the Company under the Subsidiaries Guarantee and the Subsidiary Guarantees of the Senior Notes are secured by a security interest in substantially all inventory, accounts receivable, a cash collateral account, intellectual property rights, computer programs, contracts, goods, general intangibles, chattel paper, documents and instruments of such subsidiary and all proceeds of the foregoing.

     Real Property. The obligations of the Company under the Amended Credit Agreement and the Senior Notes are secured by first mortgages or deeds of trust on certain of the manufacturing plants owned by the Company and its subsidiaries, including the plants in West Hartford, Connecticut, Euless, Texas, Beloit, Wisconsin, and Longview, Texas (collectively, the "Mortgages"). See "Business -- Properties".

     The Company Pledge Agreement, the Subsidiaries Pledge Agreement, the Company Security Agreement, the Subsidiaries Security Agreement and the Mortgages are hereinafter referred to as the "Amended Collateral Documents".

     The following is a summary of the material provisions of the Amended Collateral Documents pertaining to the Collateral.

     Collateral Agent. Bankers Trust Company will be the Collateral Agent under each of the Amended Collateral Documents. Bankers Trust Company is also the Administrative Agent under the Amended Credit Agreement. The Collateral Agent is not a fiduciary to any of the secured creditors, including, without limitation, the holders of the Senior Notes. However, any enforcement of the provisions of the Amended Collateral Documents by the Collateral Agent will be made for the benefit of all the secured creditors under the Amended Collateral Documents, including for the benefit of the holders of the Senior Notes.

     Obligations Secured by the Collateral. The obligations which are secured by the Collateral include (i) payments of principal of and interest on the loans under the Amended Credit Agreement, all reimbursement obligations and unpaid drawings with respect to letters of credit under the Amended Credit Agreement and all other obligations owing to the lenders in connection with the Amended Credit Agreement and related documents, (ii) all liabilities in connection with interest rate protection and other hedging agreements contemplated by the Amended Credit Agreement and (iii) payments of principal of and interest on the Senior Notes and the Exchange Notes and all other obligations of the Company under the Indenture and the Senior Notes and the Exchange Notes (items (i), (ii) and (iii) above, together with certain expenses of, and amounts paid by, the Collateral Agent or any secured creditor, are hereinafter referred to as the "Obligations").

     Enforcement of Collateral Provisions. The Amended Collateral Documents may be enforced only by the Collateral Agent, in each case acting upon instructions from the "Required Secured Creditors", which is defined to mean the "Required Banks", which, in turn, is defined to mean the lenders holding a majority of the obligations (or of all the obligations in certain cases) under the Amended Credit Agreement. Because the holders of the Senior Notes are not included in the definition of "Required Secured Creditors", neither the holders of the Senior Notes nor the Trustee under the Indenture relating to the Senior Notes will have the ability to enforce the provisions of any of the Amended Collateral Documents.

     Generally, upon an acceleration of the obligations under the Amended Credit Agreement, an acceleration of indebtedness under third-party debt agreements in excess of $10 million, a voluntary, involuntary or court-declared bankruptcy or certain other events, in each case as set forth in the Amended Credit Agreement, or upon an Event of Default under the Indenture, the Required Secured Creditors may direct the Collateral Agent to enforce the provisions of the Amended Collateral Documents. In such an event, the Collateral Agent may exercise any of its rights as a secured creditor under the Uniform Commercial Code and the Amended Collateral Documents (such as foreclosing upon and selling portions of the Collateral and voting the Pledged Securities).

     The occurrence of an Event of Default under the Indenture will not give the holders of the Senior Notes or the Trustee under the Indenture relating to the Senior Notes the right at any time to direct the Collateral Agent to exercise any of its rights or to enforce any provisions under the Amended Collateral Documents.

     Notwithstanding the foregoing, in the event that (i) the principal of any secured Obligations has been accelerated or the final maturity thereof has occurred and there exists a payment Event of Default where the aggregate principal amount of such Obligations is at least $100 million and where such payment Event of Default has continued for 90 days and (ii) the Required Secured Creditors have not directed the Collateral Agent to enforce the provisions of any of the Amended Collateral Documents, then a majority of the "Secured Creditors" (defined to mean a majority of all the secured Obligations, including the Senior Notes) may cause the Collateral Agent to enforce such provisions. The Required Secured Creditors, however, would continue to have the right to direct the manner and method of such enforcement.

     Upon the occurrence of an event of default under the Amended Credit Agreement, the Administrative Agent may notify the Company and the Canadian Borrower of its election to terminate the Amended Credit Agreement and, upon such notice, the obligations of the Company and the Canadian Borrower will be accelerated and be immediately due and payable except that, upon the occurrence of certain bankruptcy-related events of default, such termination and acceleration will be deemed to occur immediately without notice. Upon such acceleration, in addition to such other rights as are permitted by the Amended Credit Agreement or by law, the Collateral Agent has the right to enforce all of the liens and security interests created pursuant to the Amended Credit Agreement and the Amended Collateral Documents.

     Application of Proceeds. All moneys collected by the Collateral Agent upon any sale or other disposition of the Collateral shall be applied as follows:

     (i) first, to the payment of all amounts owing to the Collateral Agent;

     (ii) second, to the payment of the "Primary Obligations," which is defined to include all of (i) the obligations under the Amended Credit Agreement,
     (ii) the Senior Notes and (iii) the obligations in connection with interest rate protection and other hedging agreements contemplated by the Amended Credit Agreement;

     (iii) third, to the payment of the "Secondary Obligations," which is defined to mean all Obligations other than the Primary Obligations; and

     (iv) fourth, to the Company or its subsidiaries, as the case may be.

     All actions required or permitted to be taken by the Senior Noteholders will be taken only by the Trustee as directed by the Senior Noteholders and all payments required to be made with respect to the Senior Notes will be paid to the Trustee on behalf of the Senior Noteholders.

     Amendments and Waivers. The Amended Collateral Documents may be amended or waived by the Required Banks; provided that any change, waiver or modification materially adversely affecting the rights and benefits of a single "Class" of secured creditors (and not all secured creditors in a like or similar manner) will require the written consent of the "Requisite Class Creditors" of such Class, which is defined to mean a majority of such affected Class; provided further that any Class will not be considered to be affected differently from any other Class due to the Obligations of any such other Class being paid, repaid, refinanced, renewed or extended and the Collateral being released, in whole or in part (whether by action of such other Class or otherwise), as security for such Class and such other Class. Each of the lenders under the Amended Credit Agreement, the interest rate protection creditors and the holders of the Senior Notes will constitute a separate Class.

     Notwithstanding the foregoing, the Required Banks may at any time agree to amendments to the Amended Collateral Documents in order to, among other things,
(i) secure additional extensions of credit or (ii) add additional Secured Creditors to a specified Class, in each case, without the consent of the other Secured Creditors.

     Release of Collateral. Pursuant to the terms of the Amended Collateral Documents, any Collateral representing less than all or substantially all of the Collateral may be released upon the direction of the Required Banks, which in this context means Lenders representing holders of a majority of the Obligations under the Amended Credit Agreement. The approval of all the Lenders under the Amended Credit Agreement is required for releases of all or substantially all of the Collateral, except as set forth in the following paragraph. Upon such direction by the applicable Required Banks, the applicable Collateral will be released whether or not the Senior Notes remain outstanding and without regard to the ratings of the Company's Rated Indebtedness. Notwithstanding the foregoing, in the event the Trustee notifies the Collateral Agent in writing that the Senior Notes have been accelerated, the Collateral Agent will not release any Collateral or terminate any Amended Collateral Documents, except with the prior written consent of the holders of the Senior Notes holding a majority of the then-outstanding Senior Notes.

     In addition, all Collateral under the Amended Collateral Documents shall be automatically released and all such Amended Collateral Documents shall be terminated and of no further force or effect at such time as (x) no default or event of default under the Amended Credit Agreement is in existence and (y) the Company has then outstanding Rated Indebtedness which is at such time rated at least BBB- by Standard & Poor's and Baa3 by Moody's; provided that the Rated Indebtedness described above shall be required to be unsecured or, if secured, both Standard & Poor's and Moody's shall have stated to the Company and the Administrative Agent in writing that, assuming that neither the Amended Credit Agreement nor the Senior Notes were secured, the long-term unsecured Debt pursuant to the Amended Credit Agreement and the Senior Notes would be rated at least BBB-by Standard & Poor's and Baa3 by Moody's at such time; provided further that such release shall not be effected until the tenth Business Day after the Company delivers to the Administrative Agent written notice of the attainment of such rating and, if required, a copy of the written statements specified above. Notwithstanding anything to the contrary contained in the immediately preceding sentence or the proviso thereto, if the Company at any time requests in writing that the Administrative Agent cause the release of all Collateral under all the Amended Collateral Documents and establishes to the satisfaction of the Administrative Agent that (x) no default or event of default under the Amended Credit Agreement is in existence (and no default or event of default shall be in existence after the release described below) and (y) at the time of the release of all Collateral under all the Amended Collateral Documents (and after giving effect thereto), the Company's Rated Indebtedness (which shall be unsecured Debt after the release of Collateral contemplated by this paragraph, and shall include the Debt under the Amended Credit Agreement and the Senior Notes, to the extent then outstanding) shall be rated at least BBB-by Standard & Poor's and Baa3 by Moody's (and the Company shall have furnished to the Administrative Agent a written statement from each of Standard & Poor's and Moody's to the effect that, if neither the Amended Credit Agreement nor the Senior Notes were secured, the long term unsecured Debt pursuant to the Amended Credit Agreement and the Senior Notes would be rated at least BBB- by Standard & Poor's and Baa3 by Moody's at such time), then all Collateral under all the Amended Collateral Documents shall be released and all such Amended Collateral Documents shall be terminated and of no further force or effect.

     Upon the disposition of Holley, Holley was released under the Amended Credit Agreement and the Indenture as a Subsidiary Guarantor and its assets and its capital stock was released under the Amended Collateral Documents as security for borrowings under the Amended Credit Agreement and the Senior Notes. See "Prospectus Summary -- Recent Development".

     Termination. Each of the Amended Collateral Documents will terminate on the date on which all Obligations under the Amended Credit Agreement have been paid. In addition, the Amended Collateral Documents may be terminated upon the direction of the Required Banks, which in this context means Lenders representing all the Obligations under the Amended Credit Agreement. Upon such termination of the Amended Collateral Documents, the Collateral will be released whether or not the Senior Notes remain outstanding.

  COVENANTS

     The Amended Credit Agreement includes certain financial covenants that require the Company to maintain (i) a ratio of Consolidated Current Assets to Consolidated Current Liabilities at all times of greater than 1.25 to 1.0, (ii) an Interest Coverage Ratio for any period of four consecutive fiscal quarters of greater than 3.0 to 1.0, (iii) a Leverage Ratio at all times prior to and including June 30, 1998 of less than 4.25 to 1.0, from July 1, 1998 to and including December 31, 1999 of less than 3.75 to 1.0, and thereafter of less than 3.25 to 1.0. The Company has also agreed that the Company and its subsidiaries will not make capital expenditures which in the aggregate exceed $90 million for the fiscal year ending December 31, 1997, $75 million for the fiscal year ending December 31, 1998, $65 million for each of the fiscal years ending December 31, 1999 and December 31, 2000, and $70 million for the fiscal year ending December 31, 2001.

     The Amended Credit Agreement also includes covenants that prohibit the Company and its subsidiaries from, among other things and subject to certain exceptions, (i) incurring certain liens on the property and assets of the Company and its subsidiaries, (ii) winding up, liquidating or dissolving its affairs or entering into any transaction of merger or consolidation, or conveying, selling, leasing or otherwise disposing of property or assets, (iii) authorizing, declaring or paying any dividends (other than, among other things, distributions on the Common Stock or Convertible Preferred Securities) or repurchasing Common Stock or Convertible Preferred Securities, except, in any fiscal year, subject to certain limitations, the Company may pay dividends or repurchase Common Stock or Convertible Preferred Securities in an amount equal to the greater of $7.5 million or 30% of Consolidated Net Income for the preceding fiscal year, (iv) incurring Debt, other than Debt outstanding under the Amended Credit Agreement and certain other existing Debt, accrued expenses, the Senior Notes, the TIDES Debentures, Debt incurred to pay all or a portion of the purchase price of equipment or machinery secured by liens placed upon equipment or machinery used in the ordinary course of the business of the Company, Debt incurred with respect to certain lease obligations, Debt under interest rate protection agreements, certain permitted acquired Debt, Debt of foreign subsidiaries of the Company not to exceed $100 million, and other Debt not otherwise permitted under the Amended Credit Agreement up to the aggregate amount of $100 million, (v) lending money or extending credit or making advances to any person or purchasing or acquiring any stock, obligations or securities of any person, (vi) entering into transactions with affiliates, except in the ordinary course of business and on terms and conditions substantially as favorable to the Company or such subsidiary as would be obtainable in a comparable arm's-length transaction with an unaffiliated entity, (vii) prepaying or redeeming the Senior Notes in an amount greater than $100 million, (viii) restricting the ability of its subsidiaries to pay dividends or other distributions on its capital stock, make loans or advances to the Company or other subsidiaries or transfer assets to the Company, (ix) making certain issuances of capital stock or securities convertible into or exercisable for capital stock and (x) certain other restrictions.

  CERTAIN DEFINITIONS

     "Backstopped Letters of Credit" means certain existing Letters of Credit described in the Amended Credit Agreement with respect to which standby Letters of Credit serve as support for the reimbursement obligations of the Company and its subsidiaries to the issuers of such Backstopped Letters of Credit.

     "Capitalized Lease Obligations" of any person means all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

     "Consolidated Current Assets" means the consolidated current assets of the Company and its subsidiaries plus the Total Unutilized Commitment less the aggregate amount of Non-Facility Letter of Credit Outstandings at such time.

     "Consolidated Current Liabilities" means the consolidated current liabilities of the Company and its subsidiaries, but excluding the current portion of any long-term Debt which would otherwise be included therein.

     "Consolidated EBITDA" means for any period Consolidated EBIT, adjusted by adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated EBIT for such period.

     "Consolidated EBIT" means for any period the consolidated net income of the Company and its subsidiaries before interest income, consolidated interest expense and provision for taxes and without giving effect to any extraordinary gains or gains from sales of assets other than inventory sold in the ordinary course of business (determined after taking into account losses from sales of such assets).

     "Credit Documents" means the Amended Credit Agreement, and all documents executed in connection therewith, including each of the promissory notes required to be executed by the Company, any subsidiary of the Company or the Canadian Borrower under the Amended Credit Agreement, the Credit Guarantees and each Security Document.

     "Debt" means, as to any person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such person for borrowed money or for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (ii) the maximum amount available to be drawn under all letters of credit (excluding Backstopped Letters of Credit so long as (x) fully supported by one or more Letters of Credit issued under the Amended Credit Agreement and (y) no unreimbursed drawing has been made under the respective Backstopped Letter of Credit) issued for the account of such person and with respect to which such person has a reimbursement obligation and all unpaid drawings in respect of such letters of credit, (iii) all Debt of the types described in clause (i) (other than certain trade payables), (ii), (iv), (v), (vi) or (vii) secured by liens on property of such person, (iv) all Capitalized Lease Obligations of such person, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all contingent obligations of such persons and (vii) all obligations under any interest rate protection or other hedging agreement or under any similar type of agreement entered into with a person not a Lender; provided that the aggregate outstanding amount of any Debt described in clause
(iii) above shall equal the lesser of (x) the aggregate outstanding amount of all Debt secured by such lien and (y) the fair market value of all property subject to such lien; provided further that on and after the date on which any other Debt for borrowed money (the "Defeased Debt") shall have been permanently defeased or otherwise satisfied and discharged in the manner provided in the documentation governing such Defeased Debt, and so long as the Company and its subsidiaries are permanently relieved as a result thereof of all monetary obligations, and obligations to comply with covenants, with respect thereto (which defeasances, satisfactions and discharges are subject to the limitations set forth in the Amended Credit Agreement), such Defeased Debt shall not be considered outstanding Debt for purposes of the Amended Credit Agreement.

     "Interest Coverage Ratio" means for any period the ratio of Consolidated EBITDA for such period to consolidated interest expense for such period.

     "Letter of Credit Outstandings" means, at any time, the sum of (i) the aggregated stated amount of all then outstanding Letters of Credit and (ii) the aggregate amount of all unpaid drawings at such time.

     "Leverage Ratio" means, at any date of determination, the ratio of (i) consolidated indebtedness on such date to (ii) Consolidated EBITDA for the period of four consecutive quarters most recently ended on or prior to such date, in each case taken as one accounting period.

     "Moody's" means Moody's Investors Service, Inc.

     "Non-Facility Letters of Credit" means each letter of credit (other than any Letter of Credit issued pursuant to the Amended Credit Agreement) issued for the account of the Company and its subsidiaries.

     "Rated Indebtedness" means long-term unsecured Debt of the Company which is rated by both Standard & Poor's and Moody's, or if no such Debt of the Company shall be rated, Debt under the Amended Credit Agreement or Debt of the Company which is equally and ratably secured with Debt under the Amended Credit Agreement, to the extent such Debt shall be rated by either Standard & Poor's or Moody's.

     "Security Documents" means each pledge agreement, each security agreement, each mortgage and each additional security document.

     "Standard & Poor's" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

     "Total Unutilized Commitment" means, at any time, an amount equal to the remainder of (x) the then Total Commitment, less (y) the sum of (I) the aggregate principal amount of revolving borrowings then outstanding plus (II) the then aggregate amount of Letter of Credit Outstandings.

OTHER INDEBTEDNESS

     As of December 31, 1997, the Company had outstanding $7.5 million of 9 3/4% senior notes due 1999, $7.4 million of 9 3/4% senior notes due 2000 and $48.8 million of other indebtedness due between 1998 and 2010. In 1996, the Company conducted a tender offer and consent solicitation for the 9 3/4% senior notes due 1999 and 9 3/4% senior notes due 2000, pursuant to which all restrictive covenants were removed and all notes other than the amounts set forth in the preceding sentence were repurchased.

                             UNITED STATES TAXATION
GENERAL

     The following is a general discussion of the material U.S. Federal income tax consequences of a holder's rights under the Registration Rights Agreement. This discussion assumes that a holder of Senior Notes will hold such Senior Notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not deal with all U.S. Federal income tax consequences that may be relevant to particular investors in light of their personal investment circumstances, including persons holding Senior Notes as part of a conversion or constructive sale transaction or as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes, nor does it discuss U.S. Federal income tax consequences applicable to certain types of investors subject to special treatment under U.S. Federal income tax laws, including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, persons that have a functional currency other than the U.S. dollar, investors in pass-through entities and foreign persons, including foreign corporations, partnerships and individuals. In addition, this discussion does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular investor.

     This discussion is based upon current provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and pronouncements of the Internal Revenue Service ("IRS") and judicial decisions currently in effect, all of which are subject to change, possibly with retroactive effect. The Company has not and will not seek any rulings or opinions from the IRS with respect to the matters discussed herein, and as a result, there can be no assurance that the IRS will not disagree with or challenge any of the conclusions set forth in this discussion.

EXCHANGE OFFER

     The Company will be required to pay additional cash interest on the Senior Notes if it fails to comply with certain of its obligations under the Registration Rights Agreement. Such additional interest should be taxable to a holder as ordinary interest income at the time it accrues or is received in accordance with each such holder's usual method of tax accounting. It is possible, however, that the IRS may take a different position, in which case holders might be required to include such additional interest in income as it accrues or becomes fixed (regardless of their usual method of tax accounting).

     The exchange of Outstanding Notes for Exchange Notes pursuant to the Exchange Offer will not constitute a taxable event for U.S. Federal income tax purposes. As a result, (i) a holder of Outstanding Notes will not recognize taxable gain or loss as a result of the exchange of Outstanding Notes for Exchange Notes pursuant to the Exchange Offer, (ii) the holding period of the Exchange Notes will include the holding period of the Outstanding Notes surrendered in exchange therefor and (iii) a holder's adjusted tax basis in the Exchange Notes will be the same as such holder's adjusted tax basis in the Outstanding Notes immediately prior to the surrender of such Outstanding Notes pursuant to the Exchange Offer.

UNITED STATES ALIEN HOLDERS OF NOTES

     For purposes of this discussion, a "United States Alien Holder" is any beneficial owner of a Senior Note that is a corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership or a nonresident fiduciary of a foreign estate or trust.

     Under present United States Federal income and estate tax law, and subject to the discussion below concerning backup withholding:

     (a) payment of principal and interest on the Senior Notes by the Company or any paying agent to any United States Alien Holder will not be subject to United States Federal withholding tax, provided that, in the case of interest, (i) such Holder does not own, actually or constructively, ten percent or more of the total combined voting power of all classes of stock of the Company entitled to vote, is not a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership, and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code and (ii) either (A) the beneficial owner of the Senior Note certifies to the Company or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Senior Notes in such capacity, certifies to the Company or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Company or its agent with a copy thereof.

     (b) a United States Alien Holder of a Senior Note will not be subject to United States Federal income tax on gain realized on the sale, exchange or other disposition of such Senior Note unless (i) subject to certain exceptions, such Holder is an individual who is present in the United States for 183 days or more during the taxable year of disposition and certain other requirements are met;
(ii) such gain is effectively connected with the conduct by such Holder of a trade or business in the United States; or (iii) the United States Alien Holder is subject to tax pursuant to the provisions of the Code applicable to certain former citizens and residents of the United States; and

     (c) a Senior Note or coupon held by an individual who is not a citizen or resident of the United States at the time of his death will not be subject to United States Federal estate tax as a result of such individual's death, provided that the individual does not own, actually or constructively, ten percent or more of the total combined voting power of all classes of stock of the Company entitled to vote and, at the time of the individual's death, payments with respect to such Senior Note would not have been effectively connected to the conduct by such individual of a trade or business in the United States.

     If a United States Alien Holder is engaged in a trade or business in the United States and interest paid with respect to the Notes is effectively connected with the conduct of such trade or business, the United States Alien Holder, although exempt from the withholding tax discussed in clause (a) above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a United States person. In addition, if such United States Alien Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Annual information reporting will apply to interest income on the Senior Notes and payments made on, and proceeds from the sale of, the Senior Notes may be subject to a backup withholding tax of 31% unless the holder complies with certain identification requirements. Any amounts withheld from payment to a United States Alien Holder under the backup withholding rules will be allowed as a credit against such Holder's United States Federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished to the United States Internal Revenue Service.

     PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE SENIOR NOTES, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS AND POSSIBLE FUTURE CHANGES IN SUCH TAX LAWS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Senior Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters with respect to the issuance and sale of the Exchange Notes offered hereby will be passed upon for the Company by Robert J. Tubbs, Executive Vice President, General Counsel and Secretary of the Company.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The consolidated financial statements included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report with respect thereto, and is included herein.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Report of Independent Public Accountants....................  F-2
Consolidated Statements of Earnings for Years Ended December
  31, 1997, 1996 and 1995...................................  F-3
Consolidated Balance Sheets at December 31, 1997 and 1996...  F-4
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1997, 1996 and 1995..........................  F-5
Consolidated Statements of Shareholders' Equity for the
  Years Ended December 31, 1997, 1996 and 1995..............  F-6
Notes to Consolidated Financial Statements..................  F-7

                             COLTEC INDUSTRIES INC

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Coltec Industries Inc:

     We have audited the accompanying consolidated balance sheets of Coltec Industries Inc and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Coltec Industries Inc and subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Charlotte, North Carolina
February 2, 1998 (except with respect to information discussed in Note 20, as to which the date is April 16, 1998)

                             COLTEC INDUSTRIES INC

                      CONSOLIDATED STATEMENTS OF EARNINGS

                                                                 YEARS ENDED DECEMBER 31,
                                                           ------------------------------------
                                                              1997         1996         1995
                                                           ----------   ----------   ----------
                                                             (IN THOUSANDS, EXCEPT PER SHARE
                                                                          DATA)
Net sales...............................................   $1,314,869   $1,159,691   $1,099,624
Cost of sales...........................................      898,269      811,123      744,201
                                                           ----------   ----------   ----------
Gross profit............................................      416,600      348,568      355,423
Selling and administrative..............................      218,808      190,993      186,401
Special charges.........................................           --           --       27,000
                                                           ----------   ----------   ----------
Operating income........................................      197,792      157,575      142,022
Interest expense and other, net.........................       54,043       74,894       89,886
                                                           ----------   ----------   ----------
Earnings from continuing operations before income taxes
  and extraordinary item................................      143,749       82,681       52,136
Income taxes............................................       48,875       28,111       17,615
                                                           ----------   ----------   ----------
Earnings from continuing operations before extraordinary
  item..................................................       94,874       54,570       34,521
                                                           ----------   ----------   ----------
Discontinued operations (net of tax)
  Income from operations................................           --       19,252       36,639
  Gain on sale..........................................           --       37,931           --
                                                           ----------   ----------   ----------
       Total discontinued operations....................           --       57,183       36,639
                                                           ----------   ----------   ----------
Extraordinary item (net of tax).........................           --      (30,614)        (254)
                                                           ----------   ----------   ----------
Net earnings............................................   $   94,874   $   81,139   $   70,906
                                                           ==========   ==========   ==========
Basic earnings per common share
  Before extraordinary item.............................   $     1.44   $      .79   $      .49
                                                           ----------   ----------   ----------
  Discontinued operations
     Income from operations.............................           --          .28          .53
     Gain on sale.......................................           --          .55           --
                                                           ----------   ----------   ----------
       Total discontinued operations....................           --          .83          .53
                                                           ----------   ----------   ----------
  Extraordinary item....................................           --         (.44)          --
                                                           ----------   ----------   ----------
  Net earnings..........................................   $     1.44   $     1.18   $     1.02
                                                           ==========   ==========   ==========
Weighted-average common shares..........................       65,896       69,091       69,839
                                                           ==========   ==========   ==========
Diluted earnings per common share
  Before extraordinary item.............................   $     1.42   $      .79   $      .49
                                                           ----------   ----------   ----------
  Discontinued operations
     Income from operations.............................           --          .28          .53
     Gain on sale.......................................           --          .54           --
                                                           ----------   ----------   ----------
       Total discontinued operations....................           --          .82          .53
                                                           ----------   ----------   ----------
  Extraordinary item....................................           --         (.44)          --
                                                           ----------   ----------   ----------
  Net earnings..........................................   $     1.42   $     1.17   $     1.02
                                                           ==========   ==========   ==========
Diluted weighted-average common shares..................       66,911       69,376       69,839
                                                           ==========   ==========   ==========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                             COLTEC INDUSTRIES INC

                          CONSOLIDATED BALANCE SHEETS

                                                                      DECEMBER 31,
                                                                ------------------------
                                                                   1997          1996
                                                                ----------    ----------
                                                                 (IN THOUSANDS, EXCEPT
                                                                      SHARE DATA)
ASSETS
CURRENT ASSETS
Cash and cash equivalents...................................    $   14,693    $   15,029
Accounts and notes receivable, net of allowance of $2,894 in
  1997 and $2,007 in 1996...................................       120,311       190,325
Inventory, net..............................................       256,736       204,198
Deferred income taxes.......................................        15,195        10,524
Other current assets........................................        20,508        22,895
                                                                ----------    ----------
     Total current assets...................................       427,443       442,971
Property, plant and equipment, net..........................       287,619       214,790
Costs in excess of net assets acquired, net.................       157,751       132,872
Other assets................................................        60,221        58,869
                                                                ----------    ----------
                                                                $  933,034    $  849,502
                                                                ==========    ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Current portion of long-term debt...........................    $    1,811    $    2,528
Accounts payable............................................        93,799        55,410
Accrued expenses............................................       138,969       155,229
Current portion of liabilities of discontinued operations...         4,999        14,229
                                                                ----------    ----------
     Total current liabilities..............................       239,578       227,396
Long-term debt..............................................       757,578       717,722
Deferred income taxes.......................................        79,229        50,646
Other liabilities...........................................        60,892       100,005
Liabilities of discontinued operations......................       154,918       170,740
Commitments and contingencies
SHAREHOLDERS' EQUITY
Preferred stock -- $.01 par value, 2,500,000 shares
  authorized, issued and outstanding -- none
Common stock -- $.01 par value, 100,000,000 shares
  authorized, 70,501,948 and 70,398,661 shares issued at
  December 31, 1997 and 1996, respectively (excluding
  25,000,000 shares held by a wholly owned subsidiary)......           705           704
Capital surplus.............................................       642,828       643,221
Retained deficit............................................      (912,029)   (1,006,903)
Unearned compensation.......................................        (2,721)       (2,136)
Minimum pension liability...................................        (1,646)       (3,200)
Foreign currency translation adjustments....................        (6,745)       (1,151)
                                                                ----------    ----------
                                                                  (279,608)     (369,465)
Less cost of 4,666,406 and 3,182,822 shares of common stock
  in treasury at December 31, 1997 and 1996, respectively...       (79,553)      (47,542)
                                                                ----------    ----------
                                                                  (359,161)     (417,007)
                                                                ----------    ----------
                                                                $  933,034    $  849,502
                                                                ==========    ==========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                             COLTEC INDUSTRIES INC

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                YEARS ENDED DECEMBER 31,
                                                           -----------------------------------
                                                             1997         1996         1995
                                                           ---------    ---------    ---------
                                                                     (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings...........................................    $  94,874    $  81,139    $  70,906
Adjustments to reconcile net earnings to cash provided
  by operating activities
  Gain on divestitures.................................           --      (66,791)          --
  Extraordinary item...................................           --       51,001          390
  Special charge provision.............................           --           --       27,000
  Depreciation and amortization........................       38,415       36,014       42,086
  Deferred income taxes................................       24,791       39,146        5,665
  Payments of liabilities of discontinued operations...      (25,052)     (19,563)      (2,504)
  Special charge payments..............................      (11,746)      (6,309)      (8,945)
  Foreign currency translation adjustment..............       (5,594)         665       (1,135)
  Other operating items................................       (6,951)      (4,370)      19,791
  Changes in assets and liabilities, net of effects
     from acquisitions and divestitures:
     Accounts and notes receivable.....................       (4,263)     (42,602)      (6,632)
     Inventories.......................................      (42,508)       2,704      (32,373)
     Other current assets..............................        3,455         (617)       3,762
     Accounts payable..................................       35,963          (55)      (4,283)
     Accrued expenses..................................      (18,972)     (21,302)     (21,071)
     Accrued pension liability.........................      (20,993)         443       (1,649)
                                                           ---------    ---------    ---------
  Cash provided by operating activities................       61,419       49,503       91,008
                                                           ---------    ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from divestitures.............................           --      329,113           --
Capital expenditures...................................      (81,218)     (44,550)     (42,496)
Acquisition of businesses..............................      (60,711)          --      (21,750)
Other..................................................           --           --       (2,512)
                                                           ---------    ---------    ---------
  Cash provided by (used in) investing activities......     (141,929)     284,563      (66,758)
                                                           ---------    ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt refinancing.........................           --      542,000           --
Issuance of long-term debt.............................          813           --       19,070
Repayment of long-term debt............................       (8,113)    (622,582)     (13,537)
Increase (decrease) in revolving facility, net.........       39,500     (196,000)     (30,000)
Purchase of treasury stock.............................      (42,695)     (46,426)          --
Proceeds from sale of accounts receivable..............       82,500           --           --
Proceeds from exercise of stock options................        8,169           --           --
                                                           ---------    ---------    ---------
  Cash provided by (used in) financing activities......       80,174     (323,008)     (24,467)
                                                           ---------    ---------    ---------
Increase (decrease) in cash and cash equivalents.......         (336)      11,058         (217)
Cash and cash equivalents -- beginning of year.........       15,029        3,971        4,188
                                                           ---------    ---------    ---------
Cash and cash equivalents -- end of year...............    $  14,693    $  15,029    $   3,971
                                                           =========    =========    =========
Supplemental cash flow data:
  Cash paid for:
     Interest..........................................    $  50,207    $  74,870    $  92,292
     Income taxes......................................       19,327       27,667       41,685

The accompanying notes to consolidated financial statements are an integral part of these statements.

                             COLTEC INDUSTRIES INC

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                                       FOREIGN
                                COMMON STOCK                                              MINIMUM     CURRENCY
                               ---------------   CAPITAL     RETAINED       UNEARNED      PENSION    TRANSLATION
                               SHARES   AMOUNT   SURPLUS      DEFICIT     COMPENSATION   LIABILITY   ADJUSTMENTS
                               ------   ------   --------   -----------   ------------   ---------   -----------
                                                                (IN THOUSANDS)
Balance, December 31, 1994...  70,016    $700    $638,407   $(1,158,948)    $(3,480)      $    --      $  (681)
Net earnings.................                                    70,906
Issuance of restricted stock,
  net........................      61       1       1,006                     1,072
Exercise of stock options....                         (30)
Tax benefit from stock option
  and incentive plan.........                          36
Foreign currency translation
  adjustments................                                                                           (1,135)
                               ------    ----    --------   -----------     -------       -------      -------
Balance, December 31, 1995...  70,077     701     639,419    (1,088,042)     (2,408)           --       (1,816)
Net earnings.................                                    81,139
Repurchase of common stock...
Issuance of restricted stock,
  net........................     322       3       3,941                       272
Exercise of stock options....
Tax benefit from stock option
  and incentive plan.........                        (139)
Minimum pension liability....                                                              (3,200)
Foreign currency translation
  adjustments................                                                                              665
                               ------    ----    --------   -----------     -------       -------      -------
Balance, December 31, 1996...  70,399     704     643,221    (1,006,903)     (2,136)       (3,200)      (1,151)
Net earnings.................                                    94,874
Repurchase of common stock...
Issuance of restricted stock,
  net........................     103       1       2,173                      (585)
Exercise of stock options....                      (2,566)
Minimum pension liability....                                                               1,554
Foreign currency translation
  adjustments................                                                                           (5,594)
                               ------    ----    --------   -----------     -------       -------      -------
Balance, December 31, 1997...  70,502    $705    $642,828     $(912,029)    $(2,721)      $(1,646)     $(6,745)
                               ======    ====    ========   ===========     =======       =======      =======


                                TREASURY STOCK
                               -----------------
                               SHARES    AMOUNT      TOTAL
                               ------   --------   ---------
Balance, December 31, 1994...     (99)  $ (1,599)  $(525,601)
Net earnings.................                         70,906
Issuance of restricted stock,
  net........................     (26)      (422)      1,657
Exercise of stock options....      25        405         375
Tax benefit from stock option
  and incentive plan.........                             36
Foreign currency translation
  adjustments................                         (1,135)
                               ------   --------   ---------
Balance, December 31, 1995...    (100)    (1,616)   (453,762)
Net earnings.................                         81,139
Repurchase of common stock...  (3,129)   (46,426)    (46,426)
Issuance of restricted stock,
  net........................     (10)      (142)      4,074
Exercise of stock options....      56        642         642
Tax benefit from stock option
  and incentive plan.........                           (139)
Minimum pension liability....                         (3,200)
Foreign currency translation
  adjustments................                            665
                               ------   --------   ---------
Balance, December 31, 1996...  (3,183)   (47,542)   (417,007)
Net earnings.................                         94,874
Repurchase of common stock...  (2,160)   (42,695)    (42,695)
Issuance of restricted stock,
  net........................      (4)       (51)      1,538
Exercise of stock options....     681     10,735       8,169
Minimum pension liability....                          1,554
Foreign currency translation
  adjustments................                         (5,594)
                               ------   --------   ---------
Balance, December 31, 1997...  (4,666)  $(79,553)  $(359,161)
                               ======   ========   =========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                             COLTEC INDUSTRIES INC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

1.   SUMMARY OF ACCOUNTING POLICIES

  Organization:
     Coltec Industries Inc (the Company) is a diversified manufacturing company serving the aerospace and general industrial markets primarily in the United States, Canada and Europe.

  Basis of Presentation:
     Investments in which the Company has ownership of 50% or more of the voting common stock are consolidated in the financial statements. Intercompany accounts and transactions are eliminated.

     Certain 1996 and 1995 amounts have been reclassified to conform to the 1997 presentation.

  Accounting Estimates:
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

  Revenue Recognition:
     Revenue, including revenue under long-term commercial and government contracts and programs, is recorded at the time deliveries or customer acceptances are made and the Company has the contractual right to bill.

  Inventories:
     Inventories, including inventories under long-term commercial and government contracts and programs, are valued at the lower of cost or market. Cost elements included in inventory are material, labor and factory overhead, primarily using standard cost, which approximates actual cost. Cost on approximately 50% of the domestic inventory at December 31, 1997 and 1996 was determined on the last-in first-out basis. Cost on the remainder of the inventory is generally determined on the first-in first-out basis.

  Property, Plant and Equipment:
     Property, plant and equipment is carried at cost. Depreciation of plant and equipment is provided generally by using the straight-line method, based on estimated useful lives of the assets. The ranges of estimated useful lives used in computing depreciation for financial reporting are as follows:

                                                                YEARS
                                                                -----
Land improvements...........................................     5-40
Buildings and equipment.....................................    10-45
Machinery and equipment.....................................     3-20

     For leasehold improvements, the estimated useful life is the lesser of the asset life or the lease term.

     Renewals and betterments are capitalized by additions to the related asset accounts, while repair and maintenance costs are charged against earnings.

  Costs in Excess of Net Assets Acquired:
     It is the Company's policy to amortize the excess costs arising from acquisitions on a straight-line basis over periods not to exceed 40 years. In evaluating the value and future benefits of the excess costs arising from acquisitions, the recoverability from operating income is measured. Under this approach, the carrying value would be reduced if it is probable that management's best estimate of future operating income from related

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

operations before amortization will be less than the carrying amount of the excess costs arising from acquisitions over the remaining amortization period. At December 31, 1997 and 1996, accumulated amortization related to all completed acquisitions was $74,013 and $68,045, respectively.

  Income Taxes:
     Income taxes are provided using the liability method. Under this method, deferred tax assets and liabilities are recognized based on differences between the financial statement and tax bases of assets and liabilities using presently enacted tax rates.

  Environmental Expenditures:
     Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are accrued when it is probable that an obligation has been incurred and the amount can be reasonably estimated. Expenditures incurred for environmental compliance with respect to pollution prevention and ongoing monitoring programs are expensed as incurred. Expenditures that increase the value of the property are capitalized.

  Start-up Costs:
     Start-up costs related to new operations and new product lines are expensed as incurred.

  Cash and Cash Equivalents:
     The Company considers all short-term investments purchased with a maturity of three months or less to be cash equivalents.

  Foreign Currency Translation:
     The financial statements of foreign subsidiaries were prepared in their respective local currencies and were translated into U.S. dollars at year-end rates for assets and liabilities and at monthly weighted-average rates for income and expenses. Translation adjustments are included in shareholders' equity in the Consolidated Balance Sheets. Foreign currency transaction gains and losses are included in net earnings. For 1997, 1996 and 1995, such gains and losses were not significant.

2.   ACQUISITIONS AND DIVESTITURES

     On June 30, 1997, the Company acquired the assets of AMI Industries Inc.
(AMI), a Colarado-based manufacturer of flight attendant and cockpit seats for commercial aircraft, for approximately $25,000. The purchase agreement also includes contingent payments based on earning levels for the years ended December 31, 1997-2000. These contingent payments will be recorded as additional purchase price and amortized over the remaining life of goodwill. For financial statement purposes, the acquisition was accounted for as a purchase and, accordingly, AMI's results are included in the Company's consolidated financial statements since the date of acquisition. The purchase price, which was financed through available cash resources, has been allocated to the acquired assets based upon their fair market values. The $12,200 excess of the purchase price over net assets is being amortized over 25 years. AMI expects annual sales to approximate $40,000.

     On October 7, 1997, the Company acquired the assets of the sheet rubber and conveyor belt business of Dana Corporation's Boston Weatherhead division for $28,000. Annualized sales are expected to approximate $35,000. The acquisition was accounted for as a purchase and its results are included in the Company's consolidated financial statements since the date of acquisition. The purchase price, which was also financed through available cash resources, has been allocated to the acquired assets based upon their fair market values. The $6,900 excess of the purchase price over net assets is being amortized over 25 years.

     The impact of these acquisitions was not material in relation to the Company's results of operations. Consequently, pro forma information is not presented. The Company also had several small acquisitions during 1997, which were not material to the Company's financial position or results of operations.

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

     In June 1996, the Company sold Holley Automotive, Coltec Automotive and Performance Friction Products to Borg-Warner Automotive, Inc. for $296,522 in cash. In December 1996, Coltec sold Farnam Sealing Systems division to Meillor SA for $20,728 in cash and a note receivable for $3,000. The sale of these automotive original equipment (OE) components businesses resulted in an after-tax gain of $37,931 (net of income taxes of $25,332), net of liabilities retained, transaction costs and obligations relating to the sales. The sale of the automotive OE components businesses represented a disposal of the Company's Automotive Segment. Accordingly, the 1996 and 1995 Consolidated Statements of Earnings were restated to reflect the operations of the automotive OE components businesses as a discontinued operation. Net sales of the discontinued automotive OE components businesses were $182,599 and $302,260 in 1996 and 1995, respectively.

     In December 1996, the Company also sold the exhaust systems and components business of its Stemco division for $11,863 resulting in a pre-tax gain of $3,528. Such gain is reflected in the 1996 Consolidated Statement of Earnings in continuing operations. Net sales of the exhaust systems and components business were $18,085 and $20,503 in 1996 and 1995, respectively.

3.   EXTRAORDINARY ITEM

     In 1996, the Company redeemed all of its outstanding 11 1/4% debentures and substantially all of its outstanding 9 3/4% and 10 1/4% senior notes at redemption prices ranging from 105.125% to 106.987% of par. The redemption of these notes including consent payments resulted in an extraordinary charge of $30,614, net of income taxes of $20,387.

     The Company incurred extraordinary charges of $254, net of income taxes of $136, in 1995 in connection with early retirement of debt.

4.   SPECIAL CHARGES

     In the third quarter of 1995, the Company recorded a special charge of $27,000, primarily to cover the costs of closing the Walbar compressor blade facility in Canada. The facility was closed during 1996. The charge also covered selected workforce reductions throughout the Company. The special charge included costs to cover the cancellation of contractual obligations resulting from the decision to close the Walbar facility, asset write-downs, severance and employee-related costs and other costs necessary to implement the shutdown of the Walbar facility and selected workforce reductions throughout the Company.

     At December 31, 1997 all related costs had been charged and the remaining accrual was reversed. The activity in the related reserve through December 31, 1997 was as follows:

                                       CONTRACTUAL      ASSET
                                       OBLIGATIONS    WRITEDOWNS    SEVERANCE     OTHER      TOTAL
                                       -----------    ----------    ---------    -------    --------
1995 charge........................      $ 9,065       $ 7,845       $ 5,084     $ 5,006    $ 27,000
1995 activity......................          (65)       (4,549)       (1,778)     (2,553)     (8,945)
                                         -------       -------       -------     -------    --------
December 31, 1995..................        9,000         3,296         3,306       2,453      18,055
1996 activity......................         (961)       (1,875)       (1,876)     (1,597)     (6,309)
                                         -------       -------       -------     -------    --------
December 31, 1996..................        8,039         1,421         1,430         856      11,746
1997 activity......................       (1,200)           --          (517)        (29)     (1,746)
Reversal...........................       (6,839)       (1,421)         (913)       (827)    (10,000)
                                         -------       -------       -------     -------    --------
December 31, 1997..................      $    --       $    --       $    --     $    --    $     --
                                         =======       =======       =======     =======    ========

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

     In the third quarter of 1997, the Company recorded a special charge of $10,000, to cover the restructuring of its Industrial Segment. This special charge included the costs of closing its FMD Electronics operations in Roscoe, Illinois and its Ortman Fluid Power operations in Hammond, Indiana. The special charge also included the costs to restructure the Company's Industrial Segment businesses in Canada and Germany and certain termination costs related to the relocation of the Delavan Commercial divisional headquarters to North Carolina. The third quarter 1997 charge included costs resulting from cancellation of contractual obligations, asset writedowns, severance and employee-related costs and other costs to shut down these facilities that will not benefit future operations. The related reserve activity for the year ended December 31, 1997 was as follows:

                                       CONTRACTUAL      ASSET
                                       OBLIGATIONS    WRITEDOWNS    SEVERANCE     OTHER      TOTAL
                                       -----------    ----------    ---------    -------    --------
1997 charge........................      $   641       $ 1,049       $ 5,425     $ 2,885    $ 10,000
1997 activity......................          641         1,049         5,425       2,885      10,000
                                         -------       -------       -------     -------    --------
December 31, 1997..................      $    --       $    --       $    --     $    --    $     --
                                         =======       =======       =======     =======    ========

5.   EARNINGS PER SHARE

     In 1997, the Company adopted Statement of Financial Accounting Standards
(SFAS) No. 128, Earnings per Share, effective December 15, 1997. The Company's reported earnings per common share for 1996 and 1995 equaled diluted earnings per share as set forth in SFAS No. 128. As a result, the Company's reported earnings per share for 1996 and 1995 were not restated.

     Basic earnings per common share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the year. Diluted earnings per common share is computed by using the treasury stock method to determine shares related to stock options and restricted stock.

                                                                 1997      1996      1995
                                                                ------    ------    ------
                                                                      (IN THOUSANDS)
Weighted-average common shares..............................    65,896    69,091    69,839
Stock options and restricted stock issued...................     1,015       285        --
                                                                ------    ------    ------
Diluted weighted-average common shares......................    66,911    69,376    69,839
                                                                ======    ======    ======

6.   SALE OF ACCOUNTS RECEIVABLE

     In September 1997, the Company and certain of its subsidiaries sold their U.S. and Canadian customer trade receivables to CNC Finance LLC (CNC Finance), a wholly-owned bankruptcy remote subsidiary of the Company. CNC Finance entered into a three-year agreement to sell without recourse, on a revolving basis, an undivided fractional ownership interest in the receivables, based on the level of eligible receivables, up to a maximum of $85,000 to a special purpose entity of a financial institution. At December 31, 1997, $82,500 of the Company's receivables were sold under this agreement and the sale was reflected as a reduction of accounts receivable in the 1997 Consolidated Balance Sheet. The undivided interests were sold at a discount which was included in Interest expense and other, net in the 1997 Consolidated Statement of Earnings.

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

7.   INVENTORY

     Inventories consisted of the following at December 31, 1997 and 1996:

                                                                  1997        1996
                                                                --------    --------
Finished goods..............................................    $ 53,748    $ 48,813
Work in process and finished parts..........................     158,937     122,817
Raw materials and supplies..................................      44,051      32,568
                                                                --------    --------
     Total..................................................    $256,736    $204,198
                                                                ========    ========

     At December 31, 1997 and 1996, $54,441 and $45,371, respectively, of contract advances were offset against inventories under long-term commercial and government contracts and programs in the Consolidated Balance Sheets. Losses on commercial and government contracts and programs are recognized in full when identified.

     The excess of current cost over last-in, first-out cost at December 31, 1997 and 1996 was $22,022 and $20,152, respectively.

8.   PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consisted of the following at December 31, 1997 and 1996:

                                                                  1997        1996
                                                                --------    --------
Land and improvements.......................................    $ 14,517    $ 16,182
Buildings and equipment.....................................     135,173     121,515
Machinery and equipment.....................................     486,335     415,749
Leasehold improvements......................................      12,209      11,239
Construction in progress....................................      30,535      23,010
                                                                --------    --------
     Total..................................................     678,769     587,695
Less accumulated depreciation...............................     391,150     372,905
                                                                --------    --------
     Total..................................................    $287,619    $214,790
                                                                ========    ========

9.   ACCRUED LIABILITIES

     Accrued liabilities consisted of the following at December 31, 1997 and 1996:

                                                                  1997        1996
                                                                --------    --------
Salaries, wages and employee benefits.......................    $ 34,603    $ 37,979
Taxes.......................................................      13,728      18,995
Interest....................................................       7,115       3,032
Asbestos....................................................      50,688      60,659
Other.......................................................      32,835      34,564
                                                                --------    --------
     Total..................................................    $138,969    $155,229
                                                                ========    ========

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

10. INCOME TAXES

     Domestic and foreign components of earnings from operations before income taxes and extraordinary item were as follows for the years ended December 31, 1997, 1996 and 1995:

                                                               1997        1996        1995
                                                             --------    --------    --------
Domestic.................................................    $114,517    $ 68,199    $ 25,426
Foreign..................................................      29,232      14,482      26,710
                                                             --------    --------    --------
     Total...............................................    $143,749    $ 82,681    $ 52,136
                                                             ========    ========    ========

     Income taxes on earnings from continuing operations were as follows for the years ended December 31, 1997, 1996 and 1995:

                                                               1997        1996        1995
                                                             --------    --------    --------
Current
  Domestic...............................................    $ 18,094    $ (2,912)   $  4,717
  Foreign................................................       6,872      13,634       7,638
                                                             --------    --------    --------
                                                               24,966      10,722      12,355
                                                             --------    --------    --------
Deferred
  Domestic...............................................      17,706      24,126       3,836
  Foreign................................................       6,203      (6,737)      1,424
                                                             --------    --------    --------
                                                               23,909      17,389       5,260
                                                             --------    --------    --------
     Total...............................................    $ 48,875    $ 28,111    $ 17,615
                                                             ========    ========    ========

     As discussed in note 2 to consolidated financial statements, the Company sold its original equipment components businesses in 1996 resulting in income tax on the gain of the sale of $25,332. As discussed in note 3 to consolidated financial statements, the Company incurred extraordinary charges related to early retirement of debt resulting in income taxes of $20,387 in 1996 and $136 in 1995.

     Reconciliation of tax at the U.S. statutory income tax rate of 35% for the years ended December 31, 1997, 1996 and 1995 to income taxes on earnings from continuing operations was as follows:

                                                                 1997       1996       1995
                                                                -------    -------    -------
Tax at U.S. statutory rate..................................    $50,312    $28,938    $18,248
  Repatriation of non-U.S. earnings.........................     (1,195)     1,900      2,692
  Non-U.S. rate differential................................      2,844      1,828       (287)
  Utilization of tax credits................................       (997)    (1,104)      (960)
  Adjustment of reserves....................................     (2,736)    (6,979)    (6,172)
  Other.....................................................        647      3,528      4,094
                                                                -------    -------    -------
  Income taxes..............................................    $48,875    $28,111    $17,615
                                                                -------    -------    -------
Effective tax rate..........................................       34.0%      34.0%      33.8%
                                                                =======    =======    =======

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

     The significant components of deferred tax assets and liabilities at December 31, 1997 and 1996 were as follows:

                                                             1997                       1996
                                                    -----------------------    -----------------------
                                                    DEFERRED     DEFERRED      DEFERRED     DEFERRED
                                                      TAX           TAX          TAX           TAX
                                                     ASSETS     LIABILITIES     ASSETS     LIABILITIES
                                                    --------    -----------    --------    -----------
Excess tax over book depreciation...............    $    --      $(21,828)     $    --      $(26,754)
Book/tax differences on contract income.........         --       (24,230)          --       (27,154)
Employee benefit plans..........................      7,747            --       19,749            --
Accrued expenses and liabilities................      5,375            --       10,625            --
Foreign tax credit carryforwards................      3,700            --        6,600            --
Capital transactions, net.......................         --       (27,901)          --       (28,127)
Other...........................................         --        (3,194)      11,538            --
                                                    -------      --------      -------      --------
                                                     16,822       (77,153)      48,512       (82,035)
Less valuation allowance........................     (3,700)           --       (6,600)           --
                                                    -------      --------      -------      --------
Total...........................................    $13,122      $(77,153)     $41,912      $(82,035)
                                                    =======      ========      =======      ========

     The valuation allowance is attributable to foreign tax credit carryforwards, which expire in 1998 through 2002.

11. LONG-TERM DEBT

     Long-term debt consisted of the following at December 31, 1997 and 1996:

                                                                      1997        1996
                                                                    --------    --------
    Credit Agreement 6.7%*(a)...................................    $697,500    $658,000
    9 3/4% senior notes due 1999(b).............................       7,507       7,507
    9 3/4% senior notes due 2000(c).............................       7,405       7,405
    10 1/4% senior subordinated notes due 2002(d)...............          --       3,909
    Other due 1998-2010.........................................      46,977      43,429
                                                                    --------    --------
                                                                     759,389     720,250
    Less current portion........................................       1,811       2,528
                                                                    --------    --------
                                                                    $757,578    $717,722
                                                                    ========    ========

---------------

*   Indicates average interest rate for 1997 and 1996.

(a) In 1996, the reducing revolving credit facility (the Credit Agreement), entered into with a syndicate of banks, was amended to expire December 15, 2001 with the total commitment increased to $850,000 from $465,000 (see note 3 to consolidated financial statements). The facility will be reduced by $75,000 on December 15, 1999 and an additional $100,000 on December 15, 2000. The Credit Agreement provides up to $125,000 for the issuance of letters of credit. At December 31, 1997, $40,089 of letters of credit had been issued under the Credit Agreement. Obligations under the facility are secured by substantially all of the Company's assets. Borrowings under the facility bear interest, at the Company's option, at an annual rate equal to the base rate or the Eurodollar rate plus 0.875%. The base rate is the higher of 0.50% in excess of the Federal Reserve reported certificate of deposit rate and the prime lending rate. Letter of credit fees of 0.875% are payable on outstanding letters of credit and a commitment fee of 0.375% is payable on the unutilized facility.

    During 1997, the Company entered into interest rate swaps to reduce (hedge) the impact of interest rate changes for variable rate borrowings under its credit facility. The agreements include an aggregate notional amount of $405,000, fixed interest rates ranging from 5.78% to 6.40% and maturity dates ranging from April 1998 to October 2002.

(b) The 9 3/4% senior notes due 1999 are not redeemable prior to maturity on November 1, 1999.

(c) The 9 3/4% senior notes due 2000 are not redeemable prior to maturity on April 1, 2000.

(d) The 10 1/4% senior subordinated notes were redeemed on April 1, 1997 at 105.125% of par.

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

     Minimum payments on long-term debt due within five years from December 31, 1997 are as follows:

1998........................................................    $  1,811
1999........................................................      23,797
2000........................................................       9,180
2001........................................................     699,831
2002........................................................       1,361
Thereafter..................................................      23,409
                                                                --------
Total.......................................................    $759,389
                                                                ========

12. PENSION PLANS

     The Company and certain of its subsidiaries have in effect, for substantially all U.S. employees, pension plans under which funds are deposited with trustees. The benefits under these plans are based primarily on years of service and either final average salary or fixed amounts for each year of service. The Company's policy is to fund amounts which are actuarially determined to provide the plans with sufficient assets to meet future benefit payment requirements. Plan assets consist principally of publicly traded equity and fixed-income securities. Pension coverage for employees of non-U.S. subsidiaries is provided in accordance with local requirements and customary practices.

     For certain pension plans, the plan assets exceed the accumulated benefit obligations (overfunded plans); and in the remainder of the plans, the accumulated benefit obligations exceed the plan assets (underfunded plans). During 1997, the Company merged several of its underfunded plans with its overfunded plans.

     As of December 31, 1997 and 1996, the funded status of the Company's pension plans was as follows:

                                                         1997                         1996
                                              --------------------------   --------------------------
                                              OVER-FUNDED   UNDER-FUNDED   OVER-FUNDED   UNDER-FUNDED
                                                 PLANS         PLANS          PLANS         PLANS
                                              -----------   ------------   -----------   ------------
Actuarial present value of benefit
  obligations:
  Vested benefit obligations...............    $396,189       $ 30,604      $259,200       $119,158
                                               --------       --------      --------       --------
  Accumulated benefit obligations..........    $406,385       $ 30,878      $265,396       $124,022
                                               --------       --------      --------       --------
  Projected benefit obligations............    $427,737       $ 34,039      $289,973       $127,234
Plan assets at fair value..................     568,094          1,551       408,979         79,735
                                               --------       --------      --------       --------
Funded status..............................     140,357        (32,488)      119,006        (47,499)
Unrecognized net (gain) loss...............    (120,839)         6,889       (89,702)          (205)
Unrecognized transition (asset)
  obligations..............................      (2,192)         1,525        (1,389)           628
Unrecognized prior service cost............      15,255          2,571         2,837         15,033
Minimum liability adjustment...............          --         (7,824)           --        (12,200)
                                               --------       --------      --------       --------
(Accrued) prepaid pension cost.............    $ 32,581       $(29,327)     $ 30,752       $(44,243)
                                               ========       ========      ========       ========

     Included in the underfunded plans are amounts for unfunded, non-qualified defined benefit plans.

     At December 31, 1997 and 1996, the Company recorded a minimum liability of $7,824 and $12,200, respectively, for underfunded plans with a partial offset to other assets of $5,292 and $7,300, respectively, and an after-tax charge to shareholders' equity of $1,646 and $3,200, respectively.

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

     Assumptions as of December 31 used to develop the net periodic pension cost for U.S. plans were:

                                                                1997     1996     1995
                                                                -----    -----    -----
Discount rate for benefit obligations.......................    7.25%    7.75%    7.50%
Expected long-term rate of return on assets.................    9.00%    9.00%    9.00%
Rate of increase in compensation levels.....................    4.75%    5.00%    5.00%

     For non-U.S. plans, which were not material, similar economic assumptions were used.

     The components of net periodic pension cost for the years ended December 31, 1997, 1996 and 1995 were as follows:

                                                               1997        1996        1995
                                                             --------    --------    --------
Service cost.............................................    $  8,404    $  9,377    $  7,618
Interest cost on projected benefit obligations...........      31,996      31,142      30,317
Actual return on assets..................................     (95,430)    (52,049)    (91,611)
Amortization and deferral, net...........................      47,782      11,443      52,953
                                                             --------    --------    --------
Net periodic pension cost................................    $ (7,248)   $    (87)   $   (723)
                                                             ========    ========    ========

     For discontinued operations, the total projected benefit obligations at December 31, 1997 and 1996 were $203,737 and $214,822, respectively, and are fully funded. Interest cost on the projected benefit obligations for 1997, 1996 and 1995 was $16,097, $16,502 and $19,609, respectively, and was fully offset by return on assets resulting in no net periodic pension cost.

13. POSTRETIREMENT BENEFITS

     The Company provides certain health care and life insurance benefits to its eligible retired employees, principally in the United States, with some of these retirees paying a portion of the related costs. The Company's accumulated postretirement benefit obligations, none of which are funded, and the accrued postretirement benefit cost at December 31, 1997 and 1996 were as follows:

                                                                  1997        1996
                                                                --------    --------
Actuarial present value of accumulated postretirement
  benefit obligations:
  Retirees..................................................    $ 16,980    $ 13,493
  Fully eligible plan participants..........................       1,925       2,416
  Other plan participants...................................       3,113       3,053
                                                                --------    --------
  Total.....................................................      22,018      18,962
Unrecognized transition obligations.........................     (15,330)    (16,614)
Unrecognized net loss.......................................      (4,611)       (561)
Unrecognized prior service cost.............................       1,964       2,495
                                                                --------    --------
Accrued postretirement benefit cost.........................    $  4,041    $  4,282
                                                                ========    ========

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

     The components of postretirement benefit cost for the years ended December 31, 1997, 1996 and 1995 were as follows:

                                                               1997        1996        1995
                                                             --------    --------    --------
Service cost.............................................    $    187    $    395    $    198
Interest cost on accumulated postretirement benefit
  obligations............................................       1,433       1,951       1,927
Amortization of transition obligations...................       1,022       1,107       1,373
Amortization and deferral, net...........................        (756)       (124)        (63)
                                                             --------    --------    --------
Postretirement benefit cost..............................    $  1,886    $  3,329    $  3,435
                                                             ========    ========    ========

     Discount rates of 7.25% and 7.75% were used in determining the accumulated postretirement benefit obligations at December 31, 1997 and 1996, respectively. The health care cost trend rates used in determining the accumulated postretirement benefit obligations at December 31, 1997 were 8.7% in 1998 gradually declining to 5.0% by 2005. The effect of a 1% increase in the health care cost trend rates in each year would increase the total service and interest cost components of the postretirement benefit cost for 1997 by approximately $142 and increase the accumulated postretirement benefit obligations at December 31, 1997 by approximately $1,400.

14. FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of the Company's financial instruments.

  Cash and cash equivalents, accounts and notes receivable and accounts payable:
     The carrying amount approximates fair value due to the short-term nature of these items.

  Long-term receivables and investments:
     The fair value is based on quoted market prices for similar publicly-traded securities or on the present value of estimated future cash flows.

  Long-term debt:
     The fair value of variable-rate long-term debt approximates carrying value.

  Forward exchange contracts and interest rate hedges:
     The fair value is based on quoted market prices of similar contracts.

     The estimated fair value of the Company's financial instruments at December 31, 1997 and 1996 was as follows:

                                                          1997                    1996
                                                  --------------------    --------------------
                                                  CARRYING      FAIR      CARRYING      FAIR
                                                   VALUE       VALUE       VALUE       VALUE
                                                  --------    --------    --------    --------
Long-term receivables and investments.........    $ 35,017    $ 42,737    $ 32,427    $ 39,817
Long-term debt................................     759,389     760,609     720,250     720,824
Forward exchange contracts....................          --      (8,384)         --          87
Interest rate hedges..........................          --      (3,555)         --          --

     The Company utilizes forward exchange contracts to hedge U.S. dollar-denominated sales, under long-term contracts, of certain foreign subsidiaries. The Company does not engage in speculation. The Company's forward exchange contracts do not subject the Company to risk due to exchange rate movements because gains and losses

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

on these contracts offset gains and losses on the sales and related receivables being hedged. At December 31, 1997 and 1996, the Company had $162,000 and $216,000, respectively, of forward exchange contracts, denominated in Canadian dollars, which had a fair value of $153,616 and $216,087, respectively. The contracts have varying maturities with none exceeding five years. Gains and losses on forward exchange contracts are deferred and recognized over the life of the underlying long-term contract being hedged.

     The Company has an outstanding contingent liability for guaranteed debt and lease payments of $30,772, and for letters of credit $55,969. It was not practical to obtain independent estimates of the fair values for the contingent liability for guaranteed debt and lease payments and for letters of credit without incurring excessive costs. In the opinion of management, non-performance by the other parties to the contingent liabilities will not have a material effect on the Company's results of operations and financial condition.

15. STOCK OPTION AND INCENTIVE PLANS

     Pursuant to the Company's stock option plans, stock options and shares of restricted stock have been granted to officers and key employees and stock options to directors. Under the stock option plans, 7,468,000 shares of common stock may be issued. Stock options outstanding under the stock option plans were granted at a price equal to 100% of the market price on the date of grant and are exercisable in annual installments of 20% or 33%, commencing one year from date of grant and expiring ten years from date of grant.

     The Company applies Accounting Principles Board Opinion #25, Accounting for Stock Issued to Employees, in accounting for its stock option plans. Accordingly, no compensation expense has been recognized for these plans. Had compensation expense for the Company's stock option plans been determined based on the fair value at the grant dates for awards under these plans consistent with SFAS No. 123, Accounting for Stock-Based Compensation, the Company's pro forma net earnings would have been $92,137 for 1997, $79,425 for 1996 and $69,487 for 1995 and earnings per share would have been $1.38 in 1997, $1.15 in 1996 and $1.00 in 1995.

     The fair value of each option was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: risk-free interest rate of 6.75% for 1997 and 7.0% for 1996 and 1995, no dividends paid, expected life of 3.7 years for 1997 and five years for 1996 and 1995, and volatility of 21% for 1997 and 23% for 1996 and 1995. The weighted-average fair value of options granted was $5.75 for 1997, $4.76 for 1996 and $4.00 for 1995.

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

     A summary of the status of the Company's fixed stock option plans as of December 31, 1997, 1996 and 1995 was follows:

                                                                                         WEIGHTED-
                                                             NUMBER         OPTION        AVERAGE
                                                            OF SHARES    PRICE RANGE     EXERCISE
                                                             (000S)       PER SHARE        PRICE
                                                            ---------    ------------    ---------
December 31, 1994.......................................      2,317      $15.00-21.25        N/A
Granted.................................................      2,960       10.75-18.08
Exercised...............................................        (25)            15.00
Canceled................................................        (64)      15.00-18.25
                                                             ------      ------------     ------
December 31, 1995.......................................      5,188       10.75-21.25     $13.16
Granted.................................................        516       11.00-15.75      13.43
Exercised...............................................        (56)      10.75-11.63      11.37
Canceled................................................       (236)      10.75-21.25      12.82
                                                             ------      ------------     ------
December 31, 1996.......................................      5,412       10.75-21.25      13.22
Granted.................................................      1,069       18.88-22.88      21.09
Exercised...............................................     (1,004)      10.75-18.75      14.64
Canceled................................................       (217)      10.75-18.75      12.08
                                                             ------      ------------     ------
December 31, 1997.......................................      5,260      $10.75-22.88     $14.59
                                                             ------      ------------     ------

     Stock options exercisable were 2,156,000, 2,103,000 and 1,188,000 at December 31, 1997, 1996 and 1995, respectively.

     The following summarizes information about the Company's stock options outstanding as of December 31, 1997:

                                                                      OPTIONS OUTSTANDING
                                                             -------------------------------------
                                                                            WEIGHTED-    WEIGHTED-
                                                               NUMBER        AVERAGE      AVERAGE
                                                             OUTSTANDING    REMAINING    EXERCISE
                                                               (000S)         LIFE         PRICE
                RANGE OF EXERCISE PRICES                     -----------    ---------    ---------
$10.75 to $15.75.........................................       3,559       7.1 years     $12.05
$16.25 to $20.13.........................................         744       6.9 years      18.02
$21.19 to $22.88.........................................         957       9.6 years      21.35
                                                                -----       ---------     ------
$10.75 to $22.88.........................................       5,260       7.6 years     $14.59
                                                                -----       ---------     ------

                                                                  OPTIONS EXERCISABLE
                                                                ------------------------
                                                                               WEIGHTED-
                                                                  NUMBER        AVERAGE
                                                                OUTSTANDING    EXERCISE
                                                                  (000S)         PRICE
                  RANGE OF EXERCISE PRICES                      -----------    ---------
$10.75 to $15.75............................................       1,755        $12.79
$16.25 to $20.13............................................         383         17.91
$21.19 to $22.88............................................          18         21.25
                                                                   -----        ------
$10.75 to $22.88............................................       2,156        $13.77
                                                                   -----        ------

     In addition to the granting of stock options, the Company has granted shares of restricted stock. Restrictions on certain shares lapse 100% three years from the date of grant. Restrictions on the remaining shares lapse in annual installments of 33% commencing one year from date of grant. The unearned compensation resulting from

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

the grant of restricted shares is reported as a reduction to shareholders' equity in the Consolidated Balance Sheets and is being charged to earnings over the period the restricted shares vest.

     Shares available for grant at December 31, 1997 under the stock option plans were 138,569.

16. COMMITMENTS AND CONTINGENCIES

     The Company and certain of its subsidiaries are liable for lease payments and are defendants in various lawsuits, including actions involving asbestos-containing products and certain environmental proceedings.

     With respect to asbestos product liability and related litigation costs, as of December 31, 1997 and 1996, two subsidiaries of the Company were among a number of defendants (typically 15 to 40) in approximately 110,000 and 94,700 actions, respectively (including approximately 2,400 and 5,100 actions, respectively, in advanced stages of processing), filed in various states by plaintiffs alleging injury or death as a result of exposure to asbestos fibers. During 1997, 1996 and 1995, two subsidiaries of the Company received approximately 38,200, 39,900 and 44,000 new actions, respectively. Through December 31, 1997, approximately 199,000 of the approximately 309,000 total actions brought have been settled or otherwise disposed of.

     The damages claimed for personal injury or death vary from case to case and in many cases plaintiffs seek $1,000 or more in compensatory damages and $2,000 or more in punitive damages. Although the law in each state differs to some extent, it appears, based on advice of counsel, that liability for compensatory damages would be shared among all responsible defendants, thus limiting the potential monetary impact of such judgments on any individual defendant.

     Following a decision of the Pennsylvania Supreme Court, in a case in which neither the Company nor any of its subsidiaries were parties, that held insurance carriers are obligated to cover asbestos-related bodily injury actions if any injury or disease process, from first exposure through manifestation, occurred during a covered policy period (the "continuous trigger theory of coverage"), the Company settled litigation with its primary and most of its first-level excess insurance carriers, substantially on the basis of the Court's ruling. The Company has negotiated a final agreement with most of its excess carriers that are in the layers of coverage immediately above its first layer. The Company is currently receiving payments pursuant to this agreement. The Company believes that, with respect to the remaining carriers, a final agreement can be achieved without litigation and on substantially the same basis that it has resolved the issues with its other carriers. Settlements are generally made on a group basis with payments made to individual claimants over periods of one to four years. Payments were made with respect to asbestos liability and related costs aggregating $59,247 in 1997, $71,354 in 1996 and $56,739 in 1995,
substantially all of which were covered by insurance. Related to payments not covered by insurance, the Company recorded charges to operations amounting to $8,000 in 1997, $8,000 in 1996 and $5,000 in 1995.

     In accordance with the Company's internal procedures for the processing of asbestos product liability actions and due to the proximity to trial or settlement, certain outstanding actions have progressed to a stage where the Company can reasonably estimate the cost to dispose of these actions. As of December 31, 1997, the Company estimates that the aggregate remaining cost of the disposition of the settled actions for which payments remain to be made and actions in advanced stages of processing, including associated legal costs, is approximately $47,350, and the Company expects that this cost will be substantially covered by insurance.

     With respect to the 107,600 outstanding actions as of December 31, 1997, which are in preliminary procedural stages, the Company lacks sufficient information upon which judgments can be made as to the validity or ultimate disposition of such actions, thereby making it difficult to estimate with reasonable certainty the potential liability or costs to the Company. When asbestos actions are received they are typically forwarded to local counsel to ensure that the appropriate preliminary procedural response is taken. The complaints typically do

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

not contain sufficient information to permit a reasonable evaluation as to their merits at the time of receipt, and in jurisdictions encompassing a majority of the outstanding actions, the practice has been that little or no discovery or other action is taken until several months prior to the date set for trial. Accordingly, the Company generally does not have the information necessary to analyze the actions in sufficient detail to estimate the ultimate liability or costs to the Company, if any, until the actions appear on a trial calendar. A determination to seek dismissal, to attempt to settle or to proceed to trial is typically not made prior to the receipt of such information.

     It is also difficult to predict the number of asbestos lawsuits that the Company's subsidiaries will receive in the future. The Company has noted that, with respect to recently settled actions or actions in advanced stages of processing, the mix of the injuries alleged and the mix of the occupations of the plaintiffs have been changing from those traditionally associated with the Company's asbestos-related actions. The Company is not able to determine with reasonable certainty whether this trend will continue. Based upon the foregoing, and due to the unique factors inherent in each of the actions, including the nature of the disease, the occupation of the plaintiff, the presence or absence of other possible causes of a plaintiff's illness, the availability of legal defenses, such as the statute of limitations or state of the art, and whether the lawsuit is an individual one or part of a group, management is unable to estimate with reasonable certainty the cost of disposing of outstanding actions in preliminary procedural stages or of actions that may be filed in the future. However, the Company believes that its subsidiaries are in a favorable position compared to many other defendants because, among other things, the asbestos fibers in its asbestos-containing products were encapsulated. Considering the foregoing, as well as the experience of the Company's subsidiaries and other defendants in asbestos litigation, the likely sharing of judgments among multiple responsible defendants, and the substantial amount of insurance coverage that the Company expects to be available from its solvent carriers, the Company believes that pending and reasonably anticipated future actions are not likely to have a material effect on the Company's results of operations and financial condition.

     Although the insurance coverage which the Company has is substantial, it should be noted that insurance coverage for asbestos claims is not available to cover exposures initially occurring on and after July 1, 1984. The Company's subsidiaries continue to be named as defendants in new cases, some of which allege initial exposure after July 1, 1984.

     In addition to claims for personal injury, the Company's subsidiaries have been involved in an insignificant number of property damage claims based upon asbestos-containing materials found in schools, public facilities and private commercial buildings. Based upon proceedings to date, the overwhelming majority of these claims have been resolved without a material adverse impact on the Company. Likewise, the insignificant number of claims remaining to be resolved are not expected to have a material effect on the Company's results of operations and financial condition.

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

     The Company has recorded an accrual for its liabilities for asbestos-related matters that are deemed probable and can be reasonably estimated (settled actions and actions in advanced stages of processing), and has separately recorded an asset equal to the amount of such liabilities that is expected to be recovered by insurance. In addition, the Company has recorded a receivable for that portion of payments previously made for asbestos product liability actions and related litigation costs that is recoverable from its insurance carriers. Liabilities for asbestos-related matters and the receivable from insurance carriers included in the Consolidated Balance Sheets were as follows at December 31, 1997 and 1996:

                                                                 1997       1996
                                                                -------    -------
Accounts and notes receivable...............................    $56,039    $67,012
Other assets................................................     16,249     18,728
Accrued expenses............................................     50,688     60,659
Other liabilities...........................................      2,682     10,879

     With respect to environmental proceedings, the Company has been notified that it is among the Potentially Responsible Parties under federal environmental laws, or similar state laws, relative to the costs of investigating and in some cases remediating contamination by hazardous materials at several sites. Such laws impose joint and several liability for the costs of investigating and remediating properties contaminated by hazardous materials. Liability for these costs can be imposed on present and former owners or operators of the properties or on parties who generated the wastes that contributed to the contamination. The Company's policy is to accrue environmental remediation costs when it is both probable that a liability has been incurred and the amount can be reasonably estimated. While it is often difficult to reasonably quantify future environmental-related expenditures, the Company currently estimates its future non-capital expenditures related to environmental matters to range between $27,000 and $50,000. In connection with these expenditures, the Company has accrued $31,716 at December 31, 1997 representing management's best estimate of probable non-capital environmental expenditures. These non-capital expenditures are estimated to be incurred over the next 10 to 20 years. In addition, capital expenditures aggregating $5,000 may be required during the next two years related to environmental matters. Although the Company is pursuing insurance recovery in connection with certain of these matters, no receivable has been recorded with respect to any potential recovery of costs in connection with any environmental matters.

     Under operating lease commitments, expiring on various dates after December 31, 1997, the Company and certain of its subsidiaries are obligated as of December 31, 1997, to pay rentals totaling $30,658 as follows: $5,482 in 1998, $4,970 in 1999, $3,573 in 2000, $2,673 in 2001, $1,973 in 2002 and $11,987 in
later years.

     At December 31, 1997, the Company had committed to a minimum employer contribution of $15,806 to the Company's 401K plans.

17. SEGMENT INFORMATION

     As discussed in note 2 to consolidated financial statements, the Company divested all of its automotive OE components businesses in 1996. As a result of the divestitures, the Company is now reporting the results of its business units in two operating segments, Aerospace and Industrial.

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

     Information on total assets, depreciation of property, plant and equipment and capital expenditures by industry segment was as follows for the years ended December 31, 1997, 1996 and 1995:

                                                                 1997      1996      1995
                                                                ------    ------    ------
                                                                      (IN MILLIONS)
Total assets:
  Aerospace.................................................    $437.3    $415.5    $391.3
  Industrial................................................     310.6     287.2     298.3
  Corporate unallocated.....................................     185.1     146.8     134.3
                                                                ------    ------    ------
     Subtotal...............................................     933.0     849.5     823.9
  Discontinued operations...................................      --        --        70.6
                                                                ------    ------    ------
     Total..................................................    $933.0    $849.5    $894.5
                                                                ======    ======    ======
Depreciation of property, plant and equipment:
  Aerospace.................................................    $ 13.4    $ 12.2    $ 12.3
  Industrial................................................      14.0      12.9      12.9
  Corporate unallocated.....................................       2.3       1.9       1.6
                                                                ------    ------    ------
     Subtotal...............................................      29.7      27.0      26.8
  Discontinued operations...................................      --         3.5       5.7
                                                                ------    ------    ------
     Total..................................................    $ 29.7    $ 30.5    $ 32.5
                                                                ======    ======    ======
Capital expenditures:
  Aerospace.................................................    $ 46.9    $ 26.9    $ 17.6
  Industrial................................................      31.4      13.7      13.7
  Corporate unallocated.....................................       2.9       4.0       2.6
                                                                ------    ------    ------
     Subtotal...............................................      81.2      44.6      33.9
  Discontinued operations...................................      --         5.4       8.6
                                                                ------    ------    ------
     Total..................................................    $ 81.2    $ 50.0    $ 42.5
                                                                ======    ======    ======

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

     Information by geographic segment was as follows for the years ended December 31, 1997, 1996 and 1995:

                                                                           OPERATING    TOTAL
                                                                SALES       INCOME      ASSETS
                                                               --------    ---------    ------
                                                                        (IN MILLIONS)
1997
Domestic operations.........................................   $1,027.2     $198.4      $590.1
Foreign operations..........................................      287.7       39.1       157.8
                                                               --------     ------      ------
Total segments..............................................    1,314.9      237.5       747.9
Corporate unallocated.......................................         --      (39.7)      185.1
                                                               --------     ------      ------
     Total..................................................   $1,314.9     $197.8      $933.0
                                                               ========     ======      ======
1996
Domestic operations.........................................   $  888.6     $182.5      $554.2
Foreign operations..........................................      271.1       16.2       148.5
                                                               --------     ------      ------
Total segments..............................................    1,159.7      198.7       702.7
Corporate unallocated.......................................         --      (41.1)      146.8
                                                               --------     ------      ------
     Total..................................................   $1,159.7     $157.6      $849.5
                                                               ========     ======      ======
1995
Domestic operations*........................................   $  854.0     $168.7      $554.8
Foreign operations..........................................      245.6       10.3       205.4
                                                               --------     ------      ------
Total segments..............................................    1,099.6      179.0       760.2
Corporate unallocated.......................................         --      (37.0)      134.3
                                                               --------     ------      ------
     Total..................................................   $1,099.6     $142.0      $894.5
                                                               ========     ======      ======

---------------

* Includes total assets from discontinued operations.

18. SUPPLEMENTARY EARNINGS INFORMATION

     The following expenses were included in the Consolidated Statements of Earnings for the years ended December 31, 1997, 1996 and 1995.

                                                                1997       1996       1995
                                                               -------    -------    -------
Maintenance.................................................   $24,000    $22,816    $22,633
Taxes, other than federal income taxes
  Payroll...................................................    30,025     24,633     24,379
  Property..................................................     4,928      4,626      4,226
  State and local...........................................     6,241      5,121      2,601
Rent........................................................     8,950      9,965      8,604
Research and developments costs.............................    46,548     44,125     45,730

19. SUBSEQUENT EVENTS

     On January 30, 1998, the Company acquired Marine and Petroleum Mfg. Inc.'s manufacturing facilities based in Texas for approximately $17,000. The plants acquired produce flexible graphite and Teflon sealing products used in the petrochemical industry. Combined annual sales for these facilities are expected to approximate $18,000. The Company also acquired Tex-o-Lon and Repro-Lon for approximately $25,000. These

                             COLTEC INDUSTRIES INC

                             (DOLLARS IN THOUSANDS)

two Texas businesses have combined annual sales of $15,000. Tex-o-Lon manufactures, machines and distributes Teflon products, primarily for the semiconductor industry. Repro-Lon reprocesses Teflon compounds for the chemical and semiconductor industries. The acquisitions were accounted for as purchases; accordingly, the purchase price, which was financed through available cash resources, was allocated to the acquired assets based upon their fair market values.

     On February 2, 1998, the Company purchased the Sealing Division of Groupe Carbone Lorraine for $45,600. This division, with facilities in France and South Carolina, produces high-technology metallic gaskets used in the nuclear, petroleum and chemical industries. Sales for 1998 are expected to approximate $38,000. This acquisition will be accounted for as a purchase and the purchase price, also financed through available cash resources, will be allocated to the acquired assets based upon their fair market values.

     In February 1998, the Company amended its existing credit facility increasing the total commitment to $900,000 from $850,000.

20. SUPPLEMENTAL GUARANTOR INFORMATION

     Substantially all the Company's subsidiaries incorporated in the United States (the "Subsidiary Guarantors") have fully and unconditionally guaranteed the Company's obligations to pay principal and interest with respect to the Company's 7 1/2% Senior Notes Due 2008. The subsidiaries of the Company that are not Subsidiary Guarantors are referred to in this note as the "Non-Guarantor Subsidiaries".

     The following supplemental consolidating condensed financial statements present balance sheets as of December 31, 1997 and 1996 and statements of earnings and of cash flows for the years ended December 31, 1997, 1996 and 1995. In the consolidating financial statements, Coltec Industries Inc ("Parent") accounts for its investments in wholly-owned subsidiaries using the equity method and the Subsidiary Guarantors account for their investments in Non-Subsidiary Guarantors using the equity method. Interest expense related to the indebtedness under the Company's credit agreement and its three series of senior notes is allocated to United States subsidiaries based on net sales.

                             COLTEC INDUSTRIES INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 CONSOLIDATING CONDENSED STATEMENT OF EARNINGS

                                                             DECEMBER 31, 1997
                                   ---------------------------------------------------------------------
                                               GUARANTOR     NON-GUARANTOR
                                    PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                   --------   ------------   -------------   ------------   ------------
Net sales.......................   $430,206     $586,901       $340,833        $(43,071)     $1,314,869
Cost of sales...................    295,466      394,948        250,926         (43,071)        898,269
                                   --------     --------       --------        --------      ----------
Gross profit....................    134,740      191,953         89,907              --         416,600
Selling and administrative......     49,854      122,251         46,703              --         218,808
                                   --------     --------       --------        --------      ----------
Operating income................     84,886       69,702         43,204              --         197,792
Equity earnings of
  subsidiaries..................     55,570       22,156             --         (77,726)             --
Interest expense and other,
  net...........................    (30,505)     (54,975)        31,437              --         (54,043)
                                   --------     --------       --------        --------      ----------
Earnings before income taxes....    109,951       36,883         74,641         (77,726)        143,749
Income taxes....................     15,077        8,630         25,168              --          48,875
                                   --------     --------       --------        --------      ----------
Net earnings....................   $ 94,874     $ 28,253       $ 49,473        $(77,726)     $   94,874
                                   ========     ========       ========        ========      ==========

                             COLTEC INDUSTRIES INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 CONSOLIDATING CONDENSED STATEMENT OF EARNINGS

                                                             DECEMBER 31, 1996
                                   ---------------------------------------------------------------------
                                               GUARANTOR     NON-GUARANTOR
                                    PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                   --------   ------------   -------------   ------------   ------------
Net sales.......................   $363,743     $530,876       $285,875        $(20,803)     $1,159,691
Cost of sales...................    253,345      360,074        218,507         (20,803)        811,123
                                   --------     --------       --------        --------      ----------
Gross profit....................    110,398      170,802         67,368              --         348,568
Selling and administrative......     32,749       82,812         75,432                         190,993
                                   --------     --------       --------        --------      ----------
Operating income................     77,649       87,990         (8,064)             --         157,575
Equity earnings of
  subsidiaries..................     43,755       12,820             --         (56,575)             --
Interest expense and other,
  net...........................    (66,891)     (16,676)         8,673                         (74,894)
                                   --------     --------       --------        --------      ----------
Earnings from continuing
  operations before income taxes
  and extraordinary item........     54,513       84,134            609         (56,575)         82,681
Income taxes....................    (19,309)      24,672         22,748                          28,111
                                   --------     --------       --------        --------      ----------
Earnings from continuing
  operations before
  extraordinary item............     73,822       59,462        (22,139)        (56,575)         54,570
Discontinued operations (net of
  tax)..........................     37,931           --         19,252                          57,183
Extraordinary item (net of
  tax)..........................    (30,614)          --             --                         (30,614)
                                   --------     --------       --------        --------      ----------
Net earnings....................   $ 81,139     $ 59,462       $ (2,887)       $(56,575)     $   81,139
                                   ========     ========       ========        ========      ==========

                             COLTEC INDUSTRIES INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 CONSOLIDATING CONDENSED STATEMENT OF EARNINGS

                                                              DECEMBER 31, 1995
                                    ---------------------------------------------------------------------
                                                GUARANTOR     NON-GUARANTOR
                                     PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    --------   ------------   -------------   ------------   ------------
Net sales........................   $472,806     $379,419       $253,071        $ (5,672)     $1,099,624
Cost of sales....................    317,612      242,777        189,484          (5,672)        744,201
                                    --------     --------       --------        --------      ----------
Gross profit.....................    155,194      136,642         63,587              --         355,423
Selling and administrative.......     89,562       77,614         19,225                         186,401
Special charges..................     27,000           --             --                          27,000
                                    --------     --------       --------        --------      ----------
Operating income.................     38,632       59,028         44,362              --         142,022
Equity earnings in
  subsidiaries...................     58,100       12,820             --         (70,920)             --
Interest expense and other,
  net............................    (79,910)      (9,264)          (712)                        (89,886)
                                    --------     --------       --------        --------      ----------
Earnings from continuing
  operations before income taxes
  and extraordinary item.........     16,822       62,584         43,650         (70,920)         52,136
Income taxes.....................    (18,850)      21,827         14,638                          17,615
                                    --------     --------       --------        --------      ----------
Earnings from continuing
  operations before extraordinary
  item...........................     35,672       40,757         29,012         (70,920)         34,521
Discontinued operations (net of
  tax)...........................     35,488        1,151             --                          36,639
Extraordinary item (net of
  tax)...........................       (254)                         --                            (254)
                                    --------     --------       --------        --------      ----------
Net earnings.....................   $ 70,906     $ 41,908       $ 29,012        $(70,920)     $   70,906
                                    ========     ========       ========        ========      ==========

                             COLTEC INDUSTRIES INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      CONSOLIDATED CONDENSED BALANCE SHEET

                                                            DECEMBER 31, 1997
                                 -----------------------------------------------------------------------
                                               GUARANTOR     NON-GUARANTOR
                                   PARENT     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                 ----------   ------------   -------------   ------------   ------------
Cash and cash equivalents.....   $    9,912     $    722       $  4,059                       $ 14,693
Accounts and notes receivable,
  net.........................           --       60,881         59,430                        120,311
Inventory, net................       99,100       71,958         85,678                        256,736
Deferred income taxes.........        4,535       10,689            (29)                        15,195
Other current assets..........        4,540       10,406          5,562                         20,508
                                 ----------     --------       --------      -----------      --------
  Total current assets........      118,087      154,656        154,700               --       427,443
Intercompany, net.............     (741,897)      10,933        730,964                             --
Investments in affiliates.....    1,057,890      355,399          2,688      $(1,415,977)           --
Property, plant and
  equipment...................       89,488      118,405         79,726                        287,619
Cost in excess of net assets
  acquired, net...............       21,820      133,441          2,490                        157,751
Other assets..................       40,266        3,490         16,465                         60,221
                                 ----------     --------       --------      -----------      --------
  Total assets................   $  585,654     $776,324       $987,033      $(1,415,977)     $933,034
                                 ==========     ========       ========      ===========      ========
Total current liabilities.....   $   93,669     $ 49,494       $ 96,415                       $239,578
Long term debt................      689,302        1,611         66,665                        757,578
Deferred income taxes.........      (32,780)     101,871         10,138                         79,229
Other liabilities.............       39,706       12,844         10,544      $    (2,202)       60,892
Liabilities of discontinued
  operations..................      154,918           --             --                        154,918
Shareholders' equity..........     (359,161)     610,504        803,271       (1,413,775)     (359,161)
                                 ----------     --------       --------      -----------      --------
  Total liabilities and
     shareholders' equity.....   $  585,654     $776,324       $987,033      $(1,415,977)     $933,034
                                 ==========     ========       ========      ===========      ========

                             COLTEC INDUSTRIES INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     CONSOLIDATING CONDENSED BALANCE SHEET

                                                             DECEMBER 31, 1996
                                   ----------------------------------------------------------------------
                                                                   NON-
                                                 GUARANTOR      GUARANTOR
                                     PARENT     SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                   ----------   ------------   ------------   ------------   ------------
Cash and cash equivalents.......   $    5,475     $    570       $  8,984                     $  15,029
Accounts and notes receivable,
  net...........................       38,773       49,556        101,996                       190,325
Inventory, net..................       77,816       54,269         72,113                       204,198
Deferred income taxes...........        5,566        8,830         (3,872)                       10,524
Other current assets............       14,417        5,583          2,895                        22,895
                                   ----------     --------       --------     -----------     ---------
  Total current assets..........      142,047      118,808        182,116              --       442,971
Intercompany, net...............     (955,038)     274,177        680,861                            --
Investments in affiliates.......    1,159,429       97,481             --     $(1,256,910)           --
Property, plant and equipment...       72,933       75,166         66,691                       214,790
Cost in excess of net assets
  acquired, net.................       14,728      115,525          2,619                       132,872
Other assets....................       39,025          954         18,890                        58,869
                                   ----------     --------       --------     -----------     ---------
  Total assets..................   $  473,124     $682,111       $951,177     $(1,256,910)    $ 849,502
                                   ==========     ========       ========     ===========     =========
Total current liabilities.......   $   11,341     $  7,541       $208,514                     $ 227,396
Long term debt..................      689,116           --         28,606                       717,722
Deferred income taxes...........      (49,402)      92,120          7,928                        50,646
Other liabilities...............       68,337        6,989         24,679                       100,005
Liabilities of discontinued
  operations....................      170,740           --             --                       170,740
Shareholders' equity............     (417,008)     575,461        681,450     $(1,256,910)     (417,007)
                                   ----------     --------       --------     -----------     ---------
  Total liabilities and
     shareholders' equity.......   $  473,124     $682,111       $951,177     $(1,256,910)    $ 849,502
                                   ==========     ========       ========     ===========     =========

                             COLTEC INDUSTRIES INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

                                                       YEAR ENDED DECEMBER 31, 1997
                                    -------------------------------------------------------------------
                                                            NON-GUARANTOR
                                     PARENT     GUARANTOR   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    ---------   ---------   -------------   ------------   ------------
Cash from operating activities...   $  66,192   $    152      $  (4,925)            --      $  61,419
                                    ---------   --------      ---------       --------      ---------
Cash flows from investing
  activities:
  Capital expenditures...........     (28,720)   (29,542)       (22,956)                      (81,218)
  Acquisition of businesses......     (32,716)   (27,995)            --                       (60,711)
  Cash from (to) Parent..........     (80,493)    57,537         22,956                            --
                                    ---------   --------      ---------       --------      ---------
     Cash used in investing
       activities................    (141,929)        --             --             --       (141,929)
                                    ---------   --------      ---------       --------      ---------
Cash flows from financing
  activities:
  Issuance of long-term debt.....         813         --             --                           813
  Repayment of long-term debt....      (4,929)      (133)        (3,051)                       (8,113)
  Increase (decrease) in
     revolving facility, net.....        (500)        --         40,000                        39,500
  Purchase of treasury stock.....     (42,695)        --             --                       (42,695)
  Proceeds from sale of accounts
     receivable..................          --         --         82,500                        82,500
  Proceeds from exercise of
     stock options...............       8,169         --             --                         8,169
  Cash from (to) Parent..........     119,316        133       (119,449)                           --
                                    ---------   --------      ---------       --------      ---------
     Cash provided by financing
       activities................      80,174         --             --             --         80,174
                                    ---------   --------      ---------       --------      ---------
Increase (decrease) in cash and
  cash equivalents...............       4,437        152         (4,925)                         (336)
Cash and cash equivalents --
  beginning of period............       5,475        570          8,984                        15,029
                                    ---------   --------      ---------       --------      ---------
Cash and cash equivalents --
  end of period..................   $   9,912   $    722      $   4,059             --      $  14,693
                                    =========   ========      =========       ========      =========

                             COLTEC INDUSTRIES INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

                                                        YEAR ENDED DECEMBER 31, 1996
                                   ----------------------------------------------------------------------
                                                GUARANTOR     NON-GUARANTOR
                                    PARENT     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                   ---------   ------------   -------------   ------------   ------------
Cash from operating
  activities....................   $  43,920     $  (179)       $  5,762              --      $  49,503
                                   ---------     -------        --------        --------      ---------
Cash flows from investing
  activities:
  Capital expenditures..........     (20,799)     (8,376)        (15,375)                       (44,550)
  Proceeds from divestitures....     329,113          --              --                        329,113
  Cash from (to) Parent.........     (23,751)      8,376          15,375                             --
                                   ---------     -------        --------        --------      ---------
     Cash provided by investing
       activities...............     284,563          --              --              --        284,563
                                   ---------     -------        --------        --------      ---------
Cash flows from financing
  activities:
  Proceeds from debt
     refinancing................     542,000          --              --                        542,000
  Repayment of long-term debt...    (622,582)         --              --                       (622,582)
  Decrease in revolving
     facility, net..............    (196,000)         --              --                       (196,000)
  Purchase of treasury stock....     (46,426)         --              --                        (46,426)
                                   ---------     -------        --------        --------      ---------
     Cash used in financing
       activities...............    (323,008)         --              --              --       (323,008)
                                   ---------     -------        --------        --------      ---------
Increase (decrease) in cash and
  cash equivalents..............       5,475        (179)          5,762                         11,058
Cash and cash equivalents --
  beginning of period...........          --         749           3,222                          3,971
                                   ---------     -------        --------        --------      ---------
Cash and cash equivalents -- end
  of period.....................   $   5,475     $   570        $  8,984              --      $  15,029
                                   =========     =======        ========        ========      =========

                             COLTEC INDUSTRIES INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

                                                             DECEMBER 31, 1995
                                   ---------------------------------------------------------------------
                                               GUARANTOR     NON-GUARANTOR
                                    PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                   --------   ------------   -------------   ------------   ------------
Cash from operating
  activities....................   $ 89,825     $  (485)       $  1,668              --       $ 91,008
                                   --------     -------        --------        --------       --------
Cash flows from investing
  activities:
  Capital expenditures..........    (25,559)     (8,900)         (8,037)                       (42,496)
  Acquisition of business.......    (21,750)         --              --                        (21,750)
  Other.........................     (2,512)         --              --                         (2,512)
  Cash from (to) Parent.........    (16,937)      8,900           8,037                             --
                                   --------     -------        --------        --------       --------
     Cash used in investing
       activities...............    (66,758)         --              --              --        (66,758)
                                   --------     -------        --------        --------       --------
Cash flows from financing
  activities:
  Issuance of long-term debt....         --          --          19,070                         19,070
  Repayment of long-term debt...    (11,084)         --          (2,453)                       (13,537)
  Decrease in revolving
     facility, net..............    (30,000)         --              --                        (30,000)
  Cash from (to) Parent.........     16,617          --         (16,617)                            --
                                   --------     -------        --------        --------       --------
     Cash used in financing
       activities...............    (24,467)         --              --              --        (24,467)
                                   --------     -------        --------        --------       --------
  Increase (decrease) in cash
     and cash equivalents.......     (1,400)       (485)          1,668                           (217)
  Cash and cash equivalents --
     beginning of period........      1,400       1,234           1,554                          4,188
                                   --------     -------        --------        --------       --------
  Cash and cash equivalents --
     end of period..............         --     $   749        $  3,222              --       $  3,971
                                   ========     =======        ========        ========       ========

------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS CONFIDENTIAL OFFERING CIRCULAR AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY INITIAL PURCHASER. THIS CONFIDENTIAL OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS CONFIDENTIAL OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                               ------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    i
Incorporation of Certain Documents by
  Reference...........................    i
Prospectus Summary....................    1
Risk Factors..........................   11
The Exchange Offer....................   15
Use of Proceeds.......................   22
Capitalization........................   22
Selected Consolidated Financial and
  Other Data..........................   23
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   25
Business..............................   33
Management............................   46
Description of the Senior Notes.......   48
Description of Other Indebtedness.....   63
United States Taxation................   69
Plan of Distribution..................   71
Legal Matters.........................   71
Independent Public Accountants........   71
Index to Consolidated Financial
  Statements..........................  F-1

======================================================

                             COLTEC INDUSTRIES INC

                                  $300,000,000

                          7 1/2% Series B Senior Notes
                                    Due 2008

                                   PROSPECTUS

------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Reference is made to Sections 1741 and 1742 of the 1988 Business Corporation Law of the Commonwealth of Pennsylvania, which provide for indemnification of directors and officers in certain circumstances. In addition,
Article VIII of the By-laws of Coltec provides that, except as prohibited by law, any director, officer or employee of Coltec is entitled to be indemnified in any action or proceeding in which he or she may be involved by virtue of holding such position.

     In addition, Coltec maintains a directors' and officers' liability insurance policy and has entered into indemnification agreements with each of its executive officers and directors.

     The indemnification referred to above will not limit the liability of any director or officer of Coltec for violation of any of the federal securities laws.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

      *4.1    Indenture dated April 16, 1998, between Coltec and Bankers
              Trust Company as trustee, relating to the 7 1/2% Senior
              Secured Notes.
      *4.2    Form of 7 1/2% Series B Senior Secured Notes (included in
              Exhibit 4.1 above).
      *4.3 Registration Rights Agreement, dated as of April 16, 1998, between Coltec and the Initial Purchasers named therein.
      *4.4    Fifth Amendment to the Credit Agreement, dated as of March
              16, 1998 among Coltec, Coltec Aerospace Canada Ltd., the
              Subsidiary Guarantors named therein, the financial institutions party thereto from time to time, Bank of America National Trust and Savings Association, as
              Documentation Agent, The Chase Manhattan Bank, as
              Syndication Agent, Bankers Trust Company, as Administrative
              Agent, and Bank of Montreal, as Canadian Paying Agent.
      *4.5 Consent and Agreement, dated as of March 31, 1998, with respect to the Credit Agreement among Coltec, Coltec
              Aerospace Canada Ltd., the Subsidiary Guarantors named therein, the financial institutions party thereto from time to time, Bank of America National Trust and Savings
              Association, as Documentation Agent, The Chase Manhattan
              Bank, as Syndication Agent, Bankers Trust Company, as
              Administrative Agent, and Bank of Montreal, as Canadian
              Paying Agent.
      *4.6 Modification to Fifth Amendment to Credit Agreement, dated as of April 20, 1998, among Coltec, Coltec Aerospace Canada
              Ltd., the Subsidiary Guarantors named therein, the financial institutions party thereto from time to time, Bank of America National Trust and Savings Association, as
              Documentation Agent, The Chase Manhattan Bank, as
              Syndication Agent, Bankers Trust Company, as Administrative
              Agent, and Bank of Montreal, as Canadian Paying Agent.
      *4.7 The Amended and Restated Company Pledge Agreement, dated as of March 24, 1998, made by Coltec in favor of Bankers Trust
              Company as collateral agent.
      *4.8 The Amended and Restated Company Security Agreement, dated as of March 24, 1998, made by Coltec in favor of Bankers
              Trust Company as collateral agent.
     **4.9    The Amended and Restated Subsidiary Pledge Agreement, dated
              March 24, 1998, made by the Subsidiary named therein in favor of Bankers Trust Company as collateral agent.
      *4.10 The Amended and Restated Subsidiary Security Agreement, dated March 24, 1998, made by the Subsidiary named therein in favor of Bankers Trust Company as collateral agent.

      *4.11   Second Amendment to Receivables Transfer and Administration
              Agreement, dated January 26, 1998, between Coltec and Coltec
              North Carolina Inc.
     **5.1    Opinion of Robert J. Tubbs, Executive Vice President,
              General Counsel and Secretary of Coltec.
     *12.1    Computation of Ratio of Earnings to Fixed Charges and other
              Ratios.
    **23.1    Consent of Robert J. Tubbs (included in Item 5.1).
     *23.2    Consent of Arthur Andersen LLP.
     *24.1    Power of Attorney (contained on the signature page)
     *25.1    Statement of Eligibility under the Trust Indenture Act of
              1939 of Bankers Trust Company on Form T-1.
     *99.1    Form of Letter of Transmittal.
     *99.2    Form of Notice of Guaranteed Delivery.
     *99.3    Form of Letter to Brokers, Dealers, Commercial Banks, Trust
              Companies and Other Nominees.
     *99.4    Form of Letter to Clients.

---------------

 * Filed herewith.

** To be filed by amendment.

ITEM 22. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

             (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (d) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (e) to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities and Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (f) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

          (g) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request; and

          (h) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina on the 14th day of May, 1998.

                                          COLTEC INDUSTRIES, INC

                                          by      /s/ JOHN W. GUFFEY, JR.

                                            ------------------------------------

                                            Name: John W. Guffey, Jr.
                                            Title:Chairman and Chief
                                               Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Robert J. Tubbs and Thomas B. Jones, Jr., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                 POSITION
                  ---------                                 --------
           /s/ JOHN W. GUFFEY, JR.             Chairman, Chief Executive Officer
---------------------------------------------  and Director
             John W. Guffey, Jr.

             /s/ NISHAN TESHOIAN               President, Chief Operating Officer
---------------------------------------------  and Director
               Nishan Teshoian

            /s/ DAVID D. HARRISON              Executive Vice President,
---------------------------------------------  Chief Financial Officer and
              David D. Harrison                Director

              /s/ JOHN N. MAIER                Vice President and Controller
---------------------------------------------
                John N. Maier

            /s/ WILLIAM H. GRIGG               Director
---------------------------------------------
              William H. Grigg

                  SIGNATURE                                 POSITION
                  ---------                                 --------
               /s/ JOEL MOSES                  Director
---------------------------------------------
                 Joel Moses

           /s/ RICHARD A. STUCKEY              Director
---------------------------------------------
             Richard A. Stuckey

            /s/ DAVID I. MARGOLIS              Director
---------------------------------------------
              David I. Margolis

            /s/ JOSEPH R. COPPOLA              Director
---------------------------------------------
              Joseph R. Coppola

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Charlotte, North Carolina on the 14th day of May, 1998.

                                          AMI INDUSTRIES, INC.

                                          by /s/ JOHN M. CYBULSKI

                                            ------------------------------------
                                            Name: John M. Cybulski
                                            Title: Chairman and Chief Executive
                                             Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Robert J. Tubbs and Thomas B. Jones, Jr., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                    POSITION
                      ---------                                    --------

                /s/ JOHN M. CYBULSKI                   Chairman and Director
-----------------------------------------------------
                  John M. Cybulski

                 /s/ THOMAS C. EKLE                    Vice President and Treasurer
-----------------------------------------------------
                   Thomas C. Ekle

                 /s/ ROBERT J. TUBBS                   Vice President, Secretary and
-----------------------------------------------------  Director
                   Robert J. Tubbs

                /s/ DAVID D. HARRISON                  Director
-----------------------------------------------------
                  David D. Harrison

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Charlotte, North Carolina on the 14th day of May, 1998.

                                          CII HOLDINGS INC.

                                          by /s/ ROBERT J. TUBBS
                                            ------------------------------------
                                            Name: Robert J. Tubbs
                                            Title: President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Robert J. Tubbs and Thomas B. Jones, Jr., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                           POSITION
                      ---------                                           --------

                 /s/ ROBERT J. TUBBS                   President and Director
-----------------------------------------------------
                   Robert J. Tubbs

                /s/ DAVID D. HARRISON                  Vice President and Treasurer
-----------------------------------------------------
                  David D. Harrison

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Charlotte, North Carolina on the 14th day of May, 1998.

                                          COLTEC CANADA INC

                                          by /s/ JOHN M. CYBULSKI
                                            ------------------------------------
                                            Name: John M. Cybulski
                                            Title: Chairman and President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Robert J. Tubbs and Thomas B. Jones, Jr., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                           POSITION
                      ---------                                           --------

                /s/ JOHN M. CYBULSKI                   Chairman, President and Director
-----------------------------------------------------
                   John M Cybulski

                /s/ DAVID D. HARRISON                  Vice President, Treasurer and Director
-----------------------------------------------------
                  David D. Harrison

                 /s/ ROBERT J. TUBBS                   Vice President, Secretary and Director
-----------------------------------------------------
                   Robert J. Tubbs

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Ewless, Texas, on the 14th day of May, 1998.

                                          COLTEC INDUSTRIAL PRODUCTS INC

                                          by    /s/ KLEMENS B. SCHOENFELDER

                                            ------------------------------------
                                            Name: Klemens B. Schoenfelder
                                            Title: President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Robert J. Tubbs and Thomas B. Jones, Jr., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                           POSITION
                      ---------                                           --------

             /s/ KLEMENS B. SCHOENFELDER               President and Director
-----------------------------------------------------
               Klemens B. Schoenfelder

                 /s/ ROBERT J. TUBBS                   Vice President, Secretary and Director
-----------------------------------------------------
                   Robert J. Tubbs

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Charlotte, North Carolina on the 14th day of May, 1998.

                                          COLTEC INTERNATIONAL SERVICES CO

                                          by      /s/ MICHAEL J. BURDULIS

                                            ------------------------------------
                                            Name: Michael J. Burdulis
                                            Title: President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Robert J. Tubbs, and Thomas B. Jones, Jr., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                           POSITION
                      ---------                                           --------

               /s/ MICHAEL J. BURDULIS                 President
-----------------------------------------------------
                 Michael J. Burdulis

                /s/ DAVID D. HARRISON                  Vice President and Treasurer
-----------------------------------------------------
                  David D. Harrison

                 /s/ ROBERT J. TUBBS                   Vice President, Secretary and Director
-----------------------------------------------------
                   Robert J. Tubbs

               /s/ LAWRENCE H. POLSKY                  Director
-----------------------------------------------------
                 Lawrence H. Polsky

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Charlotte, North Carolina, on the 14th day of May, 1998.

                                          COLTEC NORTH CAROLINA INC

                                          by       /s/ DAVID D. HARRISON

                                            ------------------------------------
                                            Name: David D. Harrison
                                            Title: President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Robert J. Tubbs and Thomas B. Jones, Jr., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                    POSITION                   DATE
                      ---------                                    --------                   ----

                /s/ DAVID D. HARRISON                  President and Director
-----------------------------------------------------
                  David D. Harrison

              /s/ THOMAS B. JONES, JR.                 Vice President and Treasurer
-----------------------------------------------------
                Thomas B. Jones, Jr.

                 /s/ ROBERT J. TUBBS                   Vice President , Secretary and
-----------------------------------------------------  Director
                   Robert J. Tubbs

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Charlotte, North Carolina, on the 14th day of May, 1998.

                                          COLTEC TECHNICAL SERVICES INC

                                          by        /s/ ROBERT J. TUBBS

                                            ------------------------------------
                                            Name: Robert J. Tubbs
                                            Title: President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Robert J. Tubbs and Thomas B. Jones, Jr., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   POSITION                    DATE
                      ---------                                   --------                    ----

                 /s/ ROBERT J. TUBBS                   President and Director
-----------------------------------------------------
                   Robert J. Tubbs

                /s/ DAVID D. HARRISON                  Vice President and Treasurer
-----------------------------------------------------
                  David D. Harrison

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Charlotte, North Carolina, on the 14th day of May, 1998.

                                          DELAVAN INC

                                          by        /s/ ROBERT J. TUBBS

                                            ------------------------------------
                                            Name: Robert J. Tubbs
                                            Title: President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Robert J. Tubbs and Thomas B. Jones, Jr., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                           POSITION
                      ---------                                           --------

                 /s/ ROBERT J. TUBBS                   President, Secretary and Director
-----------------------------------------------------
                   Robert J. Tubbs

                /s/ DAVID D. HARRISON                  Vice President, Treasurer and Director
-----------------------------------------------------
                  David D. Harrison

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Charlotte, North Carolina, on the 14th day of May, 1998.

                                          GARLOCK INC

                                          by      /s/ MICHAEL J. BURDULIS

                                            ------------------------------------
                                            Name: Michael J. Burdulis
                                            Title: President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Robert J. Tubbs and Thomas B. Jones, Jr., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                    POSITION                   DATE
                      ---------                                    --------                   ----

               /s/ MICHAEL J. BURDULIS                 President
-----------------------------------------------------
                 Michael J. Burdulis

                /s/ DAVID D. HARRISON                  Vice President, Treasurer and
-----------------------------------------------------  Director
                  David D. Harrison

                 /s/ ROBERT J. TUBBS                   Vice President, Secretary and
-----------------------------------------------------  Director
                   Robert J. Tubbs

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Charlotte, North Carolina, on the 14th day of May, 1998.

                                          GARLOCK INTERNATIONAL INC

                                          by      /s/ MICHAEL J. BURDULIS

                                            ------------------------------------
                                            Name: Michael J. Burdulis
                                            Title:President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Robert J. Tubbs and Thomas B. Jones, Jr., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                           POSITION
                      ---------                                           --------

               /s/ MICHAEL J. BURDULIS                 President
-----------------------------------------------------
                 Michael J. Burdulis

                /s/ DAVID D. HARRISON                  Vice President, Treasurer and Director
-----------------------------------------------------
                  David D. Harrison

                 /s/ ROBERT J. TUBBS                   Vice President, Secretary and Director
-----------------------------------------------------
                   Robert J. Tubbs

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Charlotte, North Carolina, on the 14th day of May, 1998.

                                          GARLOCK OVERSEAS CORPORATION

                                          by      /s/ MICHAEL J. BUSDULIS

                                            ------------------------------------
                                            Name: Michael J. Burdulis
                                            Title:Chairman and President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Robert J. Tubbs and Thomas B. Jones, Jr., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                    POSITION
                      ---------                                    --------

               /s/ MICHAEL J. BUSDULIS                 President
-----------------------------------------------------
                 Michael J. Burdulis

                /s/ DAVID D. HARRISON                  Vice President, Treasurer and
-----------------------------------------------------  Director
                  David D. Harrison

                 /s/ ROBERT J. TUBBS                   Vice President, Secretary and
-----------------------------------------------------  Director
                   Robert J. Tubbs

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Beloit, Wisconsin on the 14th day of May, 1998.

                                          HABER TOOL COMPANY INC

                                          by       /s/ RICHARD L. DASHNAW

                                            ------------------------------------
                                            Name: Richard L. Dashnaw
                                            Title:President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Robert J. Tubbs and Thomas B. Jones, Jr., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                           POSITION
                      ---------                                           --------

               /s/ RICHARD L. DASHNAW                  President
-----------------------------------------------------
                 Richard L. Dashnaw

                /s/ DAVID D. HARRISON                  Vice President, Treasurer and Director
-----------------------------------------------------
                  David D. Harrison

                 /s/ ROBERT J. TUBBS                   Vice President, Secretary and Director
-----------------------------------------------------
                   Robert J. Tubbs

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Charlotte, North Carolina, on the 14th day of May, 1998.

                                          JAMCO PRODUCTS LLC

                                          by        /s/ THOMAS C. JOHNS

                                            ------------------------------------
                                            Name: Thomas C. Johns
                                            Title:President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Robert J. Tubbs and Thomas B. Jones, Jr., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                           POSITION
                      ---------                                           --------

                 /s/ THOMAS C. JOHNS                   President and Manager
-----------------------------------------------------
                   Thomas C. Johns

                /s/ DAVID D. HARRISON                  Manager
-----------------------------------------------------
                  David D. Harrison

                 /s/ ROBERT J. TUBBS                   Manager
-----------------------------------------------------
                   Robert J. Tubbs

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Charlotte, North Carolina, on the 14th day of May, 1998.

                                          MENASCO AEROSYSTEMS INC

                                          by        /s/ JOHN M. CYBULSKI

                                            ------------------------------------
                                            Name: John M. Cybulski
                                            Title: Chairman

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Robert J. Tubbs and Thomas B. Jones, Jr., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                           POSITION
                      ---------                                           --------

                /s/ JOHN M. CYBULSKI                   Chairman
-----------------------------------------------------
                  John M. Cybulski

                  /s/ JOHN J. ORCT                     Vice President, Finance and Director
-----------------------------------------------------
                    John J. Orct

                /s/ DAVID D. HARRISON                  Vice President and Treasurer
-----------------------------------------------------
                  David D. Harrison

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Longview, Texas on the 14th day of May, 1998.

                                          STEMCO INC

                                          by       /s/ MICHAEL J. LESLIE

                                            ------------------------------------
                                            Name: Michael J. Leslie
                                            Title: President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Robert J. Tubbs and Thomas B. Jones, Jr., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                    POSITION                   DATE
                      ---------                                    --------                   ----

                /s/ MICHAEL J. LESLIE                  President
-----------------------------------------------------
                  Michael J. Leslie

                /s/ DAVID D. HARRISON                  Vice President, Treasurer and
-----------------------------------------------------  Director
                  David D. Harrison

                 /s/ ROBERT J. TUBBS                   Vice President, Secretary and
-----------------------------------------------------  Director
                   Robert J. Tubbs

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Euless, Texas on the 14th day of May, 1998.

                                          WALBAR INC

                                          by        /s/ PETER CHALLINOR

                                            ------------------------------------
                                            Name: Peter Challinor
                                            Title: President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Robert J. Tubbs and Thomas B. Jones, Jr., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                            POSITION
                      ---------                                            --------

                 /s/ PETER CHALLINOR                     President
-----------------------------------------------------
                   Peter Challinor

                /s/ DAVID D. HARRISON                    Vice President and Treasurer
-----------------------------------------------------
                  David D. Harrison

                 /s/ ROBERT J. TUBBS                     Vice President, Secretary and Director
-----------------------------------------------------
                   Robert J. Tubbs

                                 EXHIBIT INDEX

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBITS                                                                     PAGE
--------                                                                     ----
     *4.1   Indenture dated April 16, 1998, between Coltec and Bankers
            Trust Company as trustee, relating to the 7 1/2% Senior
            Secured Notes.
     *4.2   Form of 7 1/2% Series B Senior Secured Notes (included in
            Exhibit 4.1 above).
     *4.3   Registration Rights Agreement, dated as of April 16, 1998, between Coltec and the Initial Purchasers named therein.
     *4.4   Fifth Amendment to the Credit Agreement, dated as of March
            16, 1998 among Coltec, Coltec Aerospace Canada Ltd., the
            Subsidiary Guarantors named therein, the financial
            institutions party thereto from time to time, Bank of
            America National Trust and Savings Association, as
            Documentation Agent, the Chase Manhattan Bank, as
            Syndication Agent, Bankers Trust Company, as Administrative
            Agent, and Bank of Montreal, as Canadian Paying Agent.
     *4.5   Consent and Agreement, dated as of March 31, 1998, with
            respect to the Credit Agreement among Coltec, Coltec
            Aerospace Canada Ltd., the Subsidiary Guarantors named
            therein, the financial institutions party thereto from time to time, Bank of America National Trust and Savings
            Association, as Documentation Agent, the Chase Manhattan
            Bank, as Syndication Agent, Bankers Trust Company, as
            Administrative Agent, and Bank of Montreal, as Canadian
            Paying Agent.
     *4.6   Modification to Fifth Amendment to Credit Agreement, dated as of April 20, 1998, among Coltec, Coltec Aerospace Canada
            Ltd., the Subsidiary Guarantors named therein, the financial institutions party thereto from time to time, Bank of
            America National Trust and Savings Association, as
            Documentation Agent, The Chase Manhattan Bank, as
            Syndication Agent, Bankers Trust Company, as Administrative
            Agent, and Bank of Montreal, as Canadian Paying Agent.
     *4.7   The Amended and Restated Company Pledge Agreement, dated as of March 24, 1998, made by Coltec in favor of Bankers Trust
            Company as collateral agent.
     *4.8   The Amended and Restated Company Security Agreement, dated as of March 24, 1998, made by Coltec in favor of Bankers
            Trust Company as collateral agent.
    **4.9   The Amended and Restated Subsidiary Pledge Agreement, dated
            March 24, 1998, made by the Subsidiary named therein in
            favor of Bankers Trust Company as collateral agent.
     *4.10  The Amended and Restated Subsidiary Security Agreement,
            dated March 24, 1998, made by the Subsidiary named therein in favor of Bankers Trust Company as collateral agent.
     *4.11  Second Amendment to Receivables Transfer and Administration
            Agreement, dated January 26, 1998, between Coltec and Coltec
            North Carolina Inc.
    **5.1   Opinion of Robert J. Tubbs, Executive Vice President,
            General Counsel and Secretary of Coltec.
    *12.1   Computation of Ratio of Earnings to Fixed Charges and other
            Ratios.
   **23.1   Consent of Robert J. Tubbs (included in Item 5.1).
    *23.2   Consent of Arthur Andersen LLP.
    *24.1   Power of Attorney (contained on the signature page)
    *25.1   Statement of Eligibility under the Trust Indenture Act of
            1939 of Bankers Trust Company on Form T-1.

EXHIBITS                                                                     PAGE
--------                                                                     ----
    *99.1   Form of Letter of Transmittal.
    *99.2   Form of Notice of Guaranteed Delivery.
    *99.3   Form of Letter to Brokers, Dealers, Commercial Banks, Trust
            Companies and Other Nominees.
    *99.4   Form of Letter to Clients.

---------------

 * Filed herewith.

** To be filed by amendment.